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As filed with the Securities and Exchange Commission on June 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PQ CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	2800	23-0972750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Commercial Research Associates, Inc.	Pennsylvania	23-1729766	2800
Delpen Corporation	Delaware	23-1713239	2800
Philadelphia Quartz Company	Pennsylvania	23-1989067	2800
Potters Industries Inc.	New York	22-1933307	2800
PQ Asia Inc.	Delaware	51-0331757	2800
PQ Export Company	Delaware	23-1865646	2800
PQ Holding, Inc.	Delaware	23-2195578	2800
PQ International, Inc.	Pennsylvania	23-2249536	2800
PQ Systems Incorporated	Pennsylvania	23-1965983	2800
(Exact names of registrants as specified in their charters)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)
1200 West Swedesford Road Berwyn, Pennsylvania 19312 (610) 651-4200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	James P. Cox
Chief Financial Officer
PQ Corporation
1200 West Swedesford Road
Berwyn, Pennsylvania 19312
(610) 651-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Monica K. Thurmond, Esq.
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

        Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

7 1/2% Senior Subordinated Notes due 2013(2)	$275,000,000	100%	$275,000,000	$32,367.50(3)

Guarantees of the 7 1/2% Senior Subordinated Notes due 2013(4)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)
The 7 1/2% Senior Subordinated Notes due 2013 will be obligations of PQ Corporation.

(3)
The second prospectus that is part of this registration statement will only be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market making transactions of an indeterminate amount of PQ Corporation's 7 1/2% Senior Subordinated Notes due 2013. Pursuant to Rule 457(q), no additional registration fee is being paid.

(4)
Each of Commercial Research Associates, Inc., Delpen Corporation, Philadelphia Quartz Company, Potters Industries Inc., PQ Asia Inc., PQ Export Company, PQ Holding, Inc., PQ International, Inc. and PQ Systems Incorporated will guarantee the 7 1/2% Senior Subordinated Notes due 2013 of PQ Corporation. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement covers the registration of $275,000,000 aggregate principal amount at maturity of our 7 1/2% Subordinated Notes due 2013 (the "exchange notes") that may be exchanged for $275,000,000 aggregate principal amount at maturity of our outstanding 7 1/2% Senior Subordinated Notes due 2013 (the "outstanding notes"). We refer to the outstanding notes and the exchange notes collectively in this prospectus as the "notes." This Registration Statement also covers the registration of notes for resale by J.P. Morgan Securities Inc. in market making transactions. The complete prospectus relating to the exchange offer follows this explanatory note. Following the exchange offer prospectus are certain pages of the prospectus relating solely to market making transactions that may be made by J.P. Morgan Securities Inc., including alternate front and back cover pages, a section entitled "Risk Factors—An active trading market may not develop for the notes" to be used in lieu of the section entitled "Risk Factors—There may be no active trading market for the exchange notes, and if one develops, it may not be liquid" and alternate sections entitled "Use of Proceeds" and "Plan of Distribution." In addition, the market making prospectus will not include the following captions (or the information set forth under those captions) in the exchange offer prospectus: "Prospectus Summary—The Exchange Offer," "Risk Factors—If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected," "Risk Factors—Broker dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act," "The Exchange Offer" and "Material Federal Income Tax Consequences." All other sections of the exchange offer prospectus will be included in the market making prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2005

PRELIMINARY PROSPECTUS

PQ Corporation
Offer to Exchange

$275,000,000 principal amount of its 7 1/2% Senior Subordinated Notes due 2013, which have been registered under the Securities Act,
for any and all of their outstanding 7 1/2% Senior Subordinated Notes due 2013.

        We are offering to exchange up to $275,000,000 of our 7 1/2% Senior Subordinated Notes due 2013, or the "exchange notes," for our currently outstanding 7 1/2% Senior Subordinated Notes due 2013, or the "outstanding notes." We refer to the outstanding notes and the exchange notes collectively as the "notes." The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.

        The exchange notes will be guaranteed on a senior subordinated unsecured basis by each of our domestic subsidiaries that is a guarantor under our credit facilities.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 12:00 midnight, New York City time, on                        , unless extended.

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Investing in the exchange notes involves risks. See "Risk Factors" beginning on page 16.

        Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                .

PROSPECTUS SUMMARY	1
RISK FACTORS	16
FORWARD-LOOKING STATEMENTS	31
MARKET SHARE AND INDUSTRY DATA	32
THE EXCHANGE OFFER	33
USE OF PROCEEDS	41
CAPITALIZATION	42
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	43
SELECTED HISTORICAL FINANCIAL INFORMATION	47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50
BUSINESS	69
MANAGEMENT	81
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	89
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	90
DESCRIPTION OF OTHER INDEBTEDNESS	92
DESCRIPTION OF THE EXCHANGE NOTES	95
BOOK-ENTRY; DELIVERY AND FORM	153
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	155
PLAN OF DISTRIBUTION	156
LEGAL MATTERS	157
EXPERTS	157
WHERE YOU CAN FIND ADDITIONAL INFORMATION	157
INDEX TO FINANCIAL STATEMENTS	F-1

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. This prospectus includes specific terms of the exchange offer, as well as information regarding our business and detailed financial data. The information regarding our business and the detailed financial data, while important to an understanding of our cost structure, results of operations, financial position and cash flows, does not directly impact your decision as to whether or not to participate in the exchange offer. Information directly relating to the exchange offer can be found in this summary under the subheadings "—The Offering," "—The Exchange Offer," "—Terms of the Exchange Notes," and elsewhere in this prospectus under the headings "The Exchange Offer" and "Description of the Exchange Notes." You should read this entire prospectus and should consider, among other things, the matters set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. Unless the context otherwise requires, all references to the "company," "we," "us," and "our" refer to PQ Corporation and its subsidiaries. Our two principal businesses, the Chemicals division and the Engineered Glass Materials division, or the Potters division, are sometimes referred to herein as "Chemicals" and "Potters," respectively.

Our Company

        We are a leading global producer of inorganic specialty chemicals and engineered glass materials. We conduct our operations through two principal businesses: our Chemicals division, which is one of the largest global manufacturers of sodium silicate and related high performance silicate-derivatives, and our Engineered Glass Materials division (which we refer to as our Potters division), which is a leading global manufacturer of glass spheres used in highway safety and other specialty applications. Our products are used in a variety of predominantly niche applications in a diverse range of industrial, consumer and governmental end-markets. We sell our products in 103 countries to over 3,000 customers, many of which are leading companies in their respective industries, such as 3M, Anheuser-Busch, Colgate-Palmolive, Ennis Paint, Norske Skog, Procter & Gamble, Royal Dutch/Shell and Unilever. We maintain long-standing relationships with many of our customers and have conducted business with our top ten customers for an average of 44 years. Our customers place significant value on our industry-leading brands, which have gained a reputation for quality, reliability, technical performance and innovation. For the year ended December 31, 2004, we generated sales of $601.0 million.

        We operate 57 manufacturing sites in 19 countries on five continents and have a comprehensive global manufacturing and distribution network to serve the customers in our end-markets. Our proximity to our customers enables us to provide customer service efficiently, improve response times and reduce transportation costs, each of which constitutes a significant competitive advantage. Our global presence enables us to capitalize on opportunities to increase sales of our existing product portfolio into new or higher-growth emerging geographies, such as Asia-Pacific and Eastern Europe. Our technical service and customer support capabilities also differentiate us with our customers. We leverage our strong research and development competencies to expand into higher value-added product and application extensions from our core silicate and engineered glass product platforms. For example, in our Potters division, we expanded our core engineered glass product line to produce a higher-performance glass sphere using innovative direct melt manufacturing technology to provide enhanced visibility in highway and road pavement markings.

        We have historically generated stable unit volume growth and operating results. During the past 10 years, our sales grew organically and through small complementary acquisitions at a compounded annual growth rate of 5.6%. Many of our products are used in a variety of non-discretionary applications or non-cyclical end-markets, including consumer products, food and beverage, highway maintenance, industrial and institutional cleaning, rubber and plastics, and water treatment. Our exposure to economically cyclical end-markets is mitigated by the diversity and low end-market concentration of our broad product portfolio. We believe our strong market positions also contribute to the stability of our operating performance. Since we are often the primary global supplier to our customers, declines in demand for products we sell generally have a greater impact on smaller, regional producers. In addition, unlike many petroleum-based chemical companies that use oil or natural gas as feedstocks, the inorganic nature of our products makes us less sensitive to the volatility associated with energy-related commodity prices. We are also typically able to pass through increases in the prices of raw materials and natural gas to our customers. For example, we have structured the majority of our contracts with our largest Chemicals division customers to include adjustments for changes in the price of natural gas and raw materials.

        The following table sets forth the sales and the percentage of total sales of our Chemicals division and Potters division for the year ended December 31, 2004, as well as the principal products and principal end-markets of our major product lines within each division.

Division	Sales		Principal Products		Principal End-Markets
(in millions)
Chemicals	$393.6	(65)%	•	Sodium silicate	•	Agriculture

			•	Magnesium sulfate	•	Chemical manufacturing
			•	Other industrial chemicals	•	Construction
					•	Consumer products
					•	Institutional & industrial cleaning
					•	Pulp & paper
					•	Rubber & plastics
					•	Water treatment
			•	Zeolite-based catalysts	•	Petrochemicals
			•	Silica gels	•	Plastics
					•	Food & beverage
			•	Zeolite	•	Consumer detergents
Potters	$207.4	(35)%	•	Solid glass spheres	•	Highway safety

					•	Metal finishing
			•	Hollow glass spheres	•	Polymer additives/fillers
			•	Conductive particles	•	EMI shielding materials
Total	$601.0	(100)%

  Chemicals Division

        Our Chemicals division, which accounted for $393.6 million, or 65%, of our sales for the year ended December 31, 2004, is a recognized leader in silicate technology and has been developing, manufacturing and distributing silicate-based specialty chemicals for over 140 years. We operate 37 manufacturing facilities in 14 countries located in North America, Europe and Asia-Pacific. Our principal Chemicals division products include powder and liquid sodium silicate and an array of related high performance specialty chemicals, such as magnesium sulfate, zeolites and zeolite-based catalysts and silica gels. Silicate-based chemicals are generally used to enhance the performance or quality of a variety of end-products. Applications for our Chemicals division products span numerous distinct end-markets and include uses such as (1) additives for downstream chemical manufacturing, (2) bleaching aids for pulp and paper manufacturing, (3) water softening and cleaning agents in laundry and other household detergents, (4) adsorbents and clarifying agents for food and beverage production,

(5) gelling or setting agents for soil stabilization in the construction industry, (6) corrosion inhibitors and coagulants for municipal water treatment processes and (7) additives for water-based petroleum drilling fluids that are beneficial to the environment.

        The North American sodium silicate market, the largest segment of the overall silicate industry, has experienced significant consolidation among producers, declining from four to two major producers, Occidental Chemical and us, over the past three years. This market dynamic has resulted in a stable market structure and improved industry profitability as industry capacity utilization rates have increased to levels in excess of 90%.

        Demand for our Chemicals division products has historically remained stable due to the diverse consumer and industrial end-markets we serve as well as the global scale of our business. Our products are essential building blocks or provide critical performance functions in the end-products for which they are used, yet typically represent a small portion of the overall cost of such end-products. Given the inorganic nature of our products, we have also benefited from a global trend toward more environmentally friendly chemical solutions. For example, our inorganic sodium silicate products are used in water treatment processes as a replacement for phosphates, which generally requires increased chlorination of municipal water systems.

        Certain of our product lines have experienced significant growth due to the proliferation of new product applications, the development of new silicate formulations with higher performance characteristics and the expansion into emerging geographic markets. We have also leveraged our strong research and development competencies to expand into higher value-added product and application extensions from our core silicate and zeolite platforms. For example, we have developed a high value-added zeolite-based catalyst used in upstream polyester manufacturing processes and automotive emissions control.

  Potters Division

        Our Potters division, which accounted for $207.4 million, or 35%, of our sales for the year ended December 31, 2004, is a recognized leader in engineered glass materials with over 90 years of industry expertise. We operate 22 manufacturing facilities in 12 countries throughout North America, Europe, Asia-Pacific and South America giving us close access to and quick delivery capabilities for our customers worldwide. Our Potters division manufactures highly engineered solid and hollow glass spheres used in a variety of applications, such as (1) light reflective pavement markings found on highways and roads worldwide, (2) cost-effective polymer additives and fillers used to improve dimensional stability and reduce shrinkage and warping of plastic molded products, (3) conductive and electromagnetic interference, or EMI, shielding particles used in a variety of communications devices and (4) blasting media for cleaning, finishing and peening high performance metals used in automotive, aerospace and other manufactured products and components.

        The engineered glass materials industry is characterized by the high performance nature of most engineered glass applications, which often requires producers to provide superior service and technical support. For example, highway maintenance contractors require significant sales, marketing, technical assistance and short delivery lead times in order to meet pavement marking reflectivity performance requirements and project completion deadlines. These customer demands have benefited large producers, like us, who have the resources to provide such customer support and technical service.

        Demand for our engineered glass materials has grown substantially due to increased spending for maintenance and upgrade of existing highways and roads and the construction of new highways and roads by government agencies around the world. In the United States, the largest geographic market for highway and road pavement markings, the federal government has authorized in excess of $270 billion for highway-related spending since 1998. The federal government has legislation pending that would further increase spending on highway-related programs. We believe highway safety-related markets will benefit disproportionately from this spending due to factors such as (1) the aging U.S. highway system, (2) increasing government focus on reducing driving-related injuries and fatalities and (3) increasing public awareness on the social and taxpayer costs associated with such injuries and fatalities. We also expect strong demand from international markets as a result of growth in construction of road infrastructures in developing economies as well as road maintenance spending in developed nations. We believe we will continue to benefit from growth in this market as a result of our recognized leadership in providing innovative new products and customer support.

        Potters also manufactures highly specialized glass spheres and particles used as value-added materials for polymer additives, conductive materials and metal finishing media. Given their highly specialized and technical nature, our precision engineered glass materials applications have generated significant growth and profitability for us. Our glass spheres products are used as an anti-warping additive and low-cost filler in polymer compounds used in plastics manufacturing. Our silver-coated glass spheres offer unique conductivity and EMI shielding performance capabilities and are used primarily in the manufacture of cellular phone gaskets. As blasting media for metal finishing, our glass impact spheres substitute for industrial sand, aluminum oxide, iron or steel media and can be reused multiple times. We generally account for a significant share of these niche end-markets.

Our Business Strengths

        Diversified End-Markets and Customer Base.    We serve over 3,000 customers in a broad range of diverse end-markets worldwide, including consumer products, food and beverage, highway maintenance, industrial and institutional cleaning products, rubber and plastics, and water treatment. Our largest customer represented less than 11% of our sales for the year ended December 31, 2004, and our top ten customers represented less than 28% of our sales for this period. No single end-market represented more than 20% of our sales for the year ended December 31, 2004. In addition, we generated approximately 45% of our sales outside of the United States during this period. The diverse end-markets and large number of customers we serve reduce our exposure to any single market or customer and minimizes the impact of general economic cycles on our financial results.

        Long-Term Relationships with High-Quality Customers.    We have cultivated a diversified and loyal base of customers, many of which are leading companies in their respective industries. Our top customers include 3M, Anheuser-Busch, Colgate-Palmolive, Ennis Paint, Norske Skog, Procter & Gamble, Royal Dutch/Shell and Unilever. The average length of relationship with our top ten customers is over 44 years, and we have conducted business with our largest customer for over 100 years. In addition, we are the sole source supplier for many of our customers. We believe our strong long-standing customer relationships provide us with a competitive advantage in the markets we serve.

        Value-Added Products and Services.    We offer a broad range of value-added products and services, which are important factors in our customers' purchasing decisions. Our customers rely on our ability to meet or exceed their strict quality and specification standards, short lead time requirements and technical assistance needs. For example, in our Potters division, we offer consultative sales and marketing support and just-in-time delivery services that are critical to our customers' success and profitability. Our technical service and customer support capabilities also differentiate us with our customers. Our ability to collaborate closely with our customers to formulate innovative manufacturing and product solutions provides us with a competitive advantage over many of our competitors, who do not have the resources or technical expertise to provide such services. In many of our sole supplier customer relationships, we develop and manufacture products that meet customized specifications and performance characteristics. In addition, our customers generally have strong disincentives to switch producers since our products provide critical performance functions in the end-products for which they are used, yet typically represent a small portion of the overall cost of such end-products.

        Global Manufacturing and Distribution Infrastructure.    Our global footprint and proximity to our customers provides us with a distinct cost and competitive advantage due to the prohibitively high costs of and long lead times for transporting our products. We operate 57 manufacturing sites in 19 countries and are the only producer in our markets that manufactures and distributes locally in each of the four major geographic regions of North America, Europe, Asia-Pacific and South America. Our proximity to our customers increases our integration with their business processes and supply chains. In addition, through our global manufacturing network, we benefit from best practices as well as economies of scale in our operations and procurement of raw materials. Furthermore, our global footprint in manufacturing and distribution also enables us to quickly capitalize on growing demand for our products in emerging economies, such as Asia-Pacific and Eastern Europe, where we can effectively service the growth of new and existing customers.

        Experienced and Motivated Management Team.    In connection with the Transactions, Michael Boyce became our Chairman and Chief Executive Officer. Mr. Boyce has 34 years of industry experience with a proven LBO track record and previously served as President and Chief Operating Officer of Harris Chemical Group from its leveraged buyout by the Sponsor in 1988 to its successful sale in 1998. Our executive team has extensive industry experience in all facets of the specialty chemicals industry, including strategic management, manufacturing, sales and marketing, new product and applications development, and financial management. Our management team has a significant equity ownership interest in our Company following the closing of the Transactions.

Our Business Strategy

        Capitalize on Strong Market Positions and Improving Industry Profitability.    Our core sodium silicate and engineered glass materials product lines have experienced significant producer consolidation in North America over the past few years, which has led to the elimination of excess capacity and an increase in capacity utilization rates to over 90% for each market. In North America, the sodium silicate industry has consolidated from four major producers to two in the last three years, and the engineered glass materials industry consolidated from five major producers to four in December 2003. The rationalization of these markets has led to a more stable industry structure and improved profitability for us and other producers. We plan to leverage our global leadership position to improve our profitability in our core sodium silicate and engineered glass products. We also intend to leverage our global leadership position to increase sales volumes by further penetrating our existing markets as well as pursuing new opportunities.

        Enhanced Focus on Cost Structure and Processes.    Under the leadership of our new CEO, Michael Boyce, we believe there are significant opportunities to improve the production efficiencies and cost structure of our business. Mr. Boyce has a proven track record of successful growth and cost reduction in the inorganic chemicals industry. Under his leadership, we are currently evaluating and implementing initiatives that will be focused on lowering our operating costs and increasing our productivity through (1) greater manufacturing efficiencies, (2) higher asset utilization, (3) leveraging our scale economies in logistics, procurement, and sales and marketing costs, (4) disciplined management of our working capital and capital expenditures and (5) the implementation of an incentive-based compensation plan for our management team. We believe that the successful execution of these initiatives will have a meaningful impact on our operating margins and profitability.

        Leverage Technology Leadership in Silicate Chemistry and Engineered Glass Materials.    We are the recognized industry leader in silicate technology with over 140 years of experience developing silicate-based chemistries. In addition, we are the market and technology leader with over 90 years of experience in the engineered glass materials industry. We intend to capitalize on our technological leadership positions and proven research and development competencies by pursuing low-risk, cost-effective opportunities for developing new products, applications and end-markets for our silicate-

based chemicals and engineered glass products platforms. For example, we have leveraged our expertise in silicate chemistry to develop a new potassium silicate application used in drilling fluids as a corrosion inhibitor and lubricity enhancer, which is beneficial to the environment. We believe pursuing such opportunities will result in profitable growth as we leverage our domain knowledge and existing asset base developed from our core product lines.

        Pursue Selective Growth Opportunities.    We have successfully completed several acquisitions of niche businesses during the past five years and will continue to selectively explore new acquisitions that are complementary to our existing businesses. Our acquisition strategy will focus on small, bolt-on targets that will enable us to expand our customer or geographic reach or to increase penetration of the markets we serve with new product and application extensions to our existing product offerings. In addition, we intend to selectively pursue organic growth opportunities by utilizing our existing asset base and product portfolio to expand in certain higher growth regions, such as Asia-Pacific and Eastern Europe.

        Focus on Cash Flow Generation and Debt Reduction.    We intend to use our free cash flow to reduce our outstanding indebtedness. We will maintain a disciplined approach to our capital spending and working capital management in order to maximize cash flow, while continuing to support our high-quality fixed asset base and deliver superior service to our customers. We have historically generated substantial cash flow from operations and have funded our capital expenditure and working capital requirements through internal cash flow generation.

Recent Developments

        On February 11, 2005, we were acquired by Niagara Holdings, Inc., or Holdings, a newly formed Delaware corporation affiliated with J.P. Morgan Partners (BHCA), L.P. and certain affiliated funds which we refer to as JPMorgan Partners, JPMP or the Sponsor. Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 15, 2004, among PQ Corporation, Holdings and Niagara Acquisition, Inc., a wholly owned subsidiary of Holdings (i) Niagara Acquisition, Inc. merged with and into PQ Corporation, with PQ Corporation as the surviving entity and a wholly owned subsidiary of Holdings, (ii) PQ Corporation redeemed the outstanding shares of its $16.44 Preferred Stock, Class A in accordance with its terms, and (iii) the common shareholders of PQ Corporation (both Series A and Series B) and holders of options to purchase common stock of PQ Corporation received cash in exchange for their shares or for the cancellation of their options. We refer to the actions set forth in clauses (i), (ii) and (iii) as the Merger.

        In connection with the Merger, affiliates of JPMorgan Partners and certain members of our senior management contributed approximately $163.6 million in cash to Holdings, which in turn was contributed to the common equity of Niagara Acquisition, Inc. The total merger consideration (before fees and expenses) paid was approximately $632.5 million. The merger consideration was funded with the proceeds from:

  •
  the investment by the Sponsor and certain members of our senior management in Holdings and the subsequent contribution of the cash proceeds from such investment to us as common equity;

  •
  our issuance of the outstanding notes; and

  •
  borrowings under our senior secured credit facilities.

        In this prospectus, we refer to the Merger and the related financing described above, collectively, as the Transactions.

        The chart below summarizes our ownership and corporate structure after the completion of the Transactions.

(1)
We have four 50/50 equity joint ventures that will not guarantee the exchange notes.

Our Sponsor

        JPMorgan Partners is a global private equity organization with approximately $13 billion in capital under management as of March 31, 2005. Since its inception in 1984, JPMorgan Partners has built a diversified portfolio of investments, specializing in leveraged buyouts, growth equity and venture capital. With approximately 90 investment professionals in six principal offices throughout the world, JPMorgan Partners has significant experience investing in companies with worldwide operations. Underpinning this platform is a global integrated network, which enables JPMorgan Partners to draw on expert resources residing within JPMorgan Chase & Co., its extensive portfolio and worldwide contact network. JPMorgan Partners is the private equity arm of JPMorgan Chase & Co., one of the largest financial institutions in the United States.

Additional Information

        PQ Corporation is a Pennsylvania corporation. Our principal executive offices are located at 1200 West Swedesford Road, Berwyn, Pennsylvania, 19312, and our telephone number is (610) 651-4200. Our website address is www.pqcorp.com. The information contained on our website is not a part of this prospectus.

The Exchange Offer

        The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer."

Securities Offered	$275,000,000 aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2013.
Exchange Offer
The exchange notes are being offered in exchange for a like principal amount of outstanding notes. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on , . Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;
• the exchange notes bear a different CUSIP number than the outstanding notes; and
•
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer. See "The Exchange Offer."
Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , , unless we decide to extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.
By executing the letter of transmittal, you will represent to us that, among other things:
• any exchange notes to be received by you will be acquired in the ordinary course of business;

•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;
• you are not an "affiliate" (within the meaning of Rule 405 under Securities Act) of PQ Corporation; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" and "Plan of Distribution."
Effect of Not Tendering
Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See "The Exchange Offer—Effect of Not Tendering."
Interest on the Exchange Notes and Outstanding Notes
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from February 11, 2005. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.
Federal Tax Consequences	There will be no federal income tax consequences to you if you exchange your outstanding notes for exchange notes in the exchange offer. See "Material Federal Income Tax Consequences."
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent	Wells Fargo Bank, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

The Offering

        On February 11, 2005, we completed an offering of $275,000,000 million in aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2013, which was exempt from registration under the Securities Act.

Outstanding Notes	We sold the outstanding notes to Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, the initial purchasers, on February 11, 2005. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
Registration Rights Agreement	In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, we agreed to:
	•	use commercially reasonable efforts to file a registration statement for the exchange offer and to consummate the exchange offer within 330 days after the initial issuance of the outstanding notes;
	•	to consummate the exchange offer within 40 days after the effective date of our registration statement; and
•
file a shelf registration statement for the sale of the outstanding notes under certain circumstances and use all commercially reasonable efforts to cause such shelf registration statement to become effective under the Securities Act.

If we do not meet one of these requirements, we must pay additional interest on the outstanding notes at a rate of 0.25% per annum for the first 90-day period, increasing by an additional 0.25% per annum with respect to each 90-day period until the exchange offer is completed or the shelf registration statement is declared effective, up to a maximum of 1.0% per annum of the principal amount of the notes. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement, which rights terminate upon completion of the exchange offer.

Terms of the Exchange Notes

Issuer	PQ Corporation
Securities Offered	$275,000,000 aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2013.
Maturity Date	February 15, 2013.
Interest	7 1/2% per annum, payable semiannually in arrears on February 15 and August 15.

Guarantees
All payments on the exchange notes, including principal and interest, will be jointly and severally guaranteed on a senior subordinated unsecured basis by each of our wholly owned domestic subsidiaries that guarantees indebtedness under our senior secured credit facilities.
Ranking	The exchange notes and the subsidiary guarantees are senior subordinated obligations and will rank:
	•	junior to all of our and our subsidiary guarantors' existing and future senior indebtedness;
	•	equally with any of our and our subsidiary guarantors' existing and future senior subordinated indebtedness;
	•	senior to any of our and our subsidiary guarantors' other future subordinated indebtedness; and
	•	effectively junior to (i) all of the liabilities of our subsidiaries that have not guaranteed the notes and (ii) all of our liabilities that are secured by our assets.
As of March 31, 2005:
	•	we and our subsidiaries had approximately $611.2 million of total indebtedness;
•
we and our subsidiary guarantors had $610.0 of senior indebtedness, with $99.2 million available and undrawn under our senior secured revolving loans facility (we also have letters of credit of $0.8 million outstanding); and
	•	our non-guarantor subsidiaries had aggregate indebtedness of $1.2 million and other liabilities of $104.5 million.
Optional Redemption
We may redeem some or all of the exchange notes on or after February 15, 2009 at the redemption prices listed under "Description of the Exchange Notes—Optional Redemption." In addition, on or prior to February 15, 2008, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds of certain equity offerings. We may also redeem some or all of exchange notes prior to February 15, 2009 at a redemption price equal to the make-whole amount set forth under "Description of the Exchange Notes—Optional Redemption."
Change of Control
Upon certain change of control events, we will be required to make an offer to purchase each holder's exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture governing the notes will contain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;

	•	pay dividends or make other distributions or repurchase stock;
	•	make investments;
	•	create liens;
	•	sell assets;
	•	engage in transactions with affiliates; and
	•	merge or consolidate with other companies or sell substantially all of our assets.
These covenants are subject to a number of important exceptions and limitations, which are described under "Description of the Exchange Notes."
Transfer Restrictions
The exchange notes have not been registered under the Securities Act and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We do not intend to list the exchange notes on any securities exchange.
No Prior Market; PORTAL Market Listing
The exchange notes will be new securities for which there is no market. Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained. We have agreed to seek to have the exchange notes made eligible for trading in PORTAL.

Risk Factors

        Investment in the notes involves substantial risks. You should carefully consider the information in the "Risk Factors" section and all other information included in this prospectus before investing in the notes.

Summary Historical and Pro Forma Financial Information

        The following table presents our summary historical consolidated financial information and our summary pro forma consolidated financial information. The following information is only a summary and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Information" and our audited and unaudited financial statements included elsewhere in this prospectus. For purposes of identification and description, the Company is referred to as the "Predecessor" for the periods prior to the consummation of the Transactions on February 11, 2005 and the "Successor" for the period subsequent to the Transactions. The summary historical financial information as of and for the years ended December 31, 2002, 2003 and 2004 have been derived from our audited financial statements for the Predecessor included elsewhere in this prospectus. The summary historical unaudited financial information for the Predecessor for the three-month period ended March 31, 2004 and the six week period ended February 11, 2005, and for the Successor for the seven week period ended March 31, 2005, have been derived from our unaudited financial statements included elsewhere in this prospectus. The summary historical financial information for the interim periods have been prepared on the same basis as the audited financials statements and, in the opinion of management, include all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

        The following summary unaudited pro forma condensed consolidated financial information for the year ended December 31, 2004 and for the three months ended March 31, 2005 have been derived from the pro forma financial information under "Unaudited Pro Forma Consolidated Financial Information." The pro forma financial information has been prepared to give pro forma effect to the Transactions as if they had occurred on January 1, 2004. The pro forma financial information is for informational purposes only and does not purport to represent what our actual results or financial condition would have been had the Transactions actually been consummated on the dates indicated and do not purport to project our results of operations for any future period or our financial condition as of any future date. The unaudited pro forma condensed consolidated financial information has been prepared based upon currently available information and assumptions that we believe are reasonable. Such information and assumptions may prove to be inaccurate over time.

								Pro Forma Three Months Ended March 31, 2005
				Three Months Ended March 31, 2004			Pro Forma Year Ended December 31, 2004
	Year Ended December 31,				Six Weeks Ended February 11, 2005	Seven Weeks Ended March 31, 2005
	2002	2003	2004
	(in thousands)
Statement of Operations Data:
Sales	$502,085	$529,591	$600,999	$137,642	$63,415	$74,198	$600,999	$137,613
Cost of goods sold(1)	371,829	399,070	448,768	103,122	47,796	72,665	502,408	111,948

Gross profit	130,256	130,521	152,231	34,520	15,619	1,533	98,591	25,665
Selling, general and administrative expense	79,387	86,347	96,235	22,508	11,221	16,672	97,120	21,867
Other operating expense(2)	3,034	5,093	6,375	699	12,267	16,630	12,767	3,104

Operating income (loss)	47,835	39,081	49,621	11,313	(7,869)	(31,769)	(11,296)	694
Equity in net income (loss) from affiliated companies(3)	6,646	3,212	10,249	2,153	(265)	4,287	10,249	4,022
Interest expense, net	8,055	7,386	6,541	1,634	771	6,441	40,856	10,135
Other non-operating income (expense), net(4)	790	(2,015)	(1,684)	(923)	(356)	(7,105)	(1,280)	117

Income (loss) before taxes and minority interest	47,216	32,892	51,645	10,909	(9,261)	(41,028)	(43,183)	(5,302)
Provision (benefit) for income taxes	15,484	(1,700)	12,926	3,655	(2,522)	(9,642)	(22,069)	(1,486)
Minority interest(5)	876	587	546	105	59	72	200	131

Net income (loss)	$30,856	$34,005	$38,173	$7,149	$(6,798)	$(31,458)	$(21,314)	$(3,947)

Statement of Cash Flows Data:
Net cash from:
Operating activities	$63,523	$67,478	$87,927	$5,882	$(6,965)	$(33,010)
Investment activities	(28,833)	(44,967)	(33,308)	(4,301)	(2,358)	(635,574)
Financing activities	(42,033)	(18,454)	(53,163)	(3,965)	45,971	640,683
Other Financial Data:
Capital expenditures	$28,670	$30,518	35,509	$4,303	$2,358	$3,089
Depreciation and amortization(6)	39,951	36,456	36,097	9,057	4,436	8,390
Cash interest expense	9,802	8,287	7,304	593	183	1,663
Balance Sheet Data (at end of period):
Cash and cash equivalents	$6,282	$10,784	$12,809	$8,387	$48,757	$21,312
Working capital(7)	54,638	48,028	66,710	65,234	95,078	139,321
Property, plant and equipment, net	224,384	227,218	233,986	222,427	229,198	362,628
Total assets	461,583	510,080	509,513	518,774	548,065	1,058,756
Total debt	111,650	105,774	71,064	110,354	115,921	611,227
Capital stock subject to redemption	2,612	2,747	6,361	2,530	6,661	—
Total stockholders' equity	206,717	248,101	273,930	253,252	266,545	136,675

(1)
Cost of goods sold includes the impact of $15,199, $18,495 and $19,512 of inventory purchase accounting adjustments to eliminate manufacturer's profit for the seven week period ended March 31, 2005, the pro forma year ended December 31, 2004 and the pro forma three months ended March 31, 2005, respectively.

(2)
Other operating expense primarily consists of costs related to the Merger, asset impairment charges, gains on the sale of assets, restructuring costs and amortization of intangible assets.

(3)
Equity in net income (loss) from affiliated companies represents our share of net income (loss) in our 50/50 joint ventures.

(4)
Other non-operating income (expense), net consists of income from the sale of environmental credits, the amortization of deferred financing fees and the impact of gains or losses on foreign currency transactions denominated in currencies other than the functional currency of the relevant operations. Included in the amount for the seven weeks ended March 31, 2005 is "make-whole" fees and bridge financing fees of $7,434.

(5)
Minority interest represents the portion of net income attributed to ownership interests of third parties in our subsidiaries that are controlled by us but not wholly owned, principally our Chemicals subsidiary in Mexico.

(6)
The amount for the seven weeks ended March 31, 2005 includes $3,357 of additional depreciation and amortization expense related to the estimated purchase accounting fair value adjustment of property, plant and equipment and intangible assets as a result of the Transactions.

(7)
Working capital represents current assets less current liabilities.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations in the future. Any of the following risks could materially adversely affect our business, financial condition, results of operations or cash flows. In such case, you may lose all or part of your original investment.

Risks Relating to the Exchange Offering

  Our substantial leverage and significant debt service obligations could adversely affect our ability to fulfill our obligations, including the notes, and make it more difficult for us to fund our operations.

        As of March 31, 2005, our total indebtedness was $611.2 million. Our substantial level of indebtedness could have important negative consequences to you and us, including:

  •
  we may have difficulty satisfying our obligations with respect to the notes;

  •
  we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

  •
  we will need to use a substantial portion of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

  •
  our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

  •
  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

  •
  our leverage could place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  we may not have sufficient funds available, and our debt level may also restrict us from raising the funds necessary, to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes.

  Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

        The terms of the indenture governing the exchange notes and our senior secured credit facilities contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we could incur significant additional indebtedness in the future, all of which could constitute senior indebtedness for purposes of the notes. As of March 31, 2005, we had $99.2 million available for additional borrowing under our senior secured credit facilities. The more we become leveraged, the more we, and in turn the holders of the notes, become exposed to the risks described above under "—Our substantial leverage and significant debt service obligations could adversely affect our ability to fulfill our obligations, including the notes, and make it more difficult for us to fund our operations."

  We are subject to a number of restrictive covenants which, if breached, may restrict our business and financing activities.

        Our senior secured credit facilities and the indenture governing the exchange notes contain, and the terms of any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and other restrictions on us. Such restrictions affect, and in many respects limit or prohibit, among other things, our ability to:

  •
  incur additional debt;

  •
  pay dividends and make distributions;

  •
  issue stock of subsidiaries;

  •
  make certain investments;

  •
  repurchase stock;

  •
  create liens;

  •
  enter into affiliate transactions;

  •
  enter into sale-leaseback transactions;

  •
  merge or consolidate; and

  •
  transfer and sell assets.

        In addition, our senior secured credit facilities include other more restrictive covenants and prohibit us from prepaying our other indebtedness, including the exchange notes, while borrowings under our senior secured credit facilities are outstanding. Our senior secured credit facilities also require us to achieve certain financial and operating results and maintain compliance with specified financial ratios some of which become more restrictive over time. Our ability to comply with these ratios may be affected by events beyond our control.

        A failure to comply with the covenants contained in the credit agreement governing our senior secured credit facilities could result in an event of default under the facilities, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities, the lenders thereunder:

  •
  will not be required to lend any additional amounts to us;

  •
  could elect to declare all of our outstanding borrowings, together with accrued and unpaid interest and fees, to be immediately due and payable;

  •
  could effectively require us to apply all of our available cash to repay these borrowings even if they do not accelerate the borrowings; and

  •
  could prevent us from making debt service payments on the exchange notes,

which actions could result in an event of default under the exchange notes.

        If the indebtedness under our senior secured credit facilities or the exchange notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of Other Indebtedness" and "Description of the Exchange Notes."

  To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. The Transactions substantially increased our annual cash interest expense. On a pro forma basis after giving effect to the Transactions, our cash interest expense for the year ended December 31, 2004 would have been approximately $38.9 million. In addition, for the year ended December 31, 2004, on a pro forma basis after giving effect to the Transactions, our earnings would have been insufficient to cover our fixed charges by approximately $44.2 million.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facilities in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities and the notes, on commercially reasonable terms or at all.

        Without a refinancing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. Furthermore, the Sponsor has no continuing obligation to provide us with debt or equity financing. Our senior secured credit facilities and the indenture governing the exchange notes limit our ability to sell assets and also restrict the use of proceeds from that sale. Moreover, our senior secured credit facilities are secured on a first-priority basis by certain of our assets, and the exchange notes and the guarantees are unsecured. We may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the exchange notes. Furthermore, a substantial portion of our assets are, and may continue to be, intangible assets. Therefore, it may be difficult for us to pay you in the event of an acceleration of the exchange notes.

  We may not have access to the cash flow and other assets of our non-guarantor subsidiaries that may be needed to make payment on the exchange notes.

        Although much of our business is conducted through our subsidiaries, not all of our subsidiaries will guarantee the exchange notes. Accordingly, our ability to make payments on the exchange notes may be or become dependent on the earnings and the distribution of funds from our non-guarantor subsidiaries. Our subsidiaries are permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our non-guarantor subsidiaries will permit these subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the exchange notes when due. In addition, to the extent the guarantees of the exchange notes by our guarantor subsidiaries may be limited or unenforceable, we may also not be able to access the earnings of those subsidiaries to help service the exchange notes. See "—Federal and state statutes allow courts, under specific circumstances, to void the exchange notes, guarantees and require exchange note holders to return payments received."

  Your right to receive payments on the exchange notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the exchange notes are junior to all of our guarantors' existing senior indebtedness and possibly to all their future borrowings.

        The exchange notes and the guarantees rank behind all of our and the subsidiary guarantors' existing senior indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the guarantors' senior debt will be entitled to be paid in full before any payment may be made with respect to the exchange notes or the guarantees.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of our and the guarantor subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes may receive less, ratably, than the holders of our senior debt.

        As March 31, 2005, the exchange notes and the guarantees were subordinated to $335.0 million of senior debt and approximately $99.2 million was available for borrowing as additional senior debt under our senior secured credit facilities. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

  Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries and joint ventures declare bankruptcy, liquidate or reorganize.

        The exchange notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the exchange notes. In addition, our joint ventures are not guaranteeing the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries or joint ventures, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries or joint ventures before any assets are made available for distribution to us. The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries or by any of our joint ventures. Our foreign subsidiaries and joint ventures are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of our foreign subsidiaries and joint ventures upon their bankruptcy, liquidation or reorganization, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of their assets, will be effectively subordinated to the claims of creditors of these subsidiaries and joint ventures, including trade creditors and holders of preferred equity interests.

        As of March 31, 2005, the exchange notes were effectively junior to $105.7 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries generated approximately 50% of our sales in the three month period ended March 31, 2005 and held approximately 35% of our consolidated assets as of March 31, 2005.

  We may not be able to repurchase the exchange notes upon a change of control.

        Upon the occurrence of certain change of control events, we will be required to offer to repurchase all exchange notes that are outstanding at 101% of the principal amount thereof, plus any accrued and unpaid interest. Our senior secured credit facilities provides that certain change of control events (including a "Change of Control" as defined in the indenture governing the exchange notes) constitute a default. Any future credit agreement or other agreements relating to indebtedness to which we become a party would likely contain similar provisions. If we experience a change of control that triggers a default under our senior secured credit facilities, we could seek a waiver of such default or seek to refinance our senior secured credit facilities. In the event we do not obtain such a waiver or refinance the senior secured credit facilities, such default could result in amounts outstanding under our senior secured credit facilities being declared due and payable. In the event we experience a change of control that results in our having to repurchase your exchange notes, we may not have sufficient financial resources to satisfy all of our obligations under our senior secured credit facilities and the exchange notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture.

        In addition, the change of control covenant in the indenture governing the exchange notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. Furthermore, the definition of "Permitted Holders" under the indenture governing the exchange notes includes a "group" in which the Sponsor, its affiliates and officers of our company collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock of Holdings or any of its direct or indirect parent entities owned by such group. As a result, the Sponsor may be able to transfer a significant portion of their holdings in our company without triggering a change of control under the indenture. See "Description of the Exchange Notes—Certain Covenants," "—Repurchase at the Option of Holders—Change of Control" and "—Certain Definitions—Permitted Holders."

  Federal and state statutes allow courts, under specific circumstances, to void the exchange notes and guarantees and require note holders to return payments received.

        The proceeds from the sale of the outstanding notes were used, together with other funds, to satisfy the purchase price of the Merger. Certain of our existing domestic subsidiaries will guarantee the exchange notes. If we or any guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the exchange notes or a guarantee, as the case may be. A court might do so if it found that when we issued the exchange notes or the guarantor entered into its guaranty or, in some states, when payments became due under the exchange notes or a guarantee, we or the guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was or was rendered insolvent;

  •
  was left with inadequate capital to conduct our or its business, as applicable; or

  •
  believed or reasonably should have believed that we or it would incur debts beyond our or its ability to pay, as applicable.

        The court might also void the issuance of the exchange notes, or a guaranty, without regard to the above factors, if the court found that we issued the exchange notes or the guarantor entered into its guaranty with actual intent to hinder, delay or defraud our or its creditors, as applicable.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or its guaranty, respectively, if we or the guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void the issuance of the exchange notes or a guaranty, you would no longer have a claim against us or the guarantor. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, however, a court would consider us or a guarantor insolvent if:

  •
  the sum of our or its debts, as applicable, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of our or its assets, as applicable;

  •
  the present fair saleable value of our or its assets, as applicable, was less than the amount that would be required to pay our or its probable liability on our or its existing debts, as applicable, including contingent liabilities, as they become absolute and mature; or

  •
  we or it could not pay our or its debts as they became due.

        Each guaranty will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guaranty to be a fraudulent transfer. This provision may not be effective to protect the guaranties from being voided under fraudulent transfer law or may reduce or eliminate the guarantor's obligation to an amount that effectively makes the guaranty worthless.

  There may be no active trading market for the exchange notes, and if one develops, it may not be liquid.

        The exchange notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although we expect that the exchange notes will be eligible for trading in The PORTALsm Market, there can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Future trading prices of the exchange notes will depend on may factors, including:

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  our operating performance and financial condition;

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  our ability to complete the offer to exchange the outstanding notes for the exchange notes;

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  the interest of securities dealers in making a market; and

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  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the exchange notes.

  Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

  We are controlled by an affiliate of JPMorgan Partners and its interests as an equity holder may conflict with yours as a creditor.

        Affiliates of JPMorgan Partners own substantially all of our common stock. Accordingly, JPMorgan Partners and its affiliates have the power to control us. The interests of JPMorgan Partners and its affiliates may not in all cases be aligned with yours. For example, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions, that, in their judgment, could enhance their equity investment, even though these transactions might involve risks to the holders of the exchange notes if the transactions resulted in our being more highly leveraged or significantly changed the nature of our business operations or strategy. In addition, if we encounter financial difficulties, or we are unable to pay our debts as they mature, the interests of our equity holders might conflict with those of the holders of the exchange notes. In that situation, for example, the holders of the exchange notes might want us to raise additional equity from JPMorgan Partners or other investors to reduce our leverage and pay our debts, while JPMorgan Partners might not want to increase their investment in us or have their ownership diluted and instead choose to take other actions, such as selling our assets. Additionally, JPMorgan Partners and certain of its affiliates are in the business of making investments in companies and currently hold, and may from time to time in the future acquire, controlling interests in businesses engaged in the chemical or glass industries that complement or directly or indirectly compete with certain portions of our business. Further, if they pursue such acquisitions in the chemical or glass industry, those acquisition opportunities may not be available to us. So long as JPMorgan Partners and its affiliates continue to indirectly own a significant amount of our equity, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control our decisions.

  If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

        We will only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you may continue to hold outstanding notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be less outstanding notes outstanding. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Risks Relating to Our Business

  We face substantial competition in the markets in which we operate.

        Some of the markets in which we operate are highly competitive, and this competition could harm our business, results of operations, cash flow and financial condition. Our competitors include major international producers as well as smaller regional competitors. We believe that the most significant competitive factor for these products is selling price and quality. We could be subject to adverse results caused by our competitors' pricing decisions. In addition, current and anticipated future consolidation among our competitors and customers may cause us to lose market share as well as put downward pressure on pricing. In addition, some of our competitors may be larger, may have greater financial resources and/or may have less debt than we do. As a result, those competitors may be better able to withstand a change in conditions within the industries in which we compete and throughout the economy as a whole. Our customers may also pursue alternative technology that could eliminate the need for specialty chemicals and engineered glass materials. The potential development and implementation of new technology could seriously impair our ability to profitably market some of our products if we are unable to respond appropriately to such new developments. If we do not compete successfully, our business, financial condition and results of operations could be adversely affected.

  Increased costs of raw materials and natural gas may result in increased operating expenses and adversely affect our results of operations and cash flow.

        Significant variations in the costs, quality and availability of raw materials and energy may negatively affect our results of operations. To produce basic chemicals and engineered glass, we purchase significant amounts of raw materials, such as cullet, or recycled glass, industrial sand, aluminum trihydrate, or ATH, sodium hydroxide (commonly known as caustic soda) and soda ash. The cost of these raw materials, in the aggregate, represents a substantial portion of our operating expenses. Our results of operations have been and could in the future be significantly affected by increases in these costs. In addition, if any of the raw materials that we use become unavailable within the geographic area from which they are now sourced, then we may not be able to obtain suitable and cost effective substitutes. Any interruption of supply or any price increase of raw materials could have a material adverse effect on our business, financial condition, results of operations or cash flows.

        Recently, market prices for soda ash significantly increased as the price per ton rose 30% in 2004 and have continued to rise in 2005. We purchase our North American soda ash requirements through long-term supply contracts and have not been negatively affected by this increase. However, some of these contracts expire in December 2005 and we cannot assure you that we will be able to renegotiate or enter into new supply contracts that will offer protection from market fluctuations or be on terms that are satisfactory to us. We typically do not enter into any forward contracts to hedge commodity price risks that we face. In the event of future price increases in soda ash or any of the other raw materials necessary to produce our basic chemicals, we may not be able to match raw material price increases with corresponding product price increases. Although in the past we have entered into long-term supply contracts for certain of our raw materials, we cannot assure you that in the future we will enter into such contracts or that any such contracts will be on favorable terms or will adequately protect us against increases in the costs of raw materials.

        In addition, we purchase significant amounts of natural gas to supply the energy required in our production processes for our products. The cost of natural gas in the United States has increased in the last few years and our results of operations have been affected by these increases. We have attempted to mitigate our exposure to energy price volatility by implementing a hedging program in the United States, however we can not assure you that our hedging strategy will be successful. We can not assure you that natural gas prices will not further increase. If energy prices continue to rise, it could have an adverse effect on our results of operations and cash flows.

  Demand for some of our products is seasonal and we may experience prolonged depressed market conditions for our products.

        Our Potters division, which accounted for 35% of our sales for the year ended December 31, 2004, typically experiences seasonal fluctuations in sales and profitability, with generally lower sales and profit in the first and fourth quarters of our fiscal year. We believe that this seasonality is due to the fact that highway improvement and construction products typically occur during warmer weather months. As a result, our working capital requirements tend to be higher in the first and fourth quarter and, accordingly, can adversely affect our liquidity and cash flow. In addition, sales in our Chemicals division, which accounted for 65% of our sales for the year ended December 31, 2004, reflect the general cyclical pattern of the industries of the end users of our chemical products. In general, downturns in economic conditions can cause fluctuations in demand for our products, product prices, volumes and margins. We cannot guarantee that future economic conditions will be favorable to our industry or that future growth in demand for our products will be sufficient to alleviate any existing or future conditions of excess industry capacity or that such conditions will not be sustained or further aggravated by anticipated or unanticipated capacity additions or other events. In addition, sales of certain of our products, including a substantial portion of our Chemicals division's products, are dependent upon the continued demand from a number of key customers. A decline in the demand for our products or a shift to lower-margin products due to deteriorating economic conditions could have a material adverse effect on our financial condition and results of operations and could also result in impairments of certain of our assets. We cannot assure you that a continuation of current economic conditions or a further economic downturn in one or more of the geographic regions in which we sell our products would not have a material adverse effect on our results of operations.

  Reductions in highway safety spending could result in a decline in our sales.

        Approximately 56% of our sales in the Potters division for the year ended December 31, 2004 were derived from highway safety spending. Sales of our Potters division products to the highway safety end-market is in part dependent upon federal, state, local and foreign government budgets. We cannot assure you that new highway safety programs will be budgeted for by these governments or that any new highway safety projects will use significant amounts of our materials. Additionally, we cannot assure you that such sales to highway contractors will continue at expected levels. See "Business—Potters Division."

  We may not successfully implement our business strategies or realize all of our expected cost savings.

        As part of our business strategies, management expects to improve production efficiencies and the cost structure of our business. However, we may not be able to fully implement the business strategies or realize, in whole or in part or within the time frames anticipated, the expected cost savings and related efficiency improvements. Our cost savings and efficiency improvement strategies are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, our ability to successfully implement these business strategies will depend on how well our management team works together and carries out the specific plans identified by our new chief executive officer. As a result, we may not be able to achieve our expected results of operations.

  Continuing decreased demand for our detergent zeolite products could negatively impact our sales and operating income.

        Detergent zeolite is the primary water softener in powder laundry detergents. Our sales of detergent zeolite products have declined over the last few years primarily due to the competitive environment in North America, declining sales of powder laundry detergent as consumer preferences shift toward liquid laundry detergent and reformulation of powdered detergents to reduce zeolites in favor of more soluble builders. Continuing decreased demand for our detergent zeolite products could result in reduced sales for our detergent zeolite products and could reduce our profits.

  Hazards associated with chemical manufacturing could adversely affect our results of operations.

        We are exposed to the risks and hazards associated with chemical manufacturing and the related use, storage and transportation of raw materials, products and wastes in or from our manufacturing sites or our distribution centers. These hazards could lead to an interruption or suspension of operations, and have an adverse effect on the productivity and profitability of a particular manufacturing facility or on our company as a whole. For example, over the past three years we experienced fires or accidents in our manufacturing sites in Baltimore, Maryland, Kansas City, Kansas and Utica, Illinois. Other hazards include:

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  piping and storage tank leaks and ruptures;

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  mechanical failure;

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  employee exposure to hazardous substances and other inventories;

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  accidents or other events that could adversely interrupt our equipment, production or transportation or those of our customers;

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  chemical spills and other discharges or releases of toxic or hazardous substances or gases; and

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  inclement weather and natural disasters.

        These hazards may cause personal injury and loss of life, damage to property and contamination of the environment, which could lead to government fines or work stoppage injunctions and lawsuits by injured persons and property owners. Such occurrences could adversely affect our financial condition, results of operations and cash flows.

  As a global business, we are exposed to local business risks in different countries which could have a material adverse effect on our financial condition, results of operations and cash flows.

        We have significant operations in many countries, including manufacturing sites, research and development facilities and sales personnel and customer support operations. Currently, we operate, or others operate on our behalf, 57 manufacturing sites in 19 countries. For the year ended December 31, 2004, our foreign subsidiaries accounted for 45% of our sales. Our operations are affected directly and indirectly by global regulatory, economic and political conditions, including:

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  new and different legal and regulatory requirements in local jurisdictions;

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  export duties or import quotas;

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  domestic and foreign customs and tariffs or other trade barriers;

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  potential difficulties in staffing and labor disputes;

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  managing and obtaining support and distribution for local operations;

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  increased costs of, and availability of, transportation or shipping;

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  credit risk and financial conditions of local customers and distributors;

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  potential difficulties in protecting intellectual property;

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  risk of nationalization of private enterprises by foreign governments;

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  potential imposition of restrictions on investments;

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  potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;

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  capital controls;

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  foreign exchange restrictions and fluctuations; and

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  local political, economic and social conditions, including the possibility of hyperinflationary conditions and political instability in certain countries.

        In addition, our facilities may be targets of terrorist activities that could result in full or partial disruption of the activities of such facilities.

        We cannot assure you that we will succeed in developing and implementing policies and strategies to counter the foregoing factors effectively in each location where we do business and therefore that the foregoing factors will not have a material adverse effect on our operations or upon our financial condition and results of operations.

  If we lose certain key personnel or are unable to hire additional qualified personnel, our business could be adversely affected because we may not be able to execute our business strategy.

        Our success depends, in part, upon the continued services of our highly skilled personnel involved in management, research, production and distribution and, in particular, upon the efforts and abilities of our executive management group. Although we believe that we are currently adequately staffed in key positions, we cannot assure you that we will be able to retain such personnel on acceptable terms or at all. Michael Boyce became our new chief executive officer upon the consummation of the Transactions. If we lose the service of any member of our executive management group, including Mr. Boyce, we may not be able to execute our business strategy, which in turn could have a material adverse effect on our business, financial condition, results of operations or cash flows.

  Certain of our businesses are subject to government regulation, and could be adversely affected by future governmental regulation.

        In order to obtain regulatory approval of certain of our new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. Two of our new product applications, fungicide and biocide, are currently being reviewed, but have not been approved, by the FDA. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays. There can be no assurance that approvals will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate sales from those products.

        New laws and regulations, and changes in existing laws and regulations, may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. For example, as discussed in more detail in "Business—Environmental Regulations," we may be impacted in the future by the European Union ("EU") regulation commonly known as REACH (Registration, Evaluation and Authorization of Chemicals) which was proposed by the European Commission on October 29, 2003. While it is uncertain as to when and in what form REACH will be finalized, it may eventually significantly expand the EU's regulation of chemicals, and could lead to significant costs for some of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, we benefit from certain trade protections, including antidumping protection. If we were to lose these protections, our results of operations could be adversely affected.

  Exchange rate fluctuations could adversely affect our results of operations and cash flows.

        As a result of our international operations, for the year ended December 31, 2004, we generated 45% of our sales and incurred a significant portion of our expenses in currencies other than U.S. dollars. To the extent we are unable to match sales received in foreign currencies with costs paid in the same currency, exchange rate fluctuations could have a negative impact on our financial condition, results of operations or cash flows. Additionally, because our consolidated financial results are reported in dollars, if we generate sales or earnings in other currencies, the translation of those results into dollars can result in a significant increase or decrease in the amount of those sales or earnings. In addition, our debt service requirements are primarily in U.S. dollars even though a significant percentage of our cash flow is generated in foreign currencies. The main currencies to which we are exposed, besides the U.S. dollar, are the euro, the Canadian dollar and the Australian dollar. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. In addition, currency fluctuations may affect the comparability of our results of operations and cash flows between financial periods.

        In addition to currency translation risks, we incur currency transaction risk whenever we or one of our subsidiaries enter into either a purchase or a sales transaction using a currency other than the local currency of the transacting entity. Given the volatility of exchange rates, we cannot assure you that we will be able to effectively manage our currency transaction and/or translation risks. It is possible that volatility in currency exchange rates will have a material adverse effect on our financial condition or results of operations and cash flows. We have in the past experienced and we cannot assure you that we will not experience economic loss and a negative impact on earnings in the future as a result of foreign currency exchange rate fluctuations. We expect that the amount of our sales denominated in non-dollar currencies may continue to increase in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk."

  We may be liable for damages based on product liability claims brought against us and our customers in our end-use markets.

        The sale of our products involves the risk of product liability claims. Certain of our products provide critical performance functions to our customers' end-products. Some of our products are used in and around other chemical manufacturing facilities, highways, airports and other locations where personal injury or property damage may occur. There can be no assurance that our products will not be the subject of product liability claims or suits. In addition, if a person brings a product liability claim or suit against one of our customers, this customer may attempt to seek a contribution from us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments for which we are not otherwise indemnified could have a material adverse effect on our financial condition, results of operations or cash flows. We recently received a notice of claim with respect to glass beads used in runway pavement markings at a county airport. See "Business—Legal Proceedings."

  Environmental, health and safety matters could require material expenditures and changes in our operations.

        We are subject to extensive local, state, federal and foreign environmental, health and safety laws and regulations concerning, among other things, emissions to the air, discharges to land and water, the generation, handling, treatment and disposal of, or exposure to, hazardous substances. Our facilities typically require operating permits that are subject to renewal and, in some circumstances, revocation. Compliance with environmental laws and regulations may require us to make significant site or operational modifications at substantial cost. Environmental laws and regulations are complex, and both the laws and regulations and the interpretation thereof change frequently and have tended to become more stringent over time. We cannot assure you that we have been, or will be at all times, in compliance with all of these requirements and that the resolution of these environmental matters will not have a material adverse effect on our results of operations, financial condition and cash flows in any given period.

        Non-compliance with, or claims arising under, environmental laws and regulations could subject us to material liabilities, such as fines, damages, criminal or civil sanctions and remediation costs, or result in interruptions in our operations. We are involved from time to time in administrative or legal proceedings relating to environmental matters. For example, as discussed in more detail in "Business—Legal Proceedings," we are on probation until June 2007 as a result of our pleading guilty in 2004 to felony violations of the federal Clean Water Act for unauthorized discharges from three of our facilities.

        Under certain environmental laws, liability for the cleanup of contaminated sites can be imposed retroactively and on a joint and several basis. We could be held responsible for all cleanup costs at a site, whether currently or formerly owned or operated, and regardless of fault, knowledge, timing or cause of the contamination. In addition, we may face liability for personal injury, property damage, and natural resource damage resulting from environmental conditions attributable to us. We are currently, and may in the future be, responsible for some or all of the investigation or remediation costs for certain contaminated property, including property where we have disposed of our waste. The discovery of currently unknown contaminants or the imposition of additional cleanup obligations at these or other properties could result in significant liabilities. Such environmental liabilities attached to our properties or for which we are otherwise responsible could have a material adverse effect on our results of operations or financial condition. For further discussion of these and other issues, see "Business—Environmental Regulations."

  Our insurance coverage may be inadequate to protect against the potential hazards incident to our business.

        We maintain property, environmental, business interruption and casualty insurance which we believe is in accordance with customary industry practices, but we cannot be fully insured against all potential hazards incident to our business. Chemical manufacturing sites may be at greater risk of future terrorist attacks than other targets in the United States and elsewhere, and we cannot be fully insured against losses related to such acts or other war risks. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and certain insurance may be available only for reduced amounts of coverage. In addition, there can be no assurance that our insurers would not challenge coverage for certain claims. If we were to incur a significant liability for which we were not fully insured or that our insurers disputed, it could have a material adverse effect on our financial position, results of operations or cash flows.

  It may be difficult for us to obtain or enforce judgments we obtain in jurisdictions outside the United States.

        A number of the agreements we enter into with our non-U.S. subsidiaries, dealers, customers, subscribers and agents are governed by the laws of, and are subject to dispute resolution in the courts of, or through arbitration proceedings in, the country or region in which the operation is located. We do not know whether these forums will provide us with an effective and efficient means of resolving disputes that may arise in the future. Even if we do obtain a satisfactory decision through arbitration or a court proceeding, we could have difficulty enforcing any award or judgment on a timely basis. Additionally, our ability to obtain or enforce relief in the United States against parties located outside the United States is uncertain.

  Our strategy to selectively pursue complementary acquisitions may present unforeseen integration obstacles or costs.

        We may selectively pursue complementary acquisitions and joint ventures, each of which inherently involve a number of risks and present financial, managerial and operational challenges, including:

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  potential disruption of our ongoing business and distraction of management;

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  difficulty with integration of personnel and financial and other systems;

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  hiring additional management and other critical personnel; and

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  increasing the scope, geographic diversity and complexity of our operations.

        In addition, we may encounter unforeseen obstacles or costs in the integration of acquired businesses. Also, the presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition may have a material adverse effect on our business. Our acquisition and joint venture strategy may not be successfully received by customers, and we may not realize any anticipated benefits from acquisitions or joint ventures.

  Our failure to protect our intellectual property rights could adversely affect our future performance and growth.

        Protection of our proprietary processes, methods, compounds and other technologies is important to our business. We depend upon our ability to develop and protect our intellectual property rights to distinguish our products from those of our competitors. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on a combination of patent, trade secret, trademark and copyright law as well as judicial enforcement to protect such technologies. We currently own approximately 250 issued U.S. and foreign patents, with a significant number of additional patents pending. Some of these patents are licensed to others. In addition, we have acquired the rights under patents and inventions of others through licenses.

        We cannot assure you that the measures taken by us to protect these assets and rights will provide meaningful protection for our trade secrets or proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise. We cannot assure you that any of our patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application filed by us will result in an issued patent or, if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies. The failure of our patents or other measures to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our business, financial condition, results of operations and cash flows.

  Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

        Although it is our policy and intention not to infringe valid patents, we cannot be certain that our processes and products do not and will not infringe issued patents or other intellectual property rights of others. For example, our products or our technology may unintentionally be subject to filed patent applications by third parties that cover our products or technology. If patents are subsequently issued on these applications or if patents that cover our products or technology are already in existence, we may be liable for infringement. We may also be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us or our licensees in connection with their use of our products. Intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management's attention from operating our business. If we were to discover that our processes or products infringe the valid intellectual property rights of others, we might need to obtain licenses from these parties or substantially reengineer our products in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully. Moreover, if we are sued for infringement and lose the suit, we could be required to pay substantial damages and/or be enjoined from using or selling the infringing products or technology. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

  If we are unable to successfully negotiate with the labor unions representing our employees, we may experience a material work stoppage.

        As of March 31, 2005, approximately 26% of our U.S. and Canadian employees were unionized. These employees were represented by several different labor unions or their affiliates, including the International Chemical Workers Union and the International Brotherhood of Teamsters and were covered under numerous separate labor contracts. Our labor contracts in the United States and Canada are typically three to four years in duration. In our operations outside of the United States and Canada, approximately 48% of our employees are covered under a works council or union representation. On a global basis, approximately 35% of our employees are represented by a union or works council, of which approximately 54% were covered by labor contracts which expired and were renegotiated. Unless otherwise extended or renegotiated, several union contracts covering approximately 18% of our employees will expire or will have a change in terms considered in 2005. There can be no assurance that new agreements will be reached without union action or on terms satisfactory to us. While there has only been one brief work stoppage in the last seven years, there can be no assurance that there will not be a work stoppage or union dispute in the future. A material work stoppage or union dispute could adversely affect our result of operations and cash flows.

FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current events. Such statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

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  our business strategies and implementation of our business plans as discussed under "Prospectus Summary—Our Business Strategies;"

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  changes in demand for our products;

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  fluctuations in interest rates, exchange rates and currency values;

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  availability and pricing of raw materials;

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  fluctuations in energy prices;

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  changes in the end-use markets in which our products are sold;

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  changes in the general economic conditions in North America and Europe and in other locations in which we currently do business;

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  technological changes affecting production of our materials; and

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  governmental and environmental laws and regulations and changes in those laws and regulations.

        Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Also, please note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could adversely affect our business and results of operations.

MARKET SHARE AND INDUSTRY DATA

        Unless otherwise indicated, all information contained in this prospectus concerning the specialty chemicals and engineered glass materials industry in general, including information regarding (1) our market position and market share within our industries and our end-use markets, (2) historical data concerning pricing, sales, volume and capacity and growth of sales, volume and capacity in our industry and our end-use markets and (3) expectations regarding future growth of sales, volume or capacity in our industry and our end-use markets, is based on management's estimates. Such estimates are derived from our own internal company research and publicly available information released by third party sources. Unless otherwise noted, all of our market share and market position information presented in this prospectus is an approximation.

        Our internal company research has not been independently verified by any independent source, and we have not independently verified any of the data from third party sources and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any industry data presented herein, estimates, in particular as they relate to general expectations concerning the specialty chemicals and engineered glass industries, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Forward-Looking Statements" and "Risk Factors" in this prospectus.

THE EXCHANGE OFFER

Purpose and Effect

        Together with the sale of the outstanding notes on February 11, 2005, we entered into a registration rights agreement, dated February 11, 2005, with the guarantors and the initial purchasers of the outstanding notes, which requires that we file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of that registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must use commercially reasonable efforts to cause the registration statement with respect to the exchange offer to be declared effective and to consummate the exchange offer within 330 days of the initial issuance of the outstanding notes. It further provides that we must consummate the exchange offer within 40 days after the effective date of our registration statement.

        Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this is a summary of the material provisions of the registration rights agreement. For a more complete understanding of the registration rights agreement, we encourage you to read the actual agreement as it, and not this description, governs your rights as holders of outstanding notes. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain additional interest on the outstanding notes provided in the registration rights agreement. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

        In order to participate in the exchange offer, a holder must represent to us, among other things, that:

  •
  any exchange notes to be received by the holder will be acquired in the ordinary course of business;

  •
  the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  the holder is not an "affiliate" (within the meaning of Rule 405 under Securities Act) of us, or if the holder is an affiliate of us, the holder will comply with the registration and prospectus delivery requirements of the Securities Act; and

  •
  if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

        In the event that:

  •
  we determine that an exchange offer registration statement is not available or that registration of exchange notes pursuant to an exchange offer registration statement may not be completed as soon as practicable after the expiration date of the exchange offer because it would violate any applicable law or applicable interpretations of the Staff of the SEC;

  •
  the exchange offer is not, for any other reason, consummated within 370 days of the initial issuance of the outstanding notes;

  •
  the exchange offer has been completed and any initial purchaser of the outstanding notes informs us that the outstanding notes held by it are not eligible to be exchanged in the exchange offer; or

  •
  any holder (other than a broker-dealer electing to exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making) is prohibited from participating in the exchange offer by applicable law or applicable interpretations of the Staff of the SEC, or if such holder participates in the exchange offer, but may not resell the exchange notes to the public without delivering a prospectus;

we must cause to be filed a "shelf" registration statement for a continuous offering in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

  •
  acquired the exchange notes other than in the ordinary course of the holder's business;

  •
  the holder has an arrangement with any person to engage in the distribution of exchange notes;

  •
  is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; or

  •
  is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act.

        Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC's staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on                        ,             or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

        The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

        As of the date of this prospectus, outstanding notes representing $275,000,000 in aggregate principal amount of notes were outstanding and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice thereof to Wells Fargo Bank, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 12:00 midnight, New York City time, on                        ,            , unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

  •
  to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under "Conditions to Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner.

        In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

        Only a holder of outstanding notes may tender outstanding notes in the exchange offer. Except as set forth under the heading "—Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

  •
  certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

  •
  a timely confirmation of a book-entry transfer, which we refer to as a book-entry confirmation, of the outstanding notes, if that procedure is available, into the exchange agent's account at The

    Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under the heading "—Exchange Agent" prior to the expiration date.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for you.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to as an eligible institution, unless outstanding notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the outstanding notes.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date, unless the exchange offer is extended.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under the heading "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        By tendering, you will be representing to us that, among other things:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate" (within the meaning of Rule 405 under Securities Act) of us; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

        In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, promptly after the expiration or termination of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under the heading "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

        The Depository Trust Company's Automated Tender Offer Program, or "ATOP," is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through ATOP, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company's communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

        If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or "NYSE," trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of outstanding notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.

        For a withdrawal of a tender of outstanding notes to be effective, a written or, for The Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under the heading "—Exchange Agent" prior to 12:00 midnight, New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having deposited the outstanding notes to be withdrawn, whom we refer to as the depositor;

  •
  identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to that holder promptly after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under the heading "—Procedures for Tendering" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates any applicable law or applicable interpretation of the Staff of the SEC.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time prior to the expiration of the exchange offer in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part. We are required to use commercially reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

  By Registered or Certified Mail:

  Wells Fargo Bank, N.A.
  MAC N9303-121
  P.O. Box 1517
  Minneapolis, MN 55480
  Attn: Corporate Trust Operations

  By Overnight Courier or Regular Mail:

  Wells Fargo Bank, N.A.
  Corporate Trust Operations
  MAC N9303-121
  6th & Marquette Avenue
  Minneapolis, MN 55479
  Attn: Corporate Trust Operations

  By Hand Delivery:

  Wells Fargo Bank, N.A.
  Corporate Trust Services
  608 2nd Avenue South
  Northstar East Building—12th Floor
  Minneapolis, MN 55402
  Attn: Corporate Trust Services

  By Facsimile: (Eligible Institutions Only) (612) 667-6282

  For Information or Confirmation by Telephone: (800) 344-5128

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include accounting, legal, printing, and related fees and expenses.

Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement, dated February 11, 2005, by and among us, the guarantors and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

        On February 11, 2005, we issued and sold the outstanding notes and used the net proceeds from the offering of the outstanding notes, together with loans under our secured credit facilities and the equity contribution to fund the Transactions, including the Merger.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2005 on an actual basis. This table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, appearing elsewhere in this prospectus.

As of March 31, 2005
(in millions)
Cash and cash equivalents	$21.3

Long-term debt (including current portion):
Capital lease obligations	$1.2
Senior secured term loans	335.0
Senior secured revolving loans(1)	—
Senior Subordinated Notes due 2013	275.0

Total long-term debt (including current maturities)	611.2
Stockholder's equity	136.7

Total capitalization	$769.2

(1)
The senior secured revolving loans facility provides for up to $100.0 million of revolving credit borrowings and letters of credit, with approximately $0.8 million of letters of credit outstanding and $99.2 million of availability as of March 31, 2005.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma information is derived from our financial statements included elsewhere in this prospectus, adjusted to give pro forma effect to the Transactions as if the Transactions had occurred on January 1, 2004. The pro forma financial information is presented for the quarter ended March 31, 2005 and the fiscal year ended December 31, 2004.

        The unaudited pro forma adjustments are based upon available information, the structure of the Transactions and certain assumptions that we believe are reasonable under the circumstances. The allocation of the purchase consideration to assets and liabilities is based, in part, on preliminary information that is subject to adjustment upon obtaining complete valuation information and such adjustment could be material. The unaudited pro forma financial information does not purport to represent what our results of operations would have been had the Transactions actually occurred on the date indicated, nor do they purport to project our results of operations for any future period. The information set forth below should be read together with the other information contained under the captions "Use of Proceeds," "Capitalization," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements included elsewhere in this prospectus.

PQ Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2004
(in thousands)

	Historical	Adjustments		Pro Forma
Sales	$600,999	$—		$600,999
Cost of goods sold	448,768	13,774 18,495 21,371	(a) (b) (d)	502,408

Gross profit	152,231	(53,640)		98,591
Selling, general and administrative expenses	96,235	1,702 (3,756 (399 3,338	(a) )(c) )(d) (h)	97,120
Other operating expense (income)	6,375	10,053 (3,661	(d) )(g)	12,767

Operating income (loss)	49,621	(60,917)		(11,296)
Equity in net income from affiliated companies	10,249	—		10,249
Interest expense, net	6,541	34,315	(e)	40,856
Other non-operating (expense) income, net	(1,684)	404	(e)	(1,280)

Income before taxes and minority interest	51,645	(94,828)		(43,183)
Provision (benefit) for income taxes	12,926	(34,995	)(f)	(22,069)
Minority interest	546	(346)		200

Net income (loss)	$38,173	$(59,487)		$(21,314)

PQ Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Three Months Ended March 31, 2005
(in thousands)

	Historical	Adjustments		Pro Forma
Sales	$137,613	$—		$137,613
Cost of goods sold	120,461	1,547 (15,199) 5,139	(a) (b) (d)	111,948

Gross profit	17,152	8,513		25,665
Selling, general and administrative expenses	27,893	191 (425 (49 (2,405 (3,338	(a) )(c) )(d) )(g) )(h)	21,867
Other operating expense (income)	28,897	(26,922 1,129	)(g) (d)	3,104

Operating (loss) income	(39,638)	40,332		694
Equity in net income from affiliated companies	4,022	—		4,022
Interest expense, net	7,212	2,923	(e)	10,135
Other non-operating (expense) income, net	(7,461)	7,578	(g)	117

Income before taxes and minority interest	(50,289)	44,987		(5,302)
Provision (benefit) for income taxes	(12,164)	10,678	(f)	(1,486)
Minority interest	131	—		131

Net loss	$(38,256)	$34,309		$(3,947)

PQ Corporation and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands)

(a)
Represents incremental depreciation expense on fair market value adjustments for property, plant and equipment. The company estimated an average useful life of 20 years for buildings and improvements, 6.5 years for plant and equipment and 4 years for other personal property for the property plant and equipment valuation adjustments.

(b)
Represents the impact on cost of goods sold resulting from the assumed sale of the inventory that was revalued in purchase accounting in order to eliminate manufacturer's profit.

(c)
Represents the reduction in pension expense due to elimination of amortization expense associated with the unamortized transition obligation, and unrecognized actuarial losses and prior service costs that were recognized in connection with the application of purchase accounting.

(d)
Represents the amortization expense on the purchase accounting adjustments for identifiable intangible assets. Amortization periods on the purchase accounting adjustments are 40 years for customer relationships, 12 years for technical know-how, 3 years for non-compete agreements and approximately 3 years for supplier contracts. Trade names are assumed to have indefinite lives.

(e)
The adjustments to interest expense are to record (i) the interest expense relating to the notes and the senior secured term loan under the senior secured credit facilities, (ii) the amortization of deferred financing costs and (iii) the elimination of historical interest expense and deferred financing costs. The following table sets forth the interest expense related to the notes and the senior secured term loans:

	Three Months Ended, March 31, 2005	Twelve Months Ended, December 31, 2004
Subordinated Notes	$5,086	$20,625
Senior Credit Facility	4,337	17,588

Total	$9,423	$38,213

  The interest rate is 7.5% on the notes and 5.25% on the senior credit facility (LIBOR plus 200 basis points) for the term loan with a commitment fee of 0.5% on the unutilized portion of the revolving credit facility. None of the $100,000 revolver was utilized in the financial statements.

  The adjustments to interest expense also include:

  1)
  $16,503 of debt issuance costs amortized over 8 years, resulting in additional amortization expense of $565 for the three months ended March 31, 2005 and $1,997 for the twelve months ended December 31, 2004. In the historical financial statements, amortization of debt issuance costs was included in other non-operating expense.

  2)
  the elimination of actual interest expense on debt to be repaid of $7,212 for the three months ended March 31, 2005 and $6,541 for the twelve months ended December 31, 2004.

(f)
Income taxes reflect the tax effect of the pro forma adjustments on a consolidated company basis. The net tax benefit is calculated at a blended federal and state rate of 38.25%, consisting of a federal tax rate of 35% and an average state tax rate of 5.5% (3.25% after-tax).

(g)
Represents elimination of transaction costs relating to the sale of the company that were expensed during the three months ended March 31, 2005 and the twelve months ended December 31, 2004.

(h)
Represents the write-off of in-process research and development capitalized in purchase accounting.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table presents our selected historical consolidated financial information. The following information is only a summary and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Information" and our audited and unaudited financial statements included elsewhere in this prospectus. For purposes of identification and description, the Company is referred to as the "Predecessor" for the periods prior to the consummation of the Transactions on February 11, 2005 and the "Successor" for the period subsequent to the Transactions. The selected historical financial information as of and for the years ended December 31, 2002, 2003 and 2004 have been derived from our audited financial statements included elsewhere in this prospectus. The selected historical financial information as of and for the years ended December 31, 2000 and 2001 have been derived from our audited financials statements that are not included in this prospectus, with certain reclassifications to conform to the presentation in our audited financial statements for the years ended December 31, 2002, 2003 and 2004. The selected historical unaudited financial statements as of and for the three-month period ended March 31, 2004, the six week period ended February 11, 2005 and the seven week period ended March 31, 2005 have been derived from our unaudited financial statements included elsewhere in the this prospectus. The selected historical financial information for the interim periods have been prepared on the same basis as the audited financials statements and, in the opinion of management, include all adjustments, consisting only of normal, recurring adjustments necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

	Year Ended December 31,						Six Weeks Ended February 11, 2005
						Three Months Ended March 31, 2004		Seven Weeks Ended March 31, 2005
	2000	2001	2002	2003	2004
	(in thousands)
Statement of Operations Data:
Sales	$440,629	$471,397	$502,085	$529,591	$600,999	$137,642	$63,415	$74,198
Cost of goods sold(1)	321,978	356,451	371,829	399,070	448,768	103,122	47,796	72,665

Gross profit	118,651	114,946	130,256	130,521	152,231	34,520	15,619	1,533
Selling, general and administrative expense	64,523	73,943	79,387	86,347	96,235	22,508	11,221	16,672
Other operating expense (income)(2)	40,611	(10,477)	3,034	5,093	6,375	699	12,267	16,630

Operating income (loss)	13,517	51,480	47,835	39,081	49,621	11,313	(7,869)	(31,769)
Equity in net (loss) income from affiliated companies(3)	(627)	(8)	6,646	3,212	10,249	2,153	(265)	4,287
Interest expense, net	12,963	11,071	8,979	7,934	6,541	1,634	771	6,441
Other non-operating income (expense), net(4)	1,760	2,803	1,714	(1,467)	(1,684)	(923)	(356)	(7,105)

Income (loss) before taxes and minority interest	1,687	43,204	47,216	32,892	51,645	10,909	(9,261)	(41,028)
Provision (benefit) for income taxes	2,306	16,242	15,484	(1,700)	12,926	3,665	(2,522)	(9,642)
Minority interest(5)	120	921	876	587	546	105	59	72

Net (loss) income	$(739)	$26,041	$30,856	$34,005	$38,173	$7,149	$(6,798)	$(31,458)

Statement of Cash Flows Data:
Net cash from:
Operating activities	$72,155	$77,155	$63,523	$67,478	$87,927	$5,882	$(6,965)	$(33,010)
Investment activities	(22,171)	(28,176)	(28,833)	(44,967)	(33,308)	(4,301)	(2,358)	(635,574)
Financing activities	(50,081)	(40,894)	(42,033)	(18,454)	(53,163)	(3,965)	45,971	640,683
Other Financial Data:
Capital expenditures	$21,328	$23,369	$28,670	$30,518	$35,509	$4,303	$2,358	$3,089
Depreciation and amortization(6)	42,542	41,144	39,951	36,456	36,097	9,057	4,436	8,390
Cash interest expense	12,111	11,514	9,802	8,287	7,304	593	183	1,663
Ratio of earnings to fixed charges(7)	1.17x	4.74x	4.98x	4.03x	6.31x	4.86x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$4,982	$12,971	$6,282	$10,784	$12,809	$8,387	$48,757	$21,312
Working capital(8)	38,908	55,650	54,638	48,028	66,710	65,234	95,078	139,321
Property, plant and equipment, net	210,827	229,196	224,384	227,218	233,986	222,427	229,198	362,628
Total assets	434,032	448,447	461,583	510,080	509,513	518,774	548,065	1,058,756
Total debt	137,725	133,438	111,650	105,774	71,064	110,354	115,921	611,227
Capital stock subject to redemption	3,116	2,734	2,612	2,747	6,361	2,530	6,661	—
Total stockholders' equity	176,171	178,175	206,717	248,101	273,930	253,252	266,545	136,675

(1)
Cost of goods sold includes the impact of $15,199 of inventory purchase accounting adjustments to eliminate manufacturer's profit for the seven week period ended March 31, 2005.

(2)
Other operating expense (income) primarily consists of costs related to the Merger, asset impairment charges, gains on the sale of assets, restructuring costs and amortization of intangible assets. The amount for the year ended December 31, 2000 includes $36,829 for the impairment of assets related to the write-down of our molecular sieves business in Kansas City, KS and our detergent zeolite assets at the same location. The amount for the year ended December 31, 2001 includes $9,906 gain on the sale of our white fillers business in Europe. The amounts for the six week period ended February 11, 2005 and the seven week period ended March 31, 2005, consists primarily of costs related to the Transactions.

(3)
Equity in net (loss) income from affiliated companies represents our share of net income (loss) in our 50/50 joint ventures.

(4)
Other non-operating income (expense), net consists of gains on the sale of environmental credits, the amortization of deferred financing fees and the impact of gains or losses on foreign currency transactions denominated in currencies other than the functional currency of the relevant operations. Included in the amount for the seven week period ended March 31, 2005 is "make-whole" fees and bridge financing fees of $7,434.

(5)
Minority interest represents the portion of net income attributed to ownership interests of third parties in our subsidiaries that are not wholly owned by us, principally our Chemicals subsidiary in Mexico.

(6)
We adopted SFAS No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Included in depreciation and amortization expense is goodwill amortization of $2,855 and $2,782 for the years ended 2000 and 2001, respectively. Included in depreciation and amortization expense for the three months ended March 31, 2005 is $3,357 of additional property, plant and equipment and intangible depreciation and amortization related to purchase accounting fair value adjustments.

(7)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings include net income (loss) before taxes less equity in net (loss) income from affiliated companies plus dividends received from affiliated companies and fixed charges. Fixed charges include interest expense (plus capitalized interest cost), amortization of debt expense and the implied interest component of operating lease expense. For the six weeks ended February 11, 2005 and for the seven weeks ended March 31, 2005, our earnings would have been insufficient to cover our fixed charges by $8,996 and $45,315, respectively.

(8)
Working capital represents current assets less current liabilities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations covers periods both prior to and subsequent to the Transactions. Accordingly, the discussion and analysis of historical periods may not be comparable with the periods presented after the Transactions. In addition, this Prospectus may contain or may incorporate by reference material which includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, our current views with respect to current events and financial performance. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Risk Factors" and "Forward Looking Statements". Statements, other than those based on historical facts, which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

Overview

        We are a global producer of inorganic specialty chemicals and engineered glass materials. We conduct our operations through two principal business divisions: our Chemicals division, which develops, manufactures and distributes silicate-based specialty chemicals, and our Engineered Glass Materials division (which we refer to as our Potters division), which manufactures highly engineered solid and hollow glass spheres. Our products are used in a variety of predominantly niche applications in a diverse range of industrial, consumer and municipal end-markets. Our Chemicals division accounted for $393.6 million, or 65%, of our sales, and our Potters division accounted for $207.4 million, or 35%, of our sales for the year ended December 31, 2004. We generated approximately 55% of our sales from our domestic subsidiaries and approximately 45% of our sales from our foreign subsidiaries for the year ended December 31, 2004.

        On February 11, 2005, we were acquired by Niagara Holdings, Inc., or Holdings, a newly formed Delaware corporation affiliated with J.P. Morgan Partners (BHCA), L.P. and certain affiliated funds which we refer to as JPMorgan Partners, JPMP or the Sponsor. Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 15, 2004, among PQ Corporation, Holdings and Niagara Acquisition, Inc., a wholly owned subsidiary of Holdings, (i) Niagara Acquisition, Inc. merged with and into PQ Corporation, with PQ Corporation as the surviving entity and a wholly owned subsidiary of Holdings, (ii) PQ Corporation redeemed the outstanding shares of its $16.44 Preferred Stock, Class A in accordance with its terms, and (iii) the common shareholders of PQ Corporation (both Series A and Series B) and holders of options to purchase common stock of PQ Corporation received cash in exchange for their shares or for the cancellation of their options. We refer to the actions set forth in clauses (i), (ii) and (iii) as the Merger.

        In connection with the Merger, affiliates of JPMorgan Partners and certain members of our senior management contributed approximately $163.6 million in cash to Holdings, which in turn was contributed to the common equity of Niagara Acquisition, Inc. The total Merger consideration (including capitalized fees and expenses) paid was approximately $632.5 million. The Merger consideration was funded with the proceeds from:

  •
  the investment by the Sponsor and certain members of our senior management in Holdings and the subsequent contribution of the cash proceeds from such investment to us as common equity;

  •
  our issuance of $275.0 million of 7 1/2% senior subordinated notes due 2013; and

  •
  term loan borrowings of $335.0 million under our senior secured credit facilities.

        We refer to the Merger and the related financing described above, collectively, as the Transactions.

  Sales

        Chemicals division sales have grown consistently due to overall growth in our industry and in the end-markets in which we operate, share gains in certain of our markets as well as small complementary acquisitions. We have experienced relatively stable demand for our Chemicals division products due to our diverse consumer and industrial end-markets. Our core North American sodium silicate market has experienced significant consolidation in the last few years, and currently, there are two major producers. Sales of Chemicals division products are made on both a purchase order basis and pursuant to long-term contracts. Our sales of detergent zeolite products in North America have declined over the last few years primarily due to the competitive environment in North America and to declining sales of powder laundry detergent as consumer preferences have shifted towards liquid laundry detergent.

        Potters division sales have been driven by the growth of spending on repair, maintenance and upgrade of existing highways and the construction of new highways and roads by governments around the world. There are currently four major producers which account for the vast majority of industry sales volume. Sales of Potters division products are made principally on a purchase order basis. Over the last several years we have implemented price increases in part to offset the impact of higher natural gas prices. Within the Potters division, sales to the highway safety sector experience seasonal fluctuations, particularly in North America and Europe.

  Costs of Goods Sold

        Cost of goods sold consists of variable product costs, fixed manufacturing expenses, depreciation expense and freight expenses. Variable product costs include all raw materials, energy and packaging costs that are directly related to the manufacturing process. Fixed manufacturing expenses include all plant employment costs, manufacturing overhead and periodic maintenance costs. The primary raw materials used in the manufacture of the Company's products are industrial sand, soda ash, aluminum trihydrate, or ATH and cullet recycled glass. The primary source of energy required in our production processes is purchased natural gas. We have structured the majority of our contracts with our largest customers to include adjustments for changes in the price of raw materials and natural gas. Under these contracts, there generally is a time lag of three to nine months on the pass-through, depending on the magnitude of the cost change and market dynamics. In addition, we have also implemented a hedging program in the U.S. which allows us to mitigate exposure to natural gas volatility.

  Joint Ventures

        We account for our investments in our four 50/50 equity joint ventures under the equity method. Our largest joint venture, Zeolyst International, or ZI, manufactures high performance zeolite-based catalysts for the petroleum industry. We share equally with our joint venture partners in the management of Zeolyst International and the other equity method investees.

Critical Accounting Policies

        We have identified our most important and pervasive accounting policies that can have a significant impact on the presentation of our financial condition and results of operations and require management's judgments and estimates. Actual results may differ materially from these estimates because of the uncertainty inherent in such estimates.

  Revenue Recognition and Accounts Receivable

        We have long-standing relationships with many of our customers. Our diverse end-markets and large number of customers reduces exposure to any single market or customer and minimizes the impact of economic cycles on our financial results. We have contracts with certain major customers and the remainder of our sales are covered by customer purchase orders.

        We recognize revenue when our customers take title and assume all the risks of ownership, which generally occurs upon shipment. Amounts billed to customers for shipping and handling are classified as sales and the corresponding expense is reflected in cost of goods sold.

        We make certain assumptions and estimates when accruing for allowances for doubtful accounts. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses for trade receivables. Account balances are charged off against the allowance when we believe that recoverability is not probable. A specific reserve for bad debts is recorded against the amount due from these customers. For all other customers, we recognize reserves for bad debts based on the length of time receivables are past due and historical write off experience. Our estimates may change based on our customers' financial condition. As a result, we may be required to increase our reserves, which could have an unfavorable impact on our results of operations. The allowance for possible losses on receivables at December 31, 2004 was $2.0 million.

        Our estimates and assumptions made under the revenue recognition policy have been applied on a consistent basis in the past. The amounts accrued for allowances and returns in the past have not had a material impact on financial condition or operating performance.

  Property, Plant and Equipment (PP&E), Intangible Assets and Goodwill

        Our primary assets are typically tangible, such as buildings and machinery and equipment. We have elected the straight-line method of depreciation because the straight-line method is more conservative and requires less estimation and judgment.

        A judgmental aspect of accounting for PP&E involves reviewing events and circumstances in determining when, if at all, an asset is evaluated for recoverability. Under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," if the carrying amount of an asset or asset group is evaluated and found not to be recoverable, then an impairment loss must be recognized. The impairment loss is measured as the excess of the carrying value over the asset's fair value. Fair value would be determined using quoted market prices or using valuation techniques such as the expected present value of future cash flows as set forth in FASB Concepts Statement 7.

        We have identifiable intangible assets that are reliably measurable separately from goodwill and classified as non-current assets. Our intangible assets are based on rights that are conveyed legally by contract, statute or similar means. Our intangible assets include trade names, customer lists and rights to sell, formulations and product technology, and non-compete agreements. We amortize intangible assets with finite useful lives over the expected economic life with required evaluations of their recoverability when necessary for changes in facts and circumstances as provided under SFAS No. 144.

        Goodwill is not considered an identifiable intangible asset and is accounted for differently from identifiable intangible assets as provided under SFAS No. 142, "Goodwill and Intangible Assets". For example, our business combinations are accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of identified assets acquired less the fair value of liabilities assumed is recorded as goodwill on our balance sheet.

        Goodwill is not to be amortized and is subject to unique impairment testing techniques. Goodwill is reviewed for impairment at the reporting unit level at least annually. If it is determined that the fair value of goodwill is less than the carrying value, an impairment charge is recorded to reduce the carrying value to fair value. We estimate fair value using discounted cash flow analyses. We performed our annual impairment test as of September 30, 2004 and no impairment was noted.

  Pensions and Postretirement Benefits

        We maintain defined benefit pension plans covering substantially all domestic and Canadian employees as well as certain employees in Europe and Asia Pacific. Benefits are based on average final pay and years of service. Our funding policy, consistent with statutory requirements, is based on actuarial computations utilizing the projected unit credit method of calculation. Not all defined benefit pension plans are funded. In the United States, the pension plans' assets include equity, fixed income securities and prior to the consummation of the Transactions, our Common Stock, Series A. Certain assumptions are made regarding the occurrence of future events affecting pension costs, such as mortality, withdrawal, disablement and retirement, changes in compensation and benefits, and discount rates to reflect the time value of money.

        The major elements in determining our pension income and expense are pension liability discount rates and the expected return on plan assets. We reference rates of return on high-quality, fixed income investments when estimating the discount rate, and the expected period over which payments will be made based upon historical experience. The long-term rate of return used to calculate the expected return on plan assets is the average rate of return estimated to be earned on invested funds for providing pension benefits.

        In addition to pension benefits, certain health care benefits are provided to retired employees. SFAS No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions," requires the use of explicit assumptions using the best estimates available of the plan's future experience. Principal actuarial assumptions include: discount rates, present value factors, retirement age, participation rates, mortality rates, cost trend rates, Medicare reimbursement rates and per capita claims cost by age. Current interest rates, as of the measurement date, are used for discount rates in present value calculations.

        Minor changes in the assumptions discussed above would not cause a material impact to our obligations or expense amounts. For example, a 1% increase in the assumed health care cost trend rate would increase the benefit obligation by approximately $0.7 million and increase the periodic postretirement benefit cost by approximately $0.06 million.

  Income Taxes

        The Company has net operating loss carryforwards in various jurisdictions, the majority of which do not have corresponding valuation allowances. For these jurisdictions without valuation allowances, it is our determination that it is more likely than not that we will utilize our deferred tax assets before the expiration of the net operating loss carryforward period. This determination is based upon our estimation of projected book and taxable income and expense over the next several years. These assumptions will be reviewed annually and adjustments to the valuation allowance may be made accordingly. To the extent our projections vary significantly from actual results, a portion of our deferred tax benefits may not be realizable, resulting in a charge to income tax expense.

Recently Issued Accounting Standards

        In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("VIE's"), which was issued in January 2003. We were required to apply FIN 46R to variable interests in VIE's created after December 31, 2003. For variable interests in VIE's created before January 1, 2004, the Interpretation was applied beginning on January 1, 2005. For any VIE's that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applied may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of this Interpretation did not have an impact on our financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. This Statement is generally effective for instruments entered into or modified after May 31, 2003, and otherwise will be effective as of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB Staff Position No. 150-3, which delayed the effective date for certain provision of SFAS No. 150 indefinitely. We currently do not have any financial instruments that are within the scope of this Statement.

        In December 2003, SFAS No. 132(R), "Employers' Disclosures about Pensions and Other Postretirement Benefits," was issued. SFAS No. 132(R) prescribes employers' disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. SFAS No. 132(R) retains and revises the disclosure requirements contained in the original SFAS No. 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. SFAS No. 132(R) generally is effective for public companies in the fiscal years ending after December 15, 2003. We have adopted the requirements for interim periods subsequent to December 2003.

        In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act") was signed into law. The Act introduced a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retirement health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In May 2004, the FASB issued Staff Position ("FSP") No. 106-2, which provides accounting guidance to sponsors of postretirement health care plans that are impacted by the Act. FSP No. 106-2 is effective for interim or annual periods beginning after June 15, 2004. Although detailed regulations necessary to implement the Act have not yet been finalized, the company believes that certain drug benefits offered under postretirement health care plans will qualify for the subsidy under Medicare Part D. The effects of the subsidy were factored into the 2004 annual valuation. The reduction in the benefit obligation attributable to past service cost was approximately $1.6 million. The reduction in benefit cost for 2004 related to the Act was approximately $0.2 million.

        In November 2004, SFAS No. 151, "Inventory Costs—an amendment of ARB No. 43, Chapter 4," was issued. SFAS No. 151 is the result of efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs and spoilage to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are in the process of evaluating the impact, if any, of SFAS No. 151.

        In December 2004, SFAS No. 123(R), "Share-Based Payment," was issued. The amendment requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation to employees. It also provides guidance for determining whether an award is a liability-classified award or an equity-classified award, and determining grant-date fair value.

This statement is effective for most public companies' interim or annual periods beginning after June 15, 2005. However, in April 2005, the Securities and Exchange Commission (SEC) approved a rule that delayed the effective date until the first quarter of 2006. In March 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107 which expressed the views of the SEC regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations. SAB No. 107 provides guidance related to the valuation of share-based payment arrangements for public companies, including assumptions such as expected volatility and expected term. Management is examining its shared-based-programs and is still evaluating the impact of adopting SFAS No. 123 (R) and SAB No. 107, if any.

        On October 22, 2004, President Bush signed the American Jobs Creation Act of 2004 (the "Jobs Creation Act") into law. In December 2004, two FSPs were issued to address accounting issues resulting from the enactment of the Jobs Creation Act. The first, FSP 109-1, "Application of FASB Statement No. 109, "Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," was issued to address whether a deduction for qualified production activities income should be accounted for as a deduction under SFAS No. 109 or as a tax rate reduction. This FSP is not expected to have a material impact on our financial position or results of operations. The second, FSP 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004," addresses whether an enterprise should be allowed additional time beyond the 2004 financial reporting period to evaluate the impact of the Jobs Creation Act and plans for unremitted foreign earnings repatriation. The FSP provides an entity with additional time to evaluate the effect of the Jobs Creation Act, which is an exception to the provisions of SFAS No. 109 that require an entity to adjust its deferred tax assets and liabilities for the effects of change in tax law or rates in the period that includes the enactment date. A provision of the Jobs Creation Act allows United States companies to repatriate foreign earnings at a substantially reduced tax rate until October 2005. We have not made a determination of whether it will avail itself of this provision of the Jobs Creation Act. We intend to evaluate this provision further during 2005 and reach a determination of whether, and to what extent, we might use it with regard to the repatriation of foreign earnings in 2005.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion 29." SFAS No. 153 addresses the measurement of exchange of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our consolidated financial position or results of operations.

        In March 2005, FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), was issued. This statement clarifies the term conditional asset retirement obligation as used in SFAS No. 143, "Accounting for Asset Retirement Obligations" which refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 will be effective for the fourth quarter of 2005. We are still assessing the impact that FIN 47 will have on our financial condition, results of operations and statements of cash flows.

Results of Operations

        For purposes of comparison and analysis, the period from February 12 to March 31, 2005 (the "Successor" period) has been combined with the period from January 1 to February 11, 2005 for the combined three months ended March 31, 2005 period. The financial information for the years ended December 31, 2004, 2003 and 2002 and for the six weeks ended February 11, 2005 is prior to the consummation of the Transactions and referred to herein as the "Predecessor" period. Although we have presented these combined results because we believe it provides a more meaningful discussion of the periods shown, this presentation is not in accordance with generally accepted accounting principles due to the change in basis of our assets that resulted from the Merger.

        The results of operations below include adjustment for the effects of purchase accounting for the Successor period only and therefore are not comparable. Please refer to the discussions below for detail regarding the effects of these adjustments in regard to comparability. The following table sets forth our consolidated statements of operations data in dollar amounts and as a percentage of our sales for the Predecessor period and combined Successor and Predecessor periods indicated:

	Three months ended March 31,				Year ended December 31,
	2005		2004		2004		2003		2002
	(in millions)
Sales	$137.6	100.0%	$137.6	100.0%	$601.0	100.0%	$529.6	100.0%	$502.1	100.0%
Cost of goods sold	120.5	87.6%	103.1	74.9%	448.8	74.7%	399.1	75.4%	371.8	74.1%

Gross profit	17.1	12.4%	34.5	25.1%	152.2	25.3%	130.5	24.6%	130.3	25.9%
Selling, general and administrative expenses	27.9	20.3%	22.5	16.4%	96.2	16.0%	86.3	16.3%	79.4	15.8%
Other operating expense	28.8	20.9%	0.7	0.5%	6.4	1.1%	5.1	1.0%	3.0	0.6%

Operating (loss) income	(39.6)	(28.8)%	11.3	8.2%	49.6	8.3%	39.1	7.4%	47.9	9.5%
Equity in net income of affiliated companies	4.0	2.9%	2.1	1.5%	10.2	1.7%	3.2	0.6%	6.6	1.3%
Interest expense, net	7.2	5.2%	1.6	1.2%	6.5	1.1%	7.4	1.4%	8.1	1.6%
Other non-operating expense (income), net	7.5	5.5%	0.9	0.7%	1.7	0.3%	2.0	0.4%	(0.8)	(0.2)%

Income (loss) before taxes and minority interest	(50.3)	(36.6)%	10.9	7.9%	51.6	8.6%	32.9	6.2%	47.2	9.4%
Provision (benefit) for income taxes	(12.1)	(8.8)%	3.7	2.7%	12.9	2.1%	(1.7)	(0.3)%	15.5	3.1%
Minority interest	0.1	0.1%	0.1	0.1%	0.5	0.1%	0.6	0.1%	0.9	0.2%

Net (loss) income	$(38.3)	(27.8)%	$7.1	5.2%	$38.2	6.4%	$34.0	6.4%	$30.8	6.1%

  Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004

  Sales

        Sales for the three months ended March 31, 2005 were $137.6 million, which were the same as those for the three months ended March 31, 2004.

        Chemicals division.    Sales of the Chemicals division for the three months ended March 31, 2005 were $99.2 million, which were $0.1 million lower than sales for the three months ended March 31, 2004. Although year over year sales were relatively flat, there was an increase of $2.2 million from higher selling prices and an increase of $2.1 million due to changes in foreign exchange rates offset by a decrease of $4.4 million due to lower sales volume compared to the same period in the prior year. Despite a slight sales decline overall, sales of the sodium silicates product line increased 2% compared with the prior year period due to sales gains in various regions including Canada, Europe and Mexico. Other product lines including potassium silicates, silica gels and magnesium sulfates also reported increases compared to the prior year period in the aggregate of 10%. These increases in sales of sodium silicates and other product lines were offset by a 29% decline in sales of our detergent zeolite products due primarily to a combination of increased supply by competition and reduced demand for powder laundry detergent in North America.

        Potters division.    Sales of the Potters division for the three months ended March 31, 2005 were $38.4 million compared with sales of $38.3 million for the three months ended March 31, 2004. Although year over year sales were relatively consistent, there was an increase of $0.6 million due to changes in foreign exchange rates, an increase of $0.9 million due to price, and a decrease of $0.5 million due to sales volume compared with the same period in the prior year. In addition, sales for the three months ended March 31, 2005 compared to the prior year period were reduced by the divestiture of the ceramic line of hollow spheres products in the United States in late 2004. Potters sales in North America, Latin/South America and Europe were slightly ahead of the prior year as a result of favorable mix of product sales and continued demand in building products, explosives and several new contracts within the highway safety product lines. However, sales in the Asia Pacific region declined 3% as a result of competition in the standard highway safety product lines, effectively offsetting any gains that occurred elsewhere in the division.

  Gross profit

        Gross profit for the three months ended March 31, 2005 was $17.1 million, a decrease of $17.4 million, or 50% compared to $34.5 million for the three months ended March 31, 2004. Purchase accounting adjustments increased cost of goods sold by $17.1 million in the three months ended March 31, 2005 reflecting inventory valuation adjustments of $15.2 million, and increased depreciation and amortization expense of $1.9 million on revalued property plant and equipment and intangibles. Excluding the effect of these purchase accounting adjustments, gross profit for the three months ended March 31, 2005 would have been $34.2 million, a decrease of $0.3 million, or 1%, compared to the three months ended March 31, 2004. Higher raw material costs and lower volume reduced gross profit by approximately $4.2 million, but this was largely offset by the favorable effects of higher selling prices, improved product mix, and divestiture of underperforming product lines totaling $3.2 million, as well as a $0.7 million impact of favorable exchange rates. Consolidated gross profit as a percentage of sales excluding the effect of purchase accounting adjustments were consistent with the same period in 2004 at 25%.

        Chemicals division.    Gross profit for the three months ended March 31, 2005 was $12.2 million, a decrease of $11.5 million, or 49% compared to $23.7 million for the three months ended March 31, 2004. Excluding the effect of the purchase accounting adjustments in the amount of $10.9 million, gross profit for the Chemicals division for the three months ended March 31, 2005 was $23.1 million, a decrease of $0.6 million, or 2% compared to $23.7 million for the three months ended March 31, 2004. The decrease in gross profit excluding purchase accounting adjustments was due to $4.4 million in reduced volume, and increased raw materials and natural gas costs, partially offset by $3.3 million in selling price increases, and favorable product mix. In addition, favorable foreign exchange resulted in an increase of $0.5 million. Overall, selling price improvement along with a shift to higher margin products, partially offset the lower sales volume and increased raw materials and natural gas prices. Raw materials price increases were experienced in soda ash and caustic soda.

        Potters division.    Gross profit for the three month period ended March 31, 2005 was $5.0 million, a decrease of $5.9 million, or 54% compared to $10.9 million for the three months ended March 31, 2004. Excluding the effect of purchase accounting adjustments of $6.1 million, gross profit for the Potters division for the three months ended March 31, 2005 was $11.1 million, an increase of $0.2 million, or 2% compared to $10.9 million for the three months ended March 31, 2004. The increase excluding purchase accounting adjustments was the result of $1.0 million in price increases combined with the favorable impact of the divestiture of an unprofitable product line, offset by $1.0 million in lower volume, unfavorable product mix and increased raw materials and natural gas costs. In addition, favorable foreign exchange resulted in an increase of $0.2 million. The division experienced successful price increases across all product lines to offset the increase in raw materials and natural gas costs.

  Selling, general and administrative expense

        Selling, general and administrative expenses, or SG&A, for the three months ended March 31, 2005 were $27.9 million, an increase of $5.4 million, or 24%, compared to $22.5 million for the three months ended March 31, 2004. Contributing to the increase was the accelerated vesting of the pre-Transaction stock options and awards and other stock related benefits expense of $2.4 million as a result of the Transactions. Additional depreciation and amortization expense as a result of the purchase accounting adjustments to PP&E and intangibles added approximately $0.2 million of SG&A expense. In addition, the write off of acquired in-process research and development increased SG&A expenses by $3.3 million in the three months ended March 31, 2005. Excluding the effects of the above totaling $5.9 million, SG&A expenses for the three months ended March 31, 2005 were $22.0 million, a decrease of $0.5 million, or 2% compared to the three months ended March 31, 2004.

  Other operating expense

        Other operating expense for the three months ended March 31, 2005 was $28.8 million, an increase of $28.1 million compared to $0.7 million for the three months ended March 31, 2004. Severance benefits paid to former company executives related to change in control provisions in their employment agreements contributed $9.5 million in the current year. Incremental amortization due to the recognition of intangible assets for purchase accounting was $1.3 million. The remaining increase of $17.3 million from the same period in the prior year was due to transaction costs incurred in connection with the sale of the Company.

  Operating (loss) income

        As a result of the factors discussed above, operating loss for the three months ended March 31, 2005 was $39.6 million, a decrease of $50.9 million compared to operating income of $11.3 million for the three months ended March 31, 2004. Excluding the purchase accounting adjustments of $21.9 million, costs of $26.9 million relating to the Transactions and incremental employee stock benefits charges of $2.4 million relating to the Transactions, operating income for the three months ended March 31, 2005 would have been $11.6 million, an increase of $0.3 million, or 3% compared with the three months ended March 31, 2004.

  Equity in net income from affiliated companies

        Equity in net income of affiliated companies for the three months ended March 31, 2005 was $4.0 million, an increase of $1.9 million or 90% when compared to $2.1 million for the three months ended March 31, 2004. The increase in net income of our affiliated entities was driven by our Zeolyst International joint venture as a result of an increase in sales of its custom catalyst products. The timing of customer sales was a factor in this increase as certain individually high dollar value shipments occurred in the first quarter of 2005.

  Interest expense, net

        Interest expense, net for the three months ended March 31, 2005 was $7.2 million, an increase of $5.6 million, compared to $1.6 million for the three months ended March 31, 2004. The increase was due to the increase in debt incurred as a result of the Transactions. Refer to the Business Combination footnote in the notes to the condensed consolidated financial statements for further information regarding debt issued to finance the sale of the Company.

  Other non-operating expense (income), net

        Other non-operating expense for the three months ended March 31, 2005 was $7.5 million, an increase of $6.6 million compared to $0.9 million for the three months ended March 31, 2004. The increase in other non-operating expense relates to costs incurred as a result of the Transactions. These costs include $5.2 million in "make whole' payments for the early payment of debt in connection with the Merger and $2.3 million in financing fees for access to a temporary bridge credit facility during the Transactions.

  Provision (benefit) for income taxes

        The benefit for income taxes for the three months ended March 31, 2005 was $12.1 million as compared to the provision for income taxes of $3.7 million for three months ended March 31, 2004. The effective tax rate for the first quarter 2005 was 24.2% compared with the effective tax rate of 33.9% in the first quarter of 2004. The first quarter 2005 rate has been affected by the impact of certain non-deductible expenses incurred in conjunction with the sale of the Company. Excluding the effects of expenses relating to the Transactions, the effective tax rate would have been 32.4% in the first quarter of 2005. Compared with the statutory tax rate of 35%, this effective rate is primarily due to the limitation on the use of foreign tax credits to offset the U.S. tax on expected dividends from foreign affiliates.

  Net (loss) income

        For the foregoing reasons, net loss for the three months ended March 31, 2005 was $38.3 million as compared to net income of $7.1 million for the three months ended March 31, 2004.

  Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003

  Sales

        Sales for the year ended December 31, 2004 were $601.0 million, an increase of $71.4 million, or 13%, compared to $529.6 million for the year ended December 31, 2003. The increase was primarily attributable to an improved global economy as well as growth from acquisitions. Of the total increase, successfully implemented price increases contributed $5.1 million, favorable foreign currency exchange rates resulted in an increase of $18.0 million, higher volumes and product mix contributed $33.8 million and acquisitions contributed another $14.5 million.

        Chemicals division.    Sales for the Chemicals division for the year ended December 31, 2004 were $393.6 million, an increase of $35.5 million, or 10%, compared to $358.1 million for the year ended December 31, 2003. The improvement in sales was attributable to an increase of $3.4 million from higher selling prices, an increase of $10.9 million due to changes in foreign exchange rates and an increase of $19.7 million due to higher sales volume and product mix compared to the same period in the prior year. The full year impact in 2004 of acquisitions completed in 2003 contributed another $1.5 million. Sales for our sodium silicates product line increased 10% worldwide. This increase was due to increased sales to producers of precipitated silica used in the production of rubber products, silicate to the pulp and paper market to be used as an alternative to chlorine bleached pulp, as well as in the North American oil drilling industry where conversion to a more environmentally friendly drilling fluid is taking place. Sales for our silica gels product lines increased a combined 16% due to increased demand from high density polyethylene, or HDPE manufacturers and increased penetration into the beer gel market in Asia. Sales for our detergent zeolite products increased 8% due primarily to increased sales volume as a result of an increase in market share.

        Potters division.    Sales for the Potters division for the year ended December 31, 2004 were $207.4 million, an increase of $35.9 million, or 21%, compared to $171.5 million for the year ended December 31, 2003. The increase in sales was the result of generally improved economic and business conditions and the effect of the acquisition of Cataphote, Inc. in December 2003. There was an increase of $7.1 million due to changes in foreign exchange rates, an increase of $1.7 million due to price increases and a favorable shift in product mix, and an increase of $14.0 million due to sales volume compared with the same period in the prior year. Sales resulting from acquisitions contributed another $13.0 million in 2004. Sales for the highway safety product line increased primarily due to price increases and favorable foreign currency exchange rates in Europe and Australia. Sales to our other Potters end-markets increased due to increased sales of conductive particles products and increased sales into the polymer additives sector. Conductive particles sales increased as a result of increased demand for PDAs and mobile camera phones. Increased sales into the polymer additive sector were due to increased market share and price increases.

  Gross profit

        Gross profit for the year ended December 31, 2004 was $152.2 million, an increase of $21.7 million, or 17%, compared to $130.5 million for the year ended December 31, 2003. Higher raw material costs reduced gross profit by approximately $14.4 million, however, this was more than offset by an increase of $17.2 million for the favorable effects of an increase in sales volume. Higher selling prices, improved product mix, and acquisitions added a combined $14.0 million, and favorable exchange rates contributed $4.9 million compared with the year ended December 31, 2003. Consolidated gross margins increased slightly to 25.3% compared with the prior year margin of 24.6% due to the favorable impact of higher volume on fixed manufacturing cost per unit and the increases in selling prices implemented to offset the higher raw materials and natural gas costs.

        Chemicals division.    Gross profit for our Chemicals division for the year ended December 31, 2004 was $94.6 million, an increase of $14.0 million, or 17%, compared to $80.6 million for the year ended December 31, 2003. The increase in gross profit was primarily due to selling price increases, increased volume, and a favorable result from foreign exchange. These increases were partially offset by increased natural gas costs. The Chemicals division also experienced gross profit improvement due to the increased sales of higher margin polyolefin catalysts products. Gross profit for our detergent zeolite products decreased due to higher raw materials costs and lower prices caused by the competitive environment.

        Potters division.    Gross profit for our Potters division for the year ended December 31, 2004 was $57.6 million, an increase of $7.7 million, or 15%, compared to $49.9 million for the year ended December 31, 2003. Gross profit for our highway safety product line improved due to lower fixed manufacturing costs per unit as a result of increased volume and favorable foreign currency exchange rates. Gross profit for our other Potters end-markets also improved due to increased sales of higher profit margin products and favorable foreign currency exchange rates. These increases were partially offset by increased raw materials and natural gas costs and a fair market value inventory step-up expensed to cost of goods sold as a result of the December 2003 Cataphote acquisition.

  Selling, general and administrative expense

        Selling, general and administrative expenses for the year ended December 31, 2004 were $96.2 million, an increase of $9.9 million, or 11%, when compared to $86.3 million for the year ended December 31, 2003. The increase was primarily due to higher costs for performance based bonuses, accretion of shares subject to mandatory redemption of $4.1 million, and professional fees incurred for regulatory compliance matters.

  Other operating expense

        Other operating expense for the year ended December 31, 2004 was $6.4 million, an increase of $1.3 million, or 25%, compared to $5.1 million for the year ended December 31, 2003. Other operating expense in 2004 primarily consisted of transaction related costs of $3.7 million, intangibles amortization of $1.0 million and plant closing costs and associated expenses of $1.0 million. The prior year amount mainly consisted of $3.8 million for long-term asset impairment charges and $0.7 million of intangibles amortization.

  Operating income

        As a result of the factors discussed above, operating income for the year ended December 31, 2004 was $49.6 million, an increase of $10.5 million, or 27%, compared to $39.1 million for the year ended December 31, 2003.

  Equity in net income from affiliated companies

        Equity in net income of affiliated companies for the year ended December 31, 2004 was $10.2 million, an increase of $7.0 million when compared to $3.2 million for the year ended December 31, 2003. The increase was due to growth in net income of our affiliated entities which was driven by increased sales and profit of Zeolyst International, our largest joint venture. The favorable results of Zeolyst International were attributable to strong demand for its hydrocracking catalysts and other zeolite-based catalyst products.

  Interest expense, net

        Interest expense for the year ended December 31, 2004 was $6.5 million, a decrease of $0.9 million, or 12%, when compared to $7.4 million for the year ended December 31, 2003. The decrease was primarily due to an increase in cash flow and reduced debt levels resulting from the increase in sales and operating income in 2004 versus the prior year.

  Other non-operating expense (income), net

        Other non-operating expense for the year ended December 31, 2004 was $1.7 million as compared to $2.0 million for the year ended December 31, 2003. Other non-operating expense for 2004 primarily consisted of foreign currency translation losses of $0.9 million, financing fees of $0.3 million and excise taxes and other of $0.5 million.

  Provision (benefit) for income taxes

        The provision for income taxes for the year ended December 31, 2004 was $12.9 million, an increase of $14.6 million when compared to a tax benefit of $1.7 million for the year ended December 31, 2003. Income taxes calculated at the U.S. statutory rate were $6.6 million higher then 2003 due to higher pre-tax earnings. In addition, there was an increase of $1.6 million due to less benefit from the reversal of our valuation allowance on German tax loss carryforwards, an increase of $2.5 million due to a trade tax reversal recognized in 2003, an increase of $2.5 million in 2004 on taxes of other foreign income subject to different rates than the U.S. statutory rate and an increase of $1.4 million in 2004 for non-deductible accretion of shares subject to mandatory redemption.

  Net income

        For the foregoing reasons, net income for the year ended December 31, 2004 was $38.2 million, an increase of $4.2 million, or 12%, compared to $34.0 million for the year ended December 31, 2003.

  Year Ended December 31, 2003 Compared to the Year Ended December 31, 2002

  Sales

        Sales for the year ended December 31, 2003 were $529.6 million, an increase of $27.5 million, or 5%, compared to $502.1 million for the year ended December 31, 2002. The increase was primarily attributable to favorable foreign currency exchange rates. Our sales were negatively impacted by declining sales of our detergent zeolite products in North American and lower highway maintenance spending by governmental authorities.

        Chemicals division.    Sales for the Chemicals division for the year ended December 31, 2003 were $358.1 million, an increase of $25.4 million, or 8%, compared to $332.7 million for the year ended December 31, 2002. Sales for our industrial chemicals increased $34.4 million primarily due to acquisitions completed in 2002 and 2003 and favorable foreign currency exchange rates as a result of the strengthening euro, Canadian dollar and Australian dollar. Our silica gels increased $1.5 million due to increased market share for our specialty adsorbents. These increases were partially offset by a decline in polyolefin catalysts as high natural gas prices in the United States drove production activities of several key customers to overseas locations. Detergent zeolite product sales decreased by $10.5 million primarily due to lower long-term contract pricing to a certain customer.

        Potters division.    Sales for the Potters division for the year ended December 31, 2003 were $171.5 million, an increase of $2.1 million, or 1%, compared to $169.4 million for the year ended December 31, 2002. Sales to our highway safety end-market decreased primarily due to poor weather conditions that adversely impacted the highway striping market, increased competition and lower highway maintenance spending as a result of state budget deficits caused by the overall weakness in the U.S. economy. This decrease was partially offset by favorable foreign currency exchange rates and increased sales as a result of the Interminglass acquisition in Poland. Sales to our other Potters end-markets increased due to higher sales of conductive beads to the conductive particles end-market, increased sales to the polymer additives/fillers end-market and the strengthening of the Australian dollar against the U.S. dollar.

  Gross profit

        Gross profit for the year ended December 31, 2003 was $130.5 million, a slight increase of $0.2 million, compared to $130.3 million for the year ended December 31, 2002. Gross profit increased slightly as a result of selling price increases in our Chemicals division, favorable foreign currency exchange rates, fixed manufacturing cost efficiencies as a result of plant rationalization in the United States and significantly lower plant depreciation expense in our detergent zeolite group. Our Potters division did not realize the benefit of selling price increases until 2004 as a result of the timing of the highway bidding cycle within the industry. These increases were significantly reduced by higher natural gas prices.

        Chemicals division.    Gross profit for our Chemicals division for the year ended December 31, 2003 was $80.6 million, an increase of $0.9 million, or 1%, compared to $79.7 million for the year ended December 31, 2002. Gross profit for our industrial chemicals remained flat as selling price increases were offset by higher energy and raw materials costs and an inability to immediately pass through these cost increases to customers due to contractual commitments. Gross profit for zeolite and silica gels declined due to lower sales of higher margin products. Gross profits for our detergent zeolite products decreased as a result of lower selling prices under our contract with a certain customer and higher costs for ATH.

        Potters division.    Gross profit for our Potters division for the year ended December 31, 2003 was $49.9 million, a decrease of $0.7 million, or 1%, compared to $50.6 million for the year ended December 31, 2002. Gross profit in our highway safety end-market decreased as a result of lower sales to governmental agencies and higher natural gas prices. This decrease was partially offset by favorable foreign currency exchange rates.

  Selling, general and administrative expense

        Selling, general and administrative expenses for the year ended December 31, 2003 were $86.3 million, an increase of $6.9 million, or 9%, when compared to $79.4 million for the year ended December 31, 2002. Pension plan expense increased by $3.0 million in 2003 due to the effect of prior years investment losses and a lower discount rate. Increased pension plan expense was partially offset by a $1.0 million reduction in the retiree medical plan expense as a result of an amendment to the benefit plan. A weaker U.S. dollar in 2003 compared to 2002 had the effect of increasing reported SG&A spending by $3.2 million.

  Other operating expense

        Other operating expense for the year ended December 31, 2003 was $5.1 million, an increase of $2.1 million, or 70%, compared to $3.0 million for the year ended December 31, 2002. Other operating expenses in 2003 primarily consisted of asset impairment charges due to underperforming assets in the United Kingdom and China in our Potters division and idled facilities in North America in our Chemicals division.

  Operating income

        As a result of the factors discussed above, operating income for the year ended December 31, 2003 was $39.1 million, a decrease of $8.8 million, or 18%, compared to $47.9 million for the year ended December 31, 2002.

  Equity in net income from affiliated companies

        Equity in net income of affiliated companies for the year ended December 31, 2003 was $3.2 million, a decrease of $3.4 million, or 52%, compared to $6.6 million for the year ended December 31, 2002. The decrease was primarily due to lower equity in net income from Zeolyst International as a result of the cyclical downturn in this market.

  Interest expense, net

        Interest expense for the year ended December 31, 2003 was $7.4 million, a decrease of $0.7 million, or 9%, when compared to $8.1 million for the year ended December 31, 2002. The decrease was primarily due to reduced debt levels.

  Other non-operating expense (income), net

        Other non-operating expense for the year ended December 31, 2003 was $2.0 million as compared to other non-operating income of $0.8 million for the year ended December 31, 2002. Other non-operating expense for 2003 primarily consisted of foreign exchange losses.

  Provision (benefit) for income taxes

        The provision for income taxes for the year ended December 31, 2003 was a net benefit of $1.7 million. Income taxes calculated on the statutory rate were significantly lower than 2002 because of lower pretax earnings. In addition, the tax provision was impacted by a favorable German tax audit decision which allowed the reversal of a $2.5 million tax accrual and a merger in Germany which provided a $1.6 million tax benefit in 2003 related to the 2002 and 2003 earnings of Potters division in Germany. This merger also triggered an additional $2.9 million tax benefit, which was related to the probable realization of the benefit of the tax loss carry forwards in future years.

  Net income

        For the foregoing reasons, net income for the year ended December 31, 2003 was $34.0 million, an increase of $3.2 million, or 10%, compared to $30.8 million for the year ended December 31, 2002.

Liquidity and Capital Resources

  Overview

        Following the Transactions, our primary sources of liquidity continue to be cash flow from operations and borrowings under our new revolving credit facility. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources.

        In connection with the Transactions, we have incurred substantial indebtedness, and at March 31, 2005 our total debt was $611.2 million. As part of the Transactions, senior subordinated notes in the amount of $275.0 million and new senior secured credit facilities consisting of a term loan in the principal amount of $335.0 million and a revolving loans facility in an aggregate amount of up to $100.0 million were entered into. We will borrow under the revolving credit facility as needed for working capital requirements, capital expenditures and other general corporate purposes. Borrowings under the term loan are due and payable in quarterly installments of $0.8 million beginning in June 2005. The remaining balance of the term loan is due and payable in full in 2012. The revolving loans facility is available until 2011. In addition to paying interest on outstanding principal amounts under our new senior secured credit facilities and the senior subordinated notes, we are required to pay a commitment fee equal to 0.5% of the unused revolving loans borrowings available under the senior secured credit facilities.

        Our substantial leverage and significant debt service obligations could adversely affect our ability to fulfill our obligations, including the notes, and make it more difficult for us to fund our operations. Our ability to make scheduled principal payments of, to pay the interest on, or to refinance our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future.

        This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under our new senior secured credit facilities, will be adequate to service our existing debt and meet our capital expenditure and working capital requirements in the near term. As substantially all of our debt is held by our U.S. subsidiaries, we are currently evaluating strategies to repatriate cash balances and earnings generated by our non-U.S. operations in order to help service this debt and provide for general corporate purposes. In particular, we are evaluating a provision of the American Jobs Creation Act of 2004 which allows U.S. companies to repatriate foreign earnings at a substantially reduced tax rate until October 2005.

        The new senior secured credit facilities contain various restrictive covenants. They prohibit us from prepaying other indebtedness, including the notes, and they require us to maintain a specified minimum interest coverage ratio and a maximum total leverage ratio. In addition, our new senior secured credit facilities restrict our ability to incur indebtedness or liens, make investments or declare or pay any dividends and limit our annual capital spending. The indenture governing the subordinated notes among other things: (i) limit our ability and the ability of our subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates; (ii) place restrictions on the ability of certain of our subsidiaries to pay dividends or make certain payments to us; and (iii) place restrictions on our ability and the ability of our subsidiaries to merge or consolidate with any other person or sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets. However, all of these covenants are subject to significant exceptions. At March 31, 2005, we were in compliance with all of our loan covenants.

        For the three years ended December 31, 2002, 2003 and 2004 we spent $28.7 million, $30.5 million and $35.5 million, respectively, on capital expenditures primarily for maintenance and environmental compliance costs at our facilities. We estimate that approximately $27.6 million in capital expenditures will be required in 2005, for maintenance, environmental compliance, cost reduction, growth and geographic expansion.

        We and the committee that administers the Profit Sharing Plan have been advised that certain transactions under the plan involving the Common stock, Series B held by the plan may have violated certain guidelines which govern sales of our securities. We and the committee are investigating these matters and are considering possible corrective or remedial action. See Note 19 to our consolidated financial statements for the year ended December 31, 2004 contained elsewhere in this prospectus for additional information.

  Three Months Ended March 31, 2005

        Net cash used in operating activities was $40.0 million for the three months ended March 31, 2005. Receivables increased by $7.6 million due to increased sales in March 2005, inventories increased by $10.0 million and accounts payable and accrued liabilities decreased $10.9 million. Inventories increased as a result of the typical build in first quarter inventories in anticipation of the Potters highway striping season. The decrease in accounts payable and accrued liabilities is mostly due to accrued bonus and dividends payable that were paid in the first quarter as well as the timing of payments on vendor invoices. Adjustments to the net loss in the amount of $(1.7) million to reconcile to the net cash used in operating activities mainly consisted of depreciation and amortization of $14.2 million, amortization of inventory purchase accounting step up of $15.2 million and equity in (income) of affiliated companies of $(4.0) million, as well as other changes in working capital described above. In addition, the net loss for the period included approximately $26.9 million of transaction related costs, $5.2 million in "make-whole" payments for the early repayment of the Predecessor company debt in connection with the Merger and $2.3 million in financing fees for access to a temporary bridge credit facility that was not used.

        Net cash used in investing activities was $637.9 million for the three months ended March 31, 2005 which included $632.5 million in consideration paid to effect the Transactions. In addition, purchases of property, plant and equipment totaled $5.4 million primarily for significant maintenance and replacement of operating machinery and equipments; health, safety and environment projects; and costs associated with the construction of a silicate plant in Asia. We expect to make total investments in property, plant and equipment of approximately $27.6 million for the full year 2005.

        Net cash provided by financing activities was $686.7 million for the three months ended March 31, 2005, reflecting the $163.6 million equity contribution and $610.0 million proceeds from the issuance of new debt that together were used to finance the Transactions, including $16.5 million of capitalized debt acquisition costs, and to repay $114.5 million of principal due on the Predecessor company's existing debt retired in connection with the Merger. Offsetting the $114.5 million was approximately $44.9 million that the Predecessor had drawn on the existing credit facility prior to the Transactions.

  Year Ended December 31, 2004

        At December 31, 2004, we had cash and cash equivalents of $12.8 million, working capital of approximately $66.7 million and total debt of $71.1 million. Historically we have funded our operations primarily through cash flows generated by operating activities. Cash provided by operating and financing activities was more than sufficient to meet working capital requirements, fund purchases of property, plant and equipment, repay short and long-term debt, repurchase treasury stock and make dividend payments during the year ended December 31, 2004.

        Net cash provided by operating activities was $87.9 million for the year ended December 31, 2004, and was more than sufficient to fund working capital requirements. Receivables increased by $4.1 million due to strong sales growth in the latter part of the year, inventories increased by $0.4 million and accounts payable and accrued liabilities increased by $14.3 million primarily due to the increase in production to build inventory of our glass beads prior to the highway striping season and timing of vendor payments. Also contributing to the cash provided by operating activities was a significant dividend paid by our Zeolyst International joint venture. Total dividends received from affiliates was $7.2 million in 2004.

        Net cash used in investing activities was $33.3 million, which is net of proceeds of approximately $2.2 million primarily from the sale of a portion of land at one of our U.S. operating facilities. Cash used for investing in property, plant and equipment totaled $35.5 million. Major projects include a new manufacturing facility in Asia that will manufacture sodium silicate.

        Net cash used in financing activities was $53.2 million. The company paid cash dividends of $13.5 million, made principal payments of $29.0 million for long-term debt and repurchased shares at a cost of $4.9 million during the year ended December 31, 2004. On December 30, 2003, we entered into a multi-bank Credit Agreement to borrow up to $150.0 million in either U.S. dollars or other approved currencies. Borrowings under the agreement are payable at our option throughout the term of the agreement with the balance due December 30, 2006. At December 31, 2004, we had $150.0 million available for use under our U.S. revolving line of credit and $6.5 million available for use under a foreign currency denominated line of credit. All Predecessor borrowings under this multi-bank Credit Agreement in the Predecessor period were prepaid in full upon the consummation of the Transactions on February 11, 2005.

  Contractual Obligations and Commitments

        The following table reflects our contractual obligations, commercial commitments and long-term debt obligations as of December 31, 2004.

	Payments Due by Period
	Total	Less than 1 year	1 - 3 years	4 - 5 years	More than 5 years
	(in thousands)
Contractual obligations:
Long-term debt(a)	$69,389	16,868	$22,468	$8,182	$21,871
Capital lease obligations	1,675	805	870	—	—
Interest payments	13,304	3,835	4,880	2,571	2,018
Operating leases	27,515	5,601	7,656	5,145	9,113
Purchase obligations(b)	25,780	18,096	3,523	925	3,236
Other obligations(c)	22,435	6,485	4,053	3,868	8,029

Total contractual obligations	$160,098	$51,690	$43,450	$20,691	$44,267

(a)
Represents debt which was recorded in the Predecessor's balance sheet as of December 31, 2004.

(b)
Purchase obligations include agreements to purchase goods and services that are enforceable and legally binding and that specify all significant terms, including: fixed and minimum quantities to be purchased; fixed, minimum or variable provisions; and the approximate timing of the transaction. Purchase obligations exclude agreements that are cancelable without penalty.

(c)
Other obligations represent payments related to postemployment benefits and pension plans. Included in those amounts are expected pension plan contributions of $4.5 million in 2005. Contributions to defined benefit pension plans beyond 2005 cannot be reasonably estimated and are not reflected in this table.

        With the exception of the debt, there have not been any material changes to the information presented in the table above. In connection with the Transactions, all of the existing debt was repaid with the exception of the capital lease obligations. On February 11, 2005, senior subordinated notes in the amount of $275.0 million and a new senior secured credit facility consisting of a term loan in the principal amount of $335.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million were entered into. Under the term loan, we will make quarterly principal payments of $0.8 million with the remaining outstanding balance paid in 2012. The payments under the senior subordinated notes are interest only through 2011 at which time the entire principal amount must be paid.

        We are subject to a cash deficiency agreement related to the $15.0 million revolving credit agreement of one of our affiliates, in which we are a general partner. This agreement requires us to make certain contributions in order to ensure the affiliate's compliance with debt covenants. At March 31, 2005, the affiliate had no amounts outstanding under their revolving credit agreement and was in compliance with all covenants.

        We have a cross-country interest rate swap agreement denominated in euros that matures in 2009. This swap agreement is designated as a hedge of the net investments in our European operations. The fair value of the liability was recorded in accrued liabilities with a related offset to foreign currency translation adjustments, net of taxes, for approximately $10.2 million at March 31, 2005. In the event the euro continues to strengthen against the U.S. dollar the fair value of the liability will increase.

Quantitative and Qualitative Disclosures About Market Risk

        Our major market risk exposure are potential losses arising from changing rates and prices regarding foreign currency exchange rate risk, interest rate risk, commodity price risk and credit risk. The audit committee of our Board of Directors regularly reviews foreign exchange interest rate and commodity hedging activity and monitors compliance with our hedging policy. We do not use financial instruments for speculative purposes and we limit our hedging activity to the underlying economic exposure.

  Foreign Exchange Risk

        Our financial results are subject to the impact of gains and losses on currency translations, which occur when the financial statements of foreign operations are translated into U.S. dollars. The effect of translating the balance sheet into U.S. dollars is included as a component of other comprehensive income (loss) in stockholders' equity.

        We operate a geographically diverse business with approximately 45% of our sales during the twelve months ended December 31, 2004 coming from our international operations in currencies other than the U.S. dollar. Because consolidated financial results are reported in dollars, sales or earnings generated in currencies other than the U.S. dollar can result in a significant increase or decrease in the amount of those sales and earnings when translated back to U.S. dollars. The financial statements of our operations outside the U.S. where the local currency is considered to be the functional currency are translated into U.S. dollars using the exchange rate in effect at each balance sheet date for assets and liabilities and the average exchange rate for each period for sales, expenses, gains, losses and cash flows. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. The effect of translating foreign subsidiaries' balance sheets into U.S. dollars is included in other comprehensive income. The foreign currencies to which we have the most significant exchange rate exposure include the Canadian dollar and the euro. Additionally, our financial results are subject to the impact of gains and losses on transactions denominated in currencies other than the functional currency of the relevant operations. These gains and losses which are included in other non-operating expense, have historically not been material. As a result, we historically have not engaged in any material foreign currency hedging activities.

  Interest Rate Risk

        We are exposed to fluctuations in interest rates on our long-term senior secured term loan and revolving credit facility. The senior subordinated notes are fixed at an interest rate of 7.5%. Our new senior secured credit facilities will be variable rate debt. Changes in interest rates will not affect the market value of such debt but will affect the amount of our interest payments over the term of the loans. Likewise, an increase in interest rates could have a material impact on our cash flow. A 100 basis point increase in interest rates on our variable term loan under our new senior secured credit facilities would have an estimated impact on pre-tax earnings of $3.4 million annually.

  Commodity Risk

        We purchase significant amounts of natural gas to supply the energy required in our production processes for our products in both the Chemicals and Potters division. Since we are a producer of inorganic chemicals, natural gas provides an energy source for us but is not a direct feedstock of our products. Therefore, exposure to the volatility in energy prices is less than many producers of organic petrochemicals. We have implemented a hedging program in the United States which allows us to mitigate exposure to natural gas volatility. Forward purchases for natural gas are also made in regard to our production in Canada.

        We have entered into forward contracts with respect to the purchase of natural gas in our domestic operations. These contracts had a fair value of $17.1 million and $3.2 million at March 31, 2005 and March 31, 2004, respectively. The respective current and non-current balances are recorded in prepaid and other current assets and other long-term assets. The related offset is recorded in other comprehensive income (loss), net of tax. Gains and losses are realized upon maturity of the respective contracts and recorded in production costs at that time.

  Credit Risk

        We are exposed to credit risk on financial instruments to the extent a counterparty fails to perform certain duties as required under the provisions of an agreement. We only transact with counterparties having an appropriate credit rating for the risk involved. Credit exposure is managed through credit approval and monitoring procedures.

        Concentration of credit risk can result primarily from trade receivables, for example, with certain customers operating in the same industry or customer groups located in the same geographic region. Credit risk related to these types of receivables is managed through credit approval and monitoring procedures.

BUSINESS

Overview

        We are a leading global producer of inorganic specialty chemicals and engineered glass materials. We conduct our operations through two principal businesses: our Chemicals division, which is one of the largest global manufacturer of sodium silicate and related high performance silicate-derivatives, and our Engineered Glass Materials division (which we refer to as our Potters division), which is a leading global manufacturer of glass spheres used in highway safety and other specialty applications. We believe that we maintain the number one or two market position in all of our major product lines in each of the geographic markets we serve. Our products are used in a variety of predominantly niche applications in a diverse range of industrial, consumer and governmental end-markets. We sell our products in 103 countries to over 3,000 customers, many of which are leading companies in their respective industries, such as 3M, Anheuser-Busch, Colgate-Palmolive, Ennis Paint, Norske Skog, Procter & Gamble, Royal Dutch/Shell and Unilever. We maintain long-standing relationships with many of our customers and have conducted business with our top ten customers for an average of 44 years. Our customers place significant value on our industry-leading brands, which have gained a reputation for quality, reliability, technical performance and innovation. For the year ended December 31, 2004, we generated sales of $601.0 million.

        We operate 57 manufacturing sites in 19 countries on five continents and a comprehensive global manufacturing and distribution network to serve the customers in our end-markets. Our proximity to our customers enables us to provide customer service efficiently, improve response times and reduce transportation costs, each of which constitutes a significant competitive advantage. Our global presence enables us to capitalize on opportunities to increase sales of our existing product portfolio into new or higher-growth emerging geographies, such as Asia-Pacific and Eastern Europe. Our technical service and customer support capabilities also differentiate us with our customers. We leverage our strong research and development competencies to expand into higher value-added product and application extensions from our core silicate and engineered glass product platforms. For example, in our Potters division, we expanded our core engineered glass product line to produce a higher-performance glass sphere using innovative direct melt manufacturing technology to provide enhanced visibility in highway and road pavement markings.

        We have historically generated stable unit volume growth and operating results. During the past 10 years, our sales grew organically and through small complementary acquisitions at a compounded annual growth rate of 5.6%. Many of our products are used in a variety of non-discretionary applications or non-cyclical end-markets, including consumer products, food and beverage, highway maintenance, industrial and institutional cleaning, rubber and plastics, and water treatment. Our exposure to economically cyclical end-markets is mitigated by the diversity and low end-market concentration of our broad product portfolio. We believe our strong market positions also contribute to the stability of our operating performance. Since we are often the primary supplier to our customers, declines in demand for products we sell generally have a greater impact on smaller, regional producers. In addition, unlike many petroleum-based chemical companies that use oil or natural gas as feedstocks, the inorganic nature of our products makes us less sensitive to the volatility associated with energy-related commodity prices. We are also typically able to pass through increases in the prices of raw materials and natural gas to our customers. For example, we have structured the majority of our contracts with our largest Chemicals division customers to include adjustments for changes in the price of natural gas and raw materials.

Our History

        We trace our roots to a Philadelphia soap and candle business founded in 1831. The original company began producing and selling "silicate of soda," or sodium silicate, in 1861 as a builder to replace resin in soap formulations. We entered the engineered glass materials business in 1977 with the acquisition of Potters Industries, a producer of glass beads used to increase retroreflectivity in highway pavement markings, the largest end-use application for these products, and other applications. We expanded our Chemicals division product line through the acquisitions of specialty adsorbents products and Dow Chemical's magnesium sulfate business as well as the formation of Zeolyst International, our 50/50 joint venture with CRI International, a Royal Dutch/Shell Group company. We began manufacturing Chemicals products in Europe in 1989 and in Asia in 1992 and have further expanded into China with the construction of a sodium silicate facility in Tianjin. We continue to grow our business organically as well as through joint ventures and small complementary acquisitions.

Chemicals Division

        Our Chemicals division, which accounted for $393.6 million, or 65%, of our sales for the year ended December 31, 2004, is a recognized leader in silicate technology and has been developing, manufacturing and distributing silicate-based specialty chemicals for over 140 years. We are one of the largest sodium silicates producer in North America and operate 37 manufacturing facilities in 14 countries located in North America, Europe and Asia-Pacific. Our principal Chemicals division products include powder and liquid sodium silicate and an array of related high performance specialty chemicals, such as magnesium sulfate, zeolite and zeolite-based catalysts and silica gels. Silicate-based chemicals are generally used to enhance the performance or quality of a variety of end-products. Applications for our Chemicals division products span numerous distinct end-markets and include uses such as (1) additives for downstream chemical manufacturing, (2) bleaching aids for pulp and paper manufacturing, (3) water softening and cleaning agents in laundry and other household detergents, (4) adsorbents and clarifying agents for food and beverage production, (5) gelling or setting agents for soil stabilization in the construction industry, (6) corrosion inhibitors and coagulants for municipal water treatment processes and (7) additives for water-based petroleum drilling fluids that are beneficial to the environment.

        Demand for our Chemicals division products has historically remained stable due to the diverse consumer and industrial end-markets we serve as well as the global scale of our business. Our products are essential building blocks or provide critical performance functions in the end-products for which they are used, yet typically represent a small portion of the overall cost of such end-products. Given the inorganic nature of our products, we have also benefited from a global trend toward more environmentally friendly chemical solutions. For example, our inorganic sodium silicate products are used in water treatment processes as a replacement for phosphates, which generally requires increased chlorination of municipal water systems.

        Certain of our product lines have experienced significant growth due to the proliferation of new product applications, the development of new silicate formulations with higher performance characteristics and the expansion into emerging geographic markets. We have also leveraged our strong research and development competencies to expand into higher value-added product and application extensions from our core silicate and zeolite platforms. For example, we have developed a high value-added zeolite-based catalyst used in upstream polyester manufacturing processes and automotive emissions control.

  Products and End-Markets

        Our Chemicals division produces silicate, zeolite and other related high performance specialty chemicals. Our Chemicals division consists of six principal product lines: (1) sodium silicate, (2) magnesium sulfate, (3) zeolite-based catalysts, (4) silica gels, (5) zeolite and (6) other industrial chemicals. The following table sets forth the sales of our Chemicals division for the year ended

December 31, 2004, as well as the principal products and principal end-use markets of our Chemicals division.

Division	Sales	Principal Products		Principal End-Markets
(in millions)
Chemicals	$393.6	•	Sodium silicate	•	Agriculture
		•	Magnesium sulfate	•	Chemical manufacturing
		•	Other industrial chemicals	•	Construction
				•	Consumer products
				•	Institutional & industrial cleaning
				•	Pulp & paper
				•	Rubber & plastics
				•	Water treatment
		•	Zeolite-based catalysts	•	Petrochemicals
		•	Silica gels	•	Plastics
				•	Food & beverage
		•	Zeolite	•	Consumer detergents

  Sodium Silicate

        We are a recognized leader in silicate technology. Sodium silicate is an inorganic chemical used as a building block to enhance the performance or quality of a diverse range of end-products. We are the only manufacturer and distributor that operates locally in the three major geographic markets for sodium silicate, North America, Europe and Asia-Pacific. We have 33 sodium silicate production facilities around the world, while our closest competitor has six.

        The North American sodium silicate market, the largest segment of the overall silicate industry, has experienced significant consolidation among producers declining from four to two major producers, Occidental Chemical and us, over the past three years. This market dynamic has resulted in a stable market structure and improved industry profitability as industry capacity utilization rates have increased to levels in excess of 90%.

        We manufacture and sell sodium silicate as building blocks or performance enhancers for other end-products in many industrial and consumer applications. We manufacture sodium silicate products as a base for fluid catalytic cracking catalysts in petrochemical manufacturing, for silica gels to remove impurities from food and beverage and for precipitated silica for tires, toothpaste and athletic footwear. Our sodium silicate products are also used as a cost-effective, bleaching aid that is beneficial to the environment and provides higher brightness pulp and paper products. Other applications for sodium silicate include uses such as a corrosion inhibitor in municipal water treatment and dishwasher machine parts and in soil grouts to stabilize or compact loose, sandy soil for tunnel construction.

        We sell our sodium silicate products to companies in the consumer and industrial end-markets, including 3M, Colgate-Palmolive, Degussa, Norske Skog, Procter & Gamble, Rhodia, Unilever and W.R. Grace. We sell a majority of our sodium silicate product line in North America and to a majority of our largest customers globally through full or partial requirements contracts with either cost-adjustment or market-adjustment provisions. Cost-adjustment contracts are typically long-term and allow for pass-through of variable costs, while market-adjustment contracts are typically short-term and allow for price changes based on regional merchant market pricing. The remainder of our sales is on a spot pricing basis or covered by customer purchase orders, which generally last one year.

  Magnesium Sulfate

        We market both liquid and crystal magnesium sulfate primarily for use in consumer products, agricultural applications, and industrial applications in North America. We sell magnesium sulfate primarily for use in consumer products as an analgesic soak, commonly referred to as epsom salt, and as a plant food. We also sell magnesium sulfate for use in agricultural applications as a component of livestock feeds and fertilizers. The industrial sector uses magnesium sulfate in the paper-making process to improve bleached pulp strength and to improve pulp yields. In addition, we sell magnesium sulfate as an enzyme stabilizer for the production of high fructose sugars and as a flame retardant for some specialty plastics.

        We sell magnesium sulfate to major epsom salt repackagers or distributors, such as Cumberland Swan and Aaron Industries, and to major pulp and paper mills, such as Howe Sound and Canadian Forest Products. We also sell directly to customers for agricultural applications and to chemical distributors for resale. We compete with one other major producer of magnesium sulfate, Giles Chemical, and a fragmented group of small liquid magnesium sulfate producers in North America. We believe the most important competitive factors for our magnesium sulfate products are quality, service and price.

  Zeolite-Based Catalysts

        We are a leading global manufacturer of zeolite-based catalysts. We conduct our high performance zeolite catalyst activities through Zeolyst International, or ZI, our 50/50 joint venture with CRI International, a Royal Dutch/Shell Group company. We account for our investments in ZI under the equity method and, therefore, do not consolidate its sales in our financial results. ZI produces high-performance zeolites that are used as key catalysts in the refining process. These zeolite catalysts are more thermally stable and catalytically active than our detergent zeolite products. ZI manufactures and sells zeolite-based catalysts primarily to the petroleum refining and petrochemical industries.

        ZI sells zeolite-based catalysts to major petroleum refineries, including Royal Dutch/Shell. All sales are customized for each customer, which is customary in the catalyst business. We compete with other refining, petrochemical and chemical companies. We believe the most important competitive factors for our catalytic zeolites and zeolite-based catalysts products are research and development capabilities, innovation, quality and price.

  Silica Gels

        We manufacture silica gels including polyolefin catalysts and specialty adsorbents and sell these products globally. Our polyolefin catalysts enable HDPE producers to manufacture films for grocery bags, blow-molded products, such as plastic containers, wire and cable sheathings, and gas and sewer pipe with increased toughness. We manufacture specialty adsorbents in North America and Europe sell these products to major breweries, food processors and large chain restaurants.

        We compete with other manufacturers of silica gels including W.R. Grace and Ineos. We believe the most important competitive factors for our silica gels are product performance, service, technology support and reliability.

  Zeolite

        We are the largest producer of detergent zeolite in North America, with two plants in the United States. We manufacture and sell detergent zeolite, which is the primary water softener in powder laundry detergents. North American sales of detergent zeolite products have declined over the last few years primarily due to the competitive environment, declining sales of powder laundry detergent as consumer preferences shift toward liquid laundry detergent and reformulation of powdered detergents to reduce zeolites in favor of more soluble builders. In Asia, we have experienced modest growth in our detergent zeolite sales. With recent bans on phosphates, major global producers of laundry detergents have formulated new phosphate-free products using zeolites and have been aggressively entering new Asian markets. In addition, we have been actively pursuing other end-use market opportunities for our detergent zeolite products.

        Our North American operations primarily serve one large customer, Procter & Gamble, while our Asian businesses serve a variety of consumer products companies, such as Unilever, Aekyung Detergent Group, Kao and Henkel. In North America, we compete with Industrial Zeolites Limited. In Asia, we compete with several small, regional competitors, including Cosmo, Zeobuilder and Thai Silicate. We believe the most important competitive factors for our detergent zeolite products are price, quality and customer service.

  Other Industrial Chemicals

        We produce a variety of other industrial chemicals, such as potassium silicate, metasilicate, powdered sodium silicate glass, hydrous silicate, magnesium silicate, lithium silicate and aluminum sulfate. Our other industrial chemical products serve various niche applications, including industrial and institutional cleaners, petroleum and gas drilling, water purification and metal foundry processes and we sell our other industrial chemicals to a broad range of customers. We produce these industrial chemicals in North America, Europe and Asia-Pacific.

        Our leading position in sodium silicate enables us to produce several silicate-derivative products, such as potassium silicate and hydrous silicate. Our largest silicate derivative is potassium silicate, a high value-added product that acts as a corrosion inhibitor in cleaning compounds, automotive antifreezes, binders in welding rods and in high-temperature cement formulations. We recently began selling potassium silicate for water-based drilling fluids, in which our product acts as a corrosion inhibitor and lubricity enhancer. We sell potassium silicate to welding rod producers, such as Lincoln Electric and ESAB, and to major drilling companies, such as Marquis Fluids and Baroid Drilling. We are the only producer of potassium silicate in North America.

        We also manufacture hydrous silicate, another sodium silicate-derivative, used in laundry detergents and auto dish tablets. Hydrous silicate acts as a soluble builder and provides a source of alkalinity to cut grease. Our primary competitor for hydrous silicate is Ineos. We sell hydrous silicate for auto dishwashing detergent to global manufacturers, such as Procter & Gamble, Henkel, Dali and Reckitt Benckiser. In addition, our metasilicate, magnesium silicate and powdered sodium silicate glass products allow us to serve a variety of other diverse end-markets.

Potters Division

        Our Potters division, which accounted for $207.4 million, or 35%, of our sales for the year ended December 31, 2004, is a recognized leader in engineered glass materials with over 90 years of industry expertise. We operate 22 manufacturing facilities in 12 countries throughout North America, Europe, Asia-Pacific and South America giving us close access to and quick delivery capabilities for our customers worldwide. Our Potters division manufactures highly engineered solid and hollow glass spheres used in a variety of applications, such as (1) light reflective pavement markings found on highways and roads worldwide, (2) cost-effective polymer additives and fillers used to improve dimensional stability and reduce shrinkage and warping of plastic molded products, (3) conductive and electromagnetic interference, or EMI, shielding particles used in a variety of communications devices and (4) blasting media for cleaning, finishing and peening high performance metals used in automotive, aerospace and other manufactured products and components.

        Four major producers currently account for over 90% of worldwide industry sales, resulting in a stable market environment. The engineered glass materials industry is characterized by the high performance nature of most engineered glass applications, which often requires producers to provide superior service and technical support. For example, highway maintenance contractors require significant sales, marketing, technical assistance and short delivery lead times in order to meet pavement marking reflectivity performance requirements and project completion deadlines. These customer demands have benefited large producers, like us, who have the resources to provide such customer support and technical service.

        Potters also manufactures highly specialized glass spheres and particles used as value-added materials for polymer additives, conductive materials and metal finishing media. Given their highly specialized and technical nature, our precision engineered glass materials applications have generated significant growth and profitability for us. Our glass sphere products are used as an anti-warping additive and low-cost filler in polymer compounds used in plastics manufacturing. Our silver-coated glass spheres offer unique conductivity and EMI shielding performance capabilities and are used primarily in the manufacture of cellular phone gaskets. As blasting media for metal finishing, our glass impact spheres substitute for industrial sand, aluminum oxide, iron or steel media and can be used multiple times. We generally account for a significant share of these niche end-markets.

  Products and End-Markets

        The following table sets forth the sales of our Potters division for the year ended December 31, 2004, as well as the principal products and principal end-markets of our Potters division.

	Sales	Principal Products		Principal End-Markets
(in millions)
Potters	$207.4	•	Solid glass spheres	•	Highway safety
				•	Metal finishing
		•	Hollow glass spheres	•	Polymer additives/fillers
		•	Conductive particles	•	EMI shielding materials

  Highway Safety

        We are a global producer of engineered glass products used for highway safety applications. We manufacture and sell solid glass spheres throughout the world. Our solid glass spheres are made from cullet, or recycled glass, and applied in highway and road lane markings to provide retroreflectivity. Our Potters division pioneered and introduced a new glass sphere, which provides superior visibility for motorists in wet night and dry night conditions using direct melt glass sphere manufacturing technology.

        Demand for our engineered glass materials has grown substantially due to increased spending for maintenance and upgrade of existing highways and roads and the construction of new highways and roads by government agencies around the world. In the United States, the largest geographic market for highway and road pavement markings, the federal government has authorized in excess of $270 billion for highway-related spending since 1998. The federal government has legislation pending that would further increase spending on highway-related programs. We believe highway safety-related markets will benefit disproportionately from this spending due to factors such as (1) the aging U.S. highway system, (2) increasing government focus on reducing driving-related injuries and fatalities and (3) increasing public awareness of the social and taxpayer costs associated with such injuries and fatalities. We also expect strong demand from international markets as a result of growth in construction of road infrastructures in developing economies as well as road maintenance spending in developed nations. We believe we will continue to benefit from growth in this market as a result of our recognized leadership in providing innovative new products and customer support.

        We sell our highway safety products to highway contractors and governmental agencies. Historically, Potters has sold approximately 30% of its glass spheres to government agencies and the remaining approximately 70% to highway contractors. We have increased our sales to highway contractors as government agencies continue to outsource their highway purchasing decisions. We believe highway contractors value our sales and marketing capabilities and technical support.

        Our primary competitors in North America are Flex-O-Lite and Swarco. We also compete with Sovitec and Swarco in Europe. We believe the most important competitive factors for our highway safety products are delivery capability, full product offerings, technology support, quality and price.

  Other End-Markets

        EMI Shielding Materials.    We are a leading manufacturer of silver coated glass particles used in conductive particles for cell phone EMI shielding gaskets. Our glass spheres are used in commercial devices and electronics as conductive particles and to provide electromagnetic interference, or EMI shielding. Our conductive particles are used to provide design engineers the flexibility to create unique conductive and EMI shielding materials. Our customers utilize our conductive particles products primarily in the manufacture of cell phone gaskets. We manufacture our conductive particles products exclusively in North America and sell these products in North America, Europe and Asia. We sell our conductive particles products primarily to silicone gasket manufacturers and applicators who sell their products to large cell phone original equipment manufacturers, such as Nokia, Samsung and Ericsson. We compete with several other competitors throughout the United States, Europe and Asia. We believe the most important competitive factors for our conductive particles products are technology, customer support and price.

        Polymer Additives/Fillers.    Our solid glass spheres are used to improve polymer molded products by filling microscopic holes in molds and other shaping devices. Our hollow glass spheres are used as a filler to reduce weight in compounds, putties and emulsion materials. The use of solid or hollow spheres in polymer additives improves flow properties by lowering viscosity, reducing shrinkage and warping by improving dimensional stability and facilitating high resin displacement through higher filler loadings. As a result, these finished polymer-based products benefit from increased flex, greater abrasion resistance, increased surface hardness and improved stress distribution. Our solid glass spheres typically displace more expensive resins or glass fibers, while our hollow glass spheres are essential components in weight-sensitive applications such as automotive and marine end-uses. We sell our polymer additives/fillers to Bayer, DuPont, LNP, Dyno Nobel, Dow and other resin manufacturers. Our solid glass spheres compete with Swarco and Flex-O-Lite in North America and Sovitec in Europe. Our primary competitor for hollow glass spheres is 3M. We believe the most important competitive factors for our polymer additives/fillers products are providing a full product offering and technical support.

        Metal Finishing.    Our solid glass spheres are used as blasting media in the metal finishing industry for cleaning, finishing and peening. Our solid glass spheres are expelled from blasting equipment to clean and finish automotive and airplane components and stainless steel metal fabricated parts. Peening offers engineers the ability to design lighter, thinner parts while maintaining part strength. Our metal finishing products enable metalworking engineers to achieve increased reliability and precision in impact blasting applications. Peening operations have increased in the metalworking industry as weight reduction has become an important design criterion, especially in the aerospace industry. International growth has also accelerated, driven by increased demand for machine and automotive replacement parts in countries undergoing rapid industrialization. We sell our metal finishing products to large distributors and users of industrial equipment and materials, such as International Surface Preparation, Grainger and Metal Improvement Company. We compete with Flex-O-Lite and Swarco in North America, while Sovitec and Swarco are our primary European competitors. We believe the most important competitive factors for our metal finishing products are our full product offering, supply capability and technical support.

Raw Materials

  Chemicals division

        The Chemicals division's major raw materials include soda ash, industrial sand and aluminum trihydrate, or ATH. Our raw materials are generally widely available on a local basis worldwide. We have long-term supply contracts through 2005 and 2007 for our soda ash requirements and through 2007 for our ATH requirements. We maintain a raw material quality audit and qualification program to ensure that the material purchased satisfies our quality requirements. Furthermore, we are typically able to pass through increases in the price of raw materials to our customers. We have structured the majority of our contracts with our largest Chemicals division customers to include adjustments for changes in the price of raw materials.

        Soda ash is the key raw material utilized in the production of sodium silicate. We purchase soda ash regionally with long-term regional contracts. Our strategy is to maintain several sources of contracted soda ash supply in each region. Our primary global suppliers include FMC, General Chemical and Solvay.

        Industrial sand is a key raw material in the manufacture of sodium and potassium silicate. We purchase industrial sand regionally to minimize transportation costs. Our strategy is to maintain several sources of supply in each region. Our primary global suppliers are US Silica and Unimin.

        ATH is a key raw material in the production of detergent zeolite, aluminum sulfate and catalysts. We currently have a long-term contract to supply our North American requirements. Our primary global suppliers include Gramercy Alumina LLC and Alcoa.

  Potters division

        The key raw material for the Potters division is cullet, or recycled glass, which is sourced from glass recyclers around the world. Cullet is generally in ample supply from local recyclers in the regions in which we operate.

Manufacturing Process

        Both the Chemicals division and Potters division manufacturing processes are basic and do not rely on significant technology improvements to create quality products. Sodium silicate, the core product for the Chemicals division is created by combining soda ash with silica, or industrial sand, which is then melted in a furnace to a liquid glass form. Due to the weight and contribution of water, which is approximately 60%, sodium silicate can not be transported cost-effectively which inhibits low cost importers from entering the U.S. market. In our Potters division, glass spheres are produced from recycled glass that is dried in a gas fired dryer, then ground and sifted to various grades of grains and fed into vertical gas fired furnaces to form spheres. The spheres are then blended to meet various specifications, coated and packaged.

        We purchase natural gas to supply the energy required in our production processes for our products. We have also implemented a hedging program in the United States which allows us to mitigate exposure to energy volatility. Our hedging strategy has mitigated volatility in natural gas when compared to purchasing natural gas at spot market prices. We also make forward purchases for natural gas in Canada, Mexico and Europe.

Sales and Marketing

  Chemicals division

        Our Chemicals division utilizes both a direct sales force as well as established chemical distributors to market its broad array of products. Specialized distributors are utilized to market our products in technical or niche markets. For most customers, our direct sales force calls on the customer, supported by our experienced technical staff. Our global sales force and technical staff employ a proactive and consultative approach to the sales process. In many cases, particularly in specialty products, the sales force assists with the design and development of new products for a client's specific needs.

  Potters division

        Our Potters division primarily utilizes a technically-trained internal sales force to market its product offerings in each geographic market it serves. In addition, our Potters division also employs distributors for sales in North America and Europe. In North America, our internal sales force is organized by the four principal end-markets served by our Potters division. For the Potters division's largest end-market, the highway safety sector, we sell to government agencies through direct bid processes and through distributors.

Research & Development

        We benefit from the highly-skilled technical capabilities of our 74 employees dedicated to research and development. We operate four research and development facilities in four countries throughout the world. Our research and development activities are directed toward the development of new and improved products, processes, systems and applications for existing product lines. We also conduct exploratory research and development of new products for new business opportunities. Our research and development competencies have enabled us to expand into higher value-added product and application extensions from our core silicate and engineered glass product platforms. We believe we are the only producer in the markets we serve that offers organized product development and technical support services on a global basis. Research and development expenses were approximately $9.4 million in 2004 and $8.8 million in 2003.

Intellectual Property

        We own or have rights to a large number of patents relating to a large number of products and processes. On a worldwide basis, we own approximately 68 patented inventions, with more than 250 patents issued in countries around the world. While no one patent is crucial to our continued success, our patent portfolio in aggregate, combined with our extensive manufacturing and product experience and knowledge, provides us with competitive advantage. We also own approximately 90 registered trademarks, with more than 235 registrations around the world.

Employees

        As of March 31, 2005 our domestic and international operations consisted of approximately 1,931 employees, of which 895 were employed in the United States and 292 were employed in Canada, Mexico and Brazil. We also employ 472 throughout Europe. The remaining approximately 272 employees were dispersed throughout the Asia-Pacific region, primarily in Australia, Japan, Thailand and China. Approximately 26% of our U.S. and Canadian employees were unionized as of March 31, 2005. Several different labor unions or their affiliates represented these employees, including the International Chemical Workers Union and the International Brotherhood of Teamsters and were covered under numerous separate labor contracts. Typically labor contracts in the United States and Canada are three to four years in duration. In our international operations, approximately 48% of our employees are covered under a works council or union representation. On a global basis approximately 35% of our employees are represented by a union or works council, of which approximately 54% were covered by labor contracts that were renewed. We believe we have good relationships with our employees.

Properties

        Our headquarters are located in Berwyn, Pennsylvania. We are a global company operating 57 manufacturing sites in 19 countries on five continents, including 37 Chemicals manufacturing facilities in 14 countries and 22 Potters manufacturing facilities in 12 countries throughout the world. We also have three administrative facilities and four research and development facilities throughout the world.

        The table below presents summary information regarding our facilities as of December 31, 2004.

CHEMICALS FACILITIES	OWNED/ LEASED
North America
Anderson, IN	Owned
Augusta, GA(1)	Owned
Baltimore, MD	Owned
Chester, PA	Owned
Gurnee, IL	Owned
Jeffersonville, IN	Owned
Kansas City, KS	Owned
Pineville, LA	Owned
Rahway, NJ	Owned
South Gate, CA	Owned
St. Louis, MO	Owned
Tacoma, WA	Owned
Utica, IL	Owned
Parksville, BC	Owned
Surrey, BC	Owned
Toronto, ON	Owned
Valleyfield, ON	Owned
Whitecourt, AB	Owned
Altamira, Mexico	Owned
Guadalajara, Mexico	Owned
San Martin, Mexico	Owned
Tlalnepantla, Mexico	Owned
Europe
Maastricht, Netherlands(2)	Leased
Delfzijl, Netherlands(3)	Owned
Winschoten, Netherlands	Leased
Glomfjord, Norway	Leased
Karlstad, Sweden	Owned
Naantali, Finland	Leased
Worms, Germany	Owned
Wurzen, Germany	Owned
Trosly-Breuil, France	Leased
Livorno, Italy(4)	Leased
Asia-Pacific
Melbourne-Dandenong, Australia(1)	Owned
Sydney-New South Wales, Australia	Owned
Bangkok, Thailand	Leased
Seoul, South Korea	Owned
Taipei, Taiwan	Owned
Tianjin, China(5)	Owned
POTTERS FACILITIES	OWNED/ LEASED
North America
Apex, NC	Owned
Brownwood, TX	Owned
Canby, OR	Owned
Carlstadt, NJ	Owned
Cleveland, OH	Leased
Kingman, AZ	Owned
Potsdam, NY	Owned
LaPrairie, Quebec	Owned
Moose Jaw, SK	Owned
Mexico City, Mexico	Owned
South America
Rio de Janeiro, Brazil	Owned
Europe
St. Pourcain-sur-Sioule, France(2)	Owned
Kircheimbolanden, Germany	Owned
Barnsley, South Yorkshire, England	Owned
Durham, West Auckland, England	Owned
Walbrzych, Poland	Owned
Asia-Pacific
Melbourne-Laverton, Australia	Owned
Bangkok, Thailand	Owned
Beijing, China	Owned
Tsukuba City, Japan	Owned
CORPORATE FACILITIES	OWNED/ LEASED
North America
Berwyn, PA	Leased
Europe
Amersfoort, Netherlands	Leased
Bury St. Edmunds, England	Leased
RESEARCH & DEVELOPMENT FACILITIES	OWNED/ LEASED
North America
Conshohocken, PA	Owned
Toronto, ON	Leased
Europe
Maastricht, Netherlands	Owned
St. Pourcain-sur-Sioule, France	Owned

(1)
These facilities also manufacture our Potters division products.

(2)
These facilities also conduct research and development activities.

(3)
Owned by our 50/50 joint venture, Zeolyst International.

(4)
Products manufactured on our behalf by Rhodia Italia under a tolling arrangement.

(5)
Under construction.

        We lease seven of our production facilities and four of our administrative facilities. These leases expire between 2005 and 2033. Substantially all of the leases contain renewal provisions with automatic rent escalation clauses. The facilities we own are subject to major encumbrances under our existing credit facility. In addition to the facilities that are owned, our fixed assets are comprised primarily of machinery and equipment, trucks and warehousing, transportation and computer equipment.

Environmental Regulations

        We are subject to extensive local, state, federal and foreign environmental, health and safety laws and regulations concerning, among other things, emissions to the air, discharges to land and water, the generation, handling, treatment and disposal of, or exposure to, hazardous substances. Our facilities typically require operating permits that are subject to renewal and, in some circumstances, revocation. Compliance with environmental laws and regulations may require us to make significant site or operational modifications at substantial cost. Violations of environmental laws and regulations, or any permits issued thereunder, may result in restrictions on our operating activities, substantial fines, penalties, damages or other costs, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

        Under certain environmental laws, liability for the cleanup of contaminated sites can be imposed retroactively and on a joint and several basis. We could be held responsible for all cleanup costs at a site, whether currently or formerly owned or operated, and regardless of fault, knowledge, timing or cause of the contamination. We are currently, and may in the future be, responsible for some or all of the investigation or remediation costs for certain contaminated property, including those at properties where we have disposed of our waste and at properties which we no longer own. The discovery of currently unknown contaminants or the imposition of additional cleanup obligations at these or other properties could result in significant liabilities. We cannot assure you that, as a result of former, current or future operations, that we will not incur significant expenditures relating to new or existing laws and regulations or additional environmental remediation or restoration liabilities.

        While we have budgeted for future capital and operating expenditures to maintain compliance with environmental laws and regulations, we cannot assure you that these laws and regulations or the interpretation of them will not change or become more stringent in the future or that additional unforeseen expenditures will not be required. Environmental laws and regulations are complex, and both the laws and regulations and the interpretation thereof, change frequently and have tended to become more stringent over time. For example, we may be materially impacted in the future by the EU regulation commonly known as REACH (Registration, Evaluation and Authorization of Chemicals) which was proposed by the European Commission on October 29, 2003. While it is uncertain as to when and in what form REACH will be finalized, REACH may eventually significantly expand the EU's regulation of chemicals and could lead to significant costs for some of our products.

        We are actively engaged in complying with environmental protection laws. We anticipate incurring future costs for capital improvements and general compliance under environmental laws, including costs to acquire, install, maintain and repair pollution control equipment. We incurred related capital expenditures of $5.6 million in 2004, $3.6 million in 2003 and $2.1 million in 2002. We estimate that $5.7 million will be spent for capital expenditures in 2005 for environmental controls at our facilities. This estimate is based on current regulations and other requirements, but it is possible that material capital expenditures in addition to those currently anticipated could be required if regulations or other requirements change.

        We are involved from time to time in administrative or legal proceedings relating to environmental matters and have in the past and will continue to incur capital costs and other expenditures relating to environmental matters. For a discussion of recent proceedings, the resolution of which has led to our payment of a fine and placement on probation until June 2007, see "Business—Legal Proceedings." In addition, we are also currently in discussions with the Kansas Department of Health and Environment regarding certain air emission violations at our Kansas City, Kansas facility and are awaiting a draft Consent Agreement for further discussions. Although the Consent Agreement may potentially impose a fine in excess of $0.1 million, we do not anticipate that the Consent Agreement will otherwise have a material impact on our business. We have a reserve in the amount of $0.3 million to cover any fines or capital expenditures imposed or required under the Consent Agreement.

Legal Proceedings

        We are involved from time to time in administrative or legal proceedings relating to our operations and facilities and have in the past and will continue to incur capital costs and other expenditures.

        We received a letter dated January 14, 2005 from King County, Washington, and the King County International Airport (collectively, the "Airport") reporting that the Boeing Company ("Boeing") has alleged that paint and reflective glass beads used by the Airport in routine taxiway stripe repainting operations on December 2, 2004, on a particular taxiway at the airfield, did not bond or became loose and were ingested into the jet turbine engines of several of Boeing's new, ready-for-customer delivery, aircraft. The letter further states that Boeing claimed that as a result of the incident it had replaced engines on fourteen aircraft and that there were many more pending. In a subsequent letter from the Airport to us, the Airport reported that Boeing informed them that as many as sixty engines may possibly be affected. The Airport's letter asserts that its own maintenance personnel performed the repainting operations and alleges that the maintenance personnel used products from four firms, including our Potters division. The Airport letter is addressed to each of those firms. Based on our preliminary investigation, we believe that the Airport neither requested nor received technical assistance from us in connection with the repainting operation. The Airport's letter states that King County has conducted an investigation and that the Airport has notified its insurance carrier which has also begun an investigation. The Airport's letter also reports that the Federal Aviation Administration (the "FAA") has been advised of the matter and has become involved. It is unclear whether a FAA investigation has been commenced.

        According to the Airport's letter, no personal injuries have been alleged and the letter does not report that there was property damage in any other aircraft using the Airport. The letter does not specify the amount of damages incurred as a result of the alleged incident. Rather, it reports that Boeing alleged that it incurred a loss of $2 million per engine in what Boeing described as a similar incident at another airport in early 2003, which incident we were neither involved in nor aware of until receipt of the Airport's letter. Based on our preliminary investigation, we believe that we have never had a claim of this nature. We have notified our insurance carrier, and we believe that we have significant insurance coverage for any eventual expenses and losses resulting from this alleged incident. This matter is in a very preliminary stage. No litigation or discovery has commenced. However, there can be no assurance that we will not become obligated to contribute significant amounts toward the recovery of losses described in the Airport's letter, or similar ones, or that the circumstances described therein will not have a material adverse effect on the Potter's division business or us.

        As a result of an incident at our Baltimore, MD facility on March 17, 1999 involving the unauthorized discharge of process water to a storm sewer, the United States Attorney for the District of Maryland undertook an investigation into environmental compliance at our Baltimore plant. The investigation later expanded to include two of our other plants in Chester, PA and St. Louis, MO. On March 10, 2004, we resolved the investigation by pleading guilty to three felony violations of the Clean Water Act. In addition to paying $0.6 million in fines, restitution and the funding of a community service project, we are on probation until June 2007. We also agreed to submit documents to the Department of Justice ("DOJ") describing our Environmental Management System ("EMS"). Several additions to the EMS have been made based upon discussions with the DOJ and we are in the process of implementing the EMS. Successfully implementing the EMS is required by an action plan that has been incorporated into the plea agreement.

        In the past five years, we have been a party to civil litigation matters. These matters have included disputes regarding employment matters and product warranty and negligence claims. All but two matters have been covered by applicable insurance. The two matters that have been denied coverage by our insurance carriers relate to the operations at our Augusta, Georgia facility. The suits, which are pending against numerous industrial and utility defendants, allege that emissions of mercury from the utility and industrial defendants' facilities resulted in harm to the two plaintiffs. We do not believe we have any material exposure to litigation liability.

MANAGEMENT

Executive Officers and Directors

        The following table provides information regarding our executive officers and directors:

Name	Age	Position(s)
Michael R. Boyce	57	Chairman of the Board of Directors and Chief Executive Officer
Michael R. Imbriani	61	Vice Chairman, Executive Vice President and President—Chemicals division
Scott Randolph	42	President—Potters division
William J. Sichko, Jr.	51	Senior Vice President and Chief Administrative Officer
James P. Cox	51	Vice President and Chief Financial Officer
Erwin J. Goede	47	President—PQ Europe
Richard A. Aube	36	Director
Arnold L. Chavkin	53	Director
Stephen V. McKenna	36	Director
Timothy J. Walsh	41	Director

        Michael R. Boyce became the Chairman of our Board of Directors and our Chief Executive Officer following the consummation of the Transactions. Mr. Boyce was the Chairman and Chief Executive Officer of Peak Investments LLC. Prior to April 1998, he was President & Chief Operating Officer of Harris Chemical Group and Chief Executive Officer of Penrice Soda Products Pty. Ltd. in Australia. Before joining Harris Chemical Group, he was with General Chemical, where he spent two years as Vice President and General Manager of its Industrial Chemicals division. Prior to that, he was President of Catalyst Resources, Inc., a subsidiary of Phillips Petroleum Company which manufactures polypropylene and polyethylene polymerization catalysts. From 1983 through 1986, he was Vice President and General Manager of Sylvachem Corporation, a wholly owned subsidiary of SCM Corporation, a company active in specialty chemicals. Earlier in his career, he was with Union Carbide, where he held a variety of positions in business management, sales & marketing, and manufacturing. Mr. Boyce also serves as a director on the boards of several private companies.

        Michael R. Imbriani has been President of the Chemicals division since March 2003 and became our Vice Chairman in February 2005. After joining PQ in 1973 as Assistant Treasurer, Mr. Imbriani held a number of positions in the finance group including Treasurer, Director of Finance, and Chief Financial Officer, as well as other leadership roles in our operations. In the fall of 1998, Mr. Imbriani was named as the Chief Information Officer. In 1999, he was appointed Executive Vice President of PQ and Group Vice President—Industrial Chemicals Group. In March 2003 Mr. Imbriani was appointed President of the Chemicals division.

        Scott Randolph became President of the Potters business effective April of this year after joining PQ as Senior VP Strategic Planning. Mr. Randolph has held senior management roles with IMC, including running the Global boron business. Mr. Randolph also held a number of senior leadership roles with Harris Chemical, running significant business operations for them in both North America and Europe.

        William J. Sichko, Jr. became Senior Vice President and Chief Administrative Officer of PQ responsible for Legal, Health Safety and Environmental compliance and Human Resources following the consummation of the Transactions. Mr. Sichko has held similar CAO roles with Peak Investments, Inc. and also was a senior manager within General Chemical and Harris Chemical.

        James P. Cox became Vice President and Chief Financial Officer in April of this year. Mr. Cox began his career with Potters Industries in 1975 as a staff accountant. In the period from 1975 - 1989

Mr. Cox held a number of increasingly responsible financial management positions within the Potters organization leading to his appointment as Controller in 1989. Mr. Cox assumed responsibility for all of PQ's financial reporting, as Manager of Corporate Financial Reporting in December 1994, with the consolidation of Potters and PQ's corporate finance departments in Valley Forge. In 2003, Mr. Cox was appointed Director of Finance.

        Erwin J. Goede has been President of PQ Europe since June 2001. In 1990, Mr. Goede became Finance Director for Akzo-PQ Silica, a joint venture between us and Akzo Nobel that produced and marketed silica-based products in Europe. In 1995, Mr. Goede joined Akzo Nobel's Polymer Chemicals Unit. Mr. Goede held roles of increasing responsibility with Akzo's Polymer Chemicals Unit, including European Business Manager for Peroxides and Global Business Manager for Specialty Monomers.

        Richard A. Aube became a director following the consummation of the Transactions. Mr. Aube is currently a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners, LLC in 2000, Mr. Aube was a Partner at the Beacon Group for seven years. Prior to that, Mr. Aube worked as an investment banker in the Natural Resources Group at Morgan Stanley & Co, Incorporated. Mr. Aube is also a Director of the Bill Barrett Corporation, Latigo Petroleum and KRATON Polymers.

        Arnold L. Chavkin became a director following the consummation of the Transactions. Mr. Chavkin is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). Mr. Chavkin participates in the general management of the firm, as well as having specific responsibility for overseeing the International and Industrial Growth activities and certain other investment focus areas for J.P. Morgan Partners, LLC. Prior to joining Chase Capital Partners, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements. Mr. Chavkin is currently a director of Brand Services, Inc., Crown Media Holdings, Inc., Encore Acquisition Company, Latigo Petroleum, Inc., Jetro JMDH Holdings, Inc., Noble Environmental Power, LLC and Vetco International Limited.

        Stephen V. McKenna became a director following the consummation of the Transactions. Mr. McKenna is currently a Principal of J.P. Morgan Partners, LLC and was a Principal of its predecessor, Chase Capital Partners. Prior to joining Chase Capital Partners in 2000, Mr. McKenna worked in the Investment Banking Group of Morgan Stanley & Co., Incorporated from 1999 to 2000 and in the Mergers & Acquisitions Group of J.P. Morgan & Co. Incorporated from 1996 to 1999. Mr. McKenna serves on the board of directors of National Waterworks, Inc. as well as a number of private companies.

        Timothy J. Walsh became a director following the consummation of the Transactions. Mr. Walsh has been a Partner of J.P. Morgan Partners, LLC since 2000. From 1993 to 1999, Mr. Walsh held various positions with J.P. Morgan Partners, LLC in Europe and North America. Prior to 1993, he was a Vice President of J.P. Morgan Chase & Co. (formerly The Chase Manhattan Corporation). Mr. Walsh is also a director of KRATON Polymers, Better Minerals & Aggregates Company, Klockner Pentaplast S.A., Metokote Corporation and Pliant Corporation.

Compensation of Management

        The following table provides certain summary information concerning compensation that the Company paid to or accrued on behalf of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (determined as of the end of fiscal 2004 and hereafter referred to collectively as the "Named Executive Officers") for the last three fiscal years ended December 31.

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation
						Securities Underlying Options(3) (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation	Restricted Stock Awards(2) ($)		All Other Compensation(4) ($)
Stanley W. Silverman(5) Chief Executive Officer and President	2004	614,737	520,000	—	365,570	8,623	20,597
Michael R. Imbriani Executive Vice President	2004	326,832	205,013	—	137,749	3,248	20,567
Erwin J. Goede President—PQ Europe	2004	293,395	220,992	—	39,059	920	5,427
Jerry E. Sheridan(6) Executive Vice President	2004	267,146	152,960	—	100,497	2,369	20,107
Joseph A. Caruso Vice President	2004	253,248	167,999	—	89,655	2,115	11,932

(1)
Compensation from the Annual Bonus Plan is listed in the year earned. Payments under the plan are made in the first quarter of the following year. The plan requires the attainment of a stated minimum operating result for payments to be earned. Plan payments are also influenced by the judged performance of the individual executives.

(2)
Restricted stock awards were granted at market value. The awards vested ratably over four years, with vesting contingent upon the achievement of specified total stockholder return targets and minimum share holding requirements by plan participants. From the date of award, the recipient can direct the vote on the restricted stock and receives regular dividends. All awards shown above have vested subsequent to December 31, 2004 or in connection with the Transactions.

(3)
All options were exercised in connection with the Transactions.

(4)
All other compensation represents profit sharing, the Company contributions under the PQ Savings Plan and the reimbursement for executive financial planning and/or club dues paid by the Company.

(5)
Mr. Silverman, the Company's former Chief Executive Officer and President, resigned from the Company effective as of February 11, 2005.

(6)
Mr. Sheridan, the Company's former President of the Potters subsidiary of PQ, resigned from the Company effective as of May 31, 2005.

Restricted Stock Awards

        The number and value of the shares of restricted stock held by the Named Executive Officers at December 31, 2004, were as follows:

Name	Number of Shares	$ Value(1)
Stanley W. Silverman	6,280	1,413,000
Michael R. Imbriani	2,203	495,675
Erwin J. Goede	497	111,825
Jerry E. Sheridan	1,597	359,325
Joseph A. Caruso	1,393	313,425

(1)
As of February 11, 2005, in conjunction with the Transactions, all stock awards vested. The table above reflects the number and value of unvested stock awards as of December 31, 2004.

Option Grants During 2004 Fiscal Year

        The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term($)(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2004
Name			Exercise of Base Price ($/Sh)	Expiration Date
					5%	10%(3)
Stanley W. Silverman	8,623	25.5	139	1/1/14	753,791	1,910,255
Michael R. Imbriani	3,248	9.6	139	1/1/14	283,928	719,530
Jerry E. Sheridan	2,369	7.0	139	1/1/14	207,089	524,805
Joseph A. Caruso	2,115	6.3	139	1/1/14	184,886	468,536
Erwin J. Goede	920	2.7	139	1/1/14	80,423	203,808

(1)
All options were granted pursuant to the 2002 stock option and stock award plan with a term of 10 years. The grants have an exercise price equal to the fair market value of a share of stock at the date of grant. The options vested ratably over four years contingent upon minimum share holding requirements by plan participants. All awards shown above have vested subsequent to December 31, 2004 or in connection with the Transactions.

(2)
The potential realizable value portion of the foregoing table indicates the value that might have been realized upon exercise of options immediately prior to the expiration of their terms, assuming the specified amount of compounded rates of appreciation on the Company's common stock over the term of the options.

(3)
The potential realizable value to the named executive officers would be 0.7% of the total appreciation that would be realized by all stockholders in the event of stock appreciation over the same time period.

Option Exercises in Fiscal Year 2004 and Value of Options at December 31, 2004

        The following table provides information related to options exercised by the named executive officers during the 2004 fiscal year and the number and value of options held at the fiscal year-end.

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-The-Money Options at December 31, 2004 (1)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley W. Silverman	6,848	900,658	15,543	7,593	1,575,945	815,990
Michael R. Imbriani	1,451	74,001	7,246	2,474	766,523	266,780
Jerry E. Sheridan	—	—	2,651	1,857	268,241	200,355
Joseph A. Caruso	560	28,560	4,184	1,893	469,963	188,258
Erwin J. Goede	—	—	201	604	19,320	57,960

(1)
Value based on fair market value of the Company's series A common stock at date of exercise or end of fiscal year minus the exercise price multiplied by the number of shares to which the exercise relates.

(2)
The value of unexercised in-the-money options at the end of the fiscal year is calculated based upon the assumption that all remaining unexercised options will vest.

        See description of the restricted stock program in "Certain Relationships and Related Transactions".

Pension Plan

        The following table shows the estimated aggregate annual pension benefit under the PQ Corporation Retirement Plan and the supplemental non-qualified PQ Corporation Restoration Plan assuming retirement at age 65 in 2004. The Final Average Compensation column represents the average salary that is based on the highest consecutive 60 months of eligible earnings (based salary plus bonus) in the last consecutive 120 months of employment. The benefits shown are single life annuities payable at age 65. While a single life annuity provides a higher benefit, most participants elect pension payment options with survivorship provisions. As of December 31, 2004, the years of credited service on which benefits are based for the Named Executive Officers are: Mr. Silverman, 33.4 years; Mr. Imbriani, 32 years; Mr. Sheridan, 8.5 years; Mr. Caruso, 37 years.

        As an employee of PQ Nederland B.V., a subsidiary of the Company, Mr. Goede participates in a separate collective defined benefit pension program in the Netherlands. The retirement age under this program is 62 and the pension benefit is calculated using a career average pay formula. For the pensionable salary in excess of 150,000 euros, a defined contribution system is in place. The projected value at retirement age is subject to the collective benefit calculation stipulated by the plan.

	Years of Service
Final Average Compensation
	15	20	25	30	35	40	45
$ 200,000	$54,000	$63,000	$71,000	$79,000	$89,000	$99,000	$109,000
250,000	69,000	80,000	91,000	101,000	114,000	126,000	139,000
300,000	84,000	98,000	111,000	124,000	139,000	154,000	169,000
350,000	99,000	115,000	131,000	146,000	164,000	181,000	199,000
400,000	114,000	133,000	151,000	169,000	189,000	209,000	229,000
450,000	129,000	150,000	171,000	191,000	214,000	236,000	259,000
500,000	144,000	168,000	191,000	214,000	239,000	264,000	289,000
600,000	174,000	203,000	231,000	259,000	289,000	319,000	349,000
700,000	204,000	238,000	271,000	304,000	339,000	374,000	409,000
800,000	234,000	273,000	311,000	349,000	389,000	429,000	469,000
1,000,000	294,000	343,000	391,000	439,000	489,000	539,000	589,000
1,200,000	354,000	413,000	471,000	529,000	589,000	649,000	709,000
	Service @ 1/1/2005	Service @ Age 65
Caruso	37.00	45.00
Imbriani	32.00	36.00
Sheridan	9.00	33.50
Silverman	33.42	41.42

Board Structure

        Our Board of Directors will have an Audit Committee and Compensation Committee. The duties and responsibilities of the Audit Committee will include recommending the appointment or termination of the engagement of independent accountants, otherwise overseeing the independent auditor relationship and reviewing significant accounting policies and controls. The duties and responsibilities of the Compensation Committee will include reviewing and approving the compensation of officers and directors except that the compensation of officers serving on any such committee will be determined by the full management committee or the board of directors. JPMorgan Partners controls substantially all of our common stock and, therefore, has the power to control our affairs and policies. JPMorgan Partners also controls the election of our directors and the appointment of our management. A majority of the members of the board of directors are representatives of JPMorgan Partners.

Employment, Severance Change in Control Agreements

        Employment Agreement with Michael R. Boyce.    We intend to enter into an employment agreement with Michael R. Boyce whereby Mr. Boyce will serve as our Chief Executive Officer, for an initial term of five years. Thereafter, the employment term may be extended for one or more additional one-year period(s) by mutual agreement of us and Mr. Boyce not later than 90 days prior to the expiration of the initial term or any extension term. The agreement contemplates that Mr. Boyce will receive annual base salary in the amount of $500,000, or such higher rate as our Board or Compensation Committee may designate from time to time and Mr. Boyce will also be eligible to receive an annual bonus according to a formula based on performance goals established each year with a target of $500,000; provided, that the annual bonus payable in respect of calendar year 2005 will be $500,000. The agreement will further provide that in the event that Mr. Boyce's employment is terminated by the Company without cause or by Mr. Boyce with good reason (in each case, as will be defined in the agreement), and subject to his execution of a separation and release agreement, Mr. Boyce will be entitled to a severance compensation arrangement commensurate with similar arrangements for executives in our industry.

        In the event that his employment is terminated by reason of his death or disability, Mr. Boyce (or his estate or beneficiaries) will be entitled to a pro rata portion of the bonus that would have been payable for the calendar year in which the termination occurs.

        The employment agreement will subject Mr. Boyce to (i) certain non-competition covenants during the employment term and until the second anniversary of his employment termination date and (ii) certain non-solicitation covenants during the employment term and until the third anniversary of his employment termination date. In addition, Mr. Boyce is subject to certain confidentiality covenants.

        The following is a description of employment and related arrangements that were in effect prior to the Transactions. Shortly after consummation of the Transaction, the Change in Control Agreements for Messer's. Sheridan, Levy and Stickley were activated.

        Executive Change in Control Agreements with Messrs. Imbriani, Sheridan, Levy and Stickley.    Each of these individuals had a separate agreement with us that provided for such individual's continued employment and the vesting of certain benefits in favor of such executive upon the consummation of the Transactions. If the executive continued employment with us during the three-year period (or, in the case of Mr. Walter J. Stickley, our Vice President, Corporate Secretary and General Counsel, two year period) following the Transaction, the executive would be entitled to the following throughout such period: (1) an annual Base Salary equal to the highest level paid to such executive during the immediately preceding 12-month period; (2) an annual bonus equal to the highest percentage of compensation such executive received as a bonus during the five-year period preceding the Transactions; and (3) participation in retirement, profit sharing, and other benefit plans, including, without limitation, a supplemental executive retirement plan and health and other welfare programs and fringe benefits, in each case comparable in the aggregate to the plans and benefits in effect prior to the Transactions.

        Each agreement also provides that alternatively, if within the three-year period following the Transactions (or, in the case of Mr. Stickley, the two-year period), such executive's employment is terminated by the executive for good reason (as defined in the agreement) or by us other than for death, disability or cause (as defined in the agreement), then such executive shall be entitled to:

  (1)
  a single lump-sum payment equal to the product of: (a) an amount equal to the executive's then monthly base salary and (b) the lesser of (i) 36 (or, in the case of Mr. Stickley, 24), or (ii) the number of months between the date of termination and the month following the executive's 65th birthday (the Severance Period);

  (2)
  continuation of fringe benefits during the Severance Period (on a tax-free basis), including, but not limited to, automobile leases and financial planning assistance;

  (3)
  a bonus payment for the calendar year in which the termination occurs and any succeeding calendar year during the Severance Period;

  (4)
  continued participation in our retirement, profit sharing, savings and supplemental executive retirement plans during the Severance Period, or a payment to the executive in an amount equivalent to such participation; and

  (5)
  continued participation in our health and other welfare plans during the Severance Period, or a payment to the executive in an amount equivalent to the executive's cost for such benefit coverage.

        Each agreement also contains a tax "gross-up" provision whereby if the executive incurs as a consequence of his termination as described above any federal excise tax as a result of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the U.S. Internal Revenue Code, the executive will receive an additional payment in an amount that would place the executive in the same after-tax position that he would have been in if no excise tax had been incurred. As a condition to receiving any severance payments or benefits under the agreement, the executive must execute a release of claims in respect of his employment with us and agree not to compete with us during the applicable Severance Period.

        Other Arrangements.    Erwin J. Goede is party to an employment letter with us. Under the terms of the letter, Mr. Goede will be entitled to his base salary for a period of two years in the event his employment is terminated by us for any reason other than cause (as defined in the letter). Certain other management employees not listed are each parties to separate agreements that provide for one year of base salary in the event of the executive's termination of employment other than for cause, resignation, death or disability during the first 18 months following the Transactions.

        The severance arrangements discussed above are in lieu of and not in addition to the severance that would otherwise be applicable under our generally applicable severance plan (unless such other plan provides a greater benefit).

        Resignations of Messrs. Silverman, Sheridan, Levy and Stickley.    Messers Silverman, Sheridan, Levy and Stickley were each party to an Executive Change in Control Agreement described above. Mr. Silverman agreed to resign his employment with us effective upon the closing of the Transactions and such resignation was treated as termination without cause under his Executive Change in Control Agreement. Mr. Silverman as per the agreement has signed a release and has received a lump-sum severance payment of approximately $5.5 million which represents the value of the continued benefits and perquisites listed above for three years following the Transactions.

        Mr. Sheridan resigned his employment with us effective May 31, 2005 and such resignation was treated as termination without cause under his Executive Change in Control Agreement. Mr. Sheridan has signed a release and has received a lump sum payment of approximately $1.6 million which represents the value of the continued benefits and prerequisites listed above for three years following the Transactions.

        Mr. Levy resigned his employment with us effective April 30, 2005 and such resignation was treated as termination without cause under his Executive Change in Control Agreement. Mr. Levy has signed a release and received a Lump sum payment of approximately $1.4 million which represents the value of the continued benefits and prerequisites listed above for three years following the Transactions.

        Mr. Stickley resigned his employment with us effective May 31, 2005 and such resignation was treated as termination without cause under his Executive Change in Control Agreement. Mr. Stickley has signed a release and has received a Lump sum payment of approximately $0.9 million which represents the value of the continued benefits and prerequisites listed above for two years following the Transactions.

        William E. Fruhan, Jr.    Mr. Fruhan resigned as a director upon consummation of the Transactions and pursuant to an agreement with us we will continue to pay him his cash salary for a period of 18 months or until June 30, 2006, whichever first occurs, at the annual rate of $105,000 for 2005 and $52,500 for the first six months of 2006. Pursuant to this agreement, Mr. Fruhan has agreed that during such period and for three years thereafter, he will not compete with us or any of our related companies or subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        All of our Common Stock is held by Holdings, and its address is 1200 West Swedesford Road, Berwyn, Pennsylvania, 19312. The Common Stock of Holdings is comprised of Class A Common Stock and Class B Common Stock. The Class A Common Stock and Class B Common Stock have the same rights and privileges, rank equally and share ratably and are otherwise identical except the Class B Common Stock is the sole voting stock of Holdings. In the event that Holdings makes a distribution, the holders of Class B Common Stock are entitled to receive such distribution prior in right to the holders of Class A Common Stock up to an amount equal to each holders "Paid-In Capital" (the amount originally paid by each holder of Class B Common Stock for the Class B Common Stock). Once the holders of Class B Common Stock have received distributions equal to the aggregate Paid-In Capital, then holders of Class A Common Stock and the Class B Common Stock are equally entitled to receive distributions. The following table sets forth information with respect to the beneficial ownership of the Common Stock of Holdings as of May 23, 2005:

  •
  each person that is a beneficial owner of more than 5% of the Common Stock;

  •
  each of our directors and Named Executive Officers; and

  •
  all of our directors and executive officers as a group.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, or to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Beneficial Ownership of Holdings
Name of Beneficial Owner	Number of Shares of Class A and Class B Common Stock beneficially owned	% of Common Stock(1)
	# of Shares	% of Class
Funds affiliated with JPMP(2) c/o JPMorgan Partners, LLC 1221 Avenue of the Americas, 39th floor New York, NY 10020	168,264	86.1
Stephen V. Mckenna(3)	—	—
Arnold L. Chavkin(3)	—	—
Timothy J. Walsh(3)	—	—
Richard Aube(3)	—	—
Michael R. Imbriani	—	—
Stanley Silverman	—	—
Jerry E. Sheridan	—	—
Erwin J. Goede	—	—
Joseph A. Caruso(4)	654	*
All executive officers and directors as a group (10 persons)(5)	9,815	5.0

*
Less than 1%.

(1)
Represents the aggregate ownership of the Class A and Class B Common Stock of Holdings.

(2)
JPMP Funds is comprised of J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners Global Investors (Selldown), L.P., each of which hold 121,731 shares, 22,694 shares, 3,487 shares, 11,393 shares, 1,274 shares and 7,684 shares of Class B Common Stock, respectively.

(3)
Each of Messrs. Mckenna, Chavkin, Walsh and Aube may be deemed the beneficial owner of the shares of Common Stock owned by affiliates of J.P. Morgan Partners, LLC set forth in note (2) due to their status as partner or principal of J.P. Morgan Partners, LLC, which controls such entities. Each person disclaims beneficial ownership of any such shares, except to the extent of his pecuniary interest.

(4)
Includes 600 shares of Class A Common Stock and 54 shares of Class B Common Stock.

(5)
Includes 1,600 shares of Class A Common Stock and 8,215 shares of Class B Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the Transactions, each of the Sponsors (as defined in this prospectus under the heading "Description of the Exchange Notes—Certain Definitions"), Holdings and us intend to enter into management agreements with us relating to the provision of certain financial and strategic advisory services and consulting services. We intend to pay to the Sponsors an annual monitoring fee equal to $2.0 million commencing in 2006. In addition, we will pay the Sponsors a one-time transaction fee for structuring the Transactions. The management agreements will provide for reimbursement of fees payable by Holdings for the maintenance of its corporate existence, corporate overhead expenses and for salaries and other compensation of certain employees who perform services for both Holdings and us. We intend to agree to indemnify the Sponsors and their directors, officers and representatives for losses relating to the services contemplated by the management agreements and the engagement of affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the management agreement.

        In connection with the Transactions, we entered into a voting agreement with our non-employee directors. Under this agreement, the non-employee directors each agreed to vote their respective shares of Series A and Series B common stock in favor of the Merger and related transactions and against any action that such non-employee director is aware would result in a material breach of the Merger Agreement or could reasonably be expected to adversely affect our ability to consummate the Merger or the transactions contemplated by the Merger Agreement. The voting agreement terminated upon the effective time of the Merger.

        In connection with the Transactions, Holdings, the Sponsor and certain members of management who invest in Holdings have entered into a stockholders' agreement. Among other things, the stockholders' agreement provides that the parties to the stockholders' agreement agree to the following:

  •
  to vote all of their shares of Class B Common Stock held of record or beneficially owned to cause Holdings' board of directors to have between four and ten directors, but the Sponsor and its affiliates may increase or decrease the number of directors;

  •
  to vote all of their shares of Class B Common Stock held of record or beneficially owned to elect a Chief Executive Officer of Holdings and that number of directors designated by the Sponsor;

  •
  prior to the date on which Holdings commences an initial public offering of Holdings, to vote all of their shares of Class B Common Stock only as directed by the Sponsor, provided that none of the parties will be required to vote in favor of, or provide its consent to, any action that would disproportionately affect that party relative to other parties in any material and adverse manner;

  •
  to grant an irrevocable proxy for the term of the agreement to a representative of the Sponsor;

  •
  to cause our board and the board of directors of each of our significant subsidiaries to be composed of the same proportion of designees of the Sponsor and its affiliates as in Holdings, unless otherwise determined by holders of a majority of outstanding shares of Class B Common Stock;

  •
  the Sponsor and its affiliates (before an initial public offering) and parties to the stockholders' agreement holding at least 50% of the then outstanding shares of Holdings (after an initial public offering) have drag along rights; and

  •
  if the Sponsor or its affiliates propose to transfer 5% or more of the shares of Holdings to an independent third party, then investors in Holdings (other than the Sponsor and its affiliates) have tag along rights.

        In connection with the Transactions certain of our senior management and other key employees were offered the opportunity to acquire Class A Common Stock and Class B Common Stock of Holdings under individual restricted stock agreements between Holdings and each employee-purchaser. Shares of Holdings' common stock purchased by the employees are subject to the stockholders agreement described above. The shares of Class B Common Stock are fully vested whereas the shares of Class A Common Stock are initially unvested and subject to repurchase by Holdings. Ten percent of an employee's shares of Class A Common Stock will vest on each of the first five anniversaries of the date of the Merger, subject to the employee's continued employment with us (the "time-vesting shares"). All time-vesting shares will vest in full upon the first "change of control" or "IPO" (each, as defined in the agreement). The remaining 50% of the employee's Class A Common Stock will be eligible to vest upon the first to occur of a change of control or IPO, provided certain return on investment criteria are satisfied with respect to the shares of Class B Common Stock in connection with such event (the "performance vesting shares"). Upon the employee's termination of employment prior to the fifth anniversary of the Transactions, Holdings will have the right to repurchase all then unvested shares Class A Common Stock held by such employee at the original purchase price; provided, however, that if such termination of employment is for any reason other than "cause" (as defined in the agreement) and prior to the first to occur of a change of control or IPO, Holdings shall only be permitted to repurchase that portion of the performance vesting shares equal to the unvested portion of the time-vesting shares (and the remaining unvested performance vesting shares will remain eligible to vest upon a change of control or IPO). Furthermore, in the event of his or her termination for cause or upon a breach of the subscription agreement, Holdings will have the right to repurchase all of the employee's shares of Class A Common Stock, vested and unvested, at the original purchase price. In addition, upon the employee's termination of employment for any reason other than cause or, in the event he or she effects an impermissible transfer of shares, Holdings will have the right to repurchase the shares of Class B Common Stock held by such employee at the then fair market value of such shares of Class B Common Stock. In the event of the employee's termination for cause or specified breaches of the restrictive covenants, Holdings will have the right to repurchase the shares of Class B Common Stock held by the employee at the lesser of the then fair market value and the original purchase price. In the event of the employee's death, his or her estate or heirs shall have the right, for six months following such death, to require Holdings to repurchase the shares of Class B Common Stock held by such deceased employee at the fair market value thereof.

        We will file U.S. federal income tax returns with Holdings on a consolidated basis. We entered into a tax allocation agreement with Holdings which provides that we will make distributions to Holdings such that we and our subsidiaries will incur expense for taxes generated by our business with respect to income taxes on the same basis as if we and our subsidiaries paid such taxes on a stand-alone basis.

DESCRIPTION OF OTHER INDEBTEDNESS

        We summarize below the principal terms of the agreements that govern our senior secured credit facilities. This summary is not a complete description of all of the terms of the agreements.

Senior Secured Credit Facilities

        The senior secured credit facilities are provided by a syndicate of banks and other financial institutions. The senior secured credit facilities provide financing of up to $435 million, consisting of:

  •
  a $335.0 million senior secured term loans facility with a maturity of seven years; and

  •
  a $100.0 million senior secured revolving loans facility with a maturity of six years.

        The senior secured revolving loans facility include borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans.

Interest Rate and Fees

        Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of UBS AG, Stamford Branch, as administrative agent and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR or eurocurrency rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for borrowings under the senior secured term loans facility is 2.0%. The applicable margin for borrowings under the senior secured revolving loans facility is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The applicable margin for borrowings under the senior secured revolving loans facility may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the senior secured revolving loans facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% (subject to reduction upon attainment of certain leverage ratios). We will also pay customary letter of credit fees.

Prepayments

        The senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% of excess cash flow (which percentage we expect will be reduced to certain levels upon the achievement of certain leverage ratios) beginning with our first full fiscal year after the closing;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest or contract to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 12 months, subject to certain limitations; and

  •
  100% of the net proceeds of any incurrence of debt or preferred stock other than debt permitted under the senior secured credit facilities.

        We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR or Eurocurrency loans.

Amortization

        The senior secured term loans facility amortizes each year in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.

        Principal amounts outstanding under the senior secured revolving loans facility will be due and payable in full at maturity, which is six years from the date of the closing of the Transactions.

Guarantee and Security

        All obligations under the senior secured credit facilities are unconditionally guaranteed by Holdings and, subject to certain exceptions, each of our existing and future direct and indirect domestic subsidiaries, which we refer to, collectively, as U.S. Guarantors.

        Obligations under the senior secured credit facilities, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by substantially all of our assets as well as those of Holdings and each U.S. Guarantor, including, but not limited to, the following, and subject to certain exceptions:

  •
  a pledge of our capital stock by Holdings and a pledge of 100% of the capital stock of substantially all U.S. Guarantors;

  •
  a pledge of 65% of the capital stock of each first tier foreign subsidiary; and

  •
  a security interest in substantially all of our tangible and intangible assets as well as those of each U.S. Guarantor (but excluding leased property, vehicles, cash and deposit accounts).

Certain Covenants and Events of Default

        The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to:

  •
  sell assets;

  •
  incur additional indebtedness or issue preferred stock;

  •
  repay other indebtedness (including the notes);

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  create liens on assets;

  •
  make investments, loans, guarantees or advances;

  •
  make certain acquisitions;

  •
  engage in mergers or consolidations;

  •
  enter into sale and leaseback transactions;

  •
  engage in certain transactions with affiliates;

  •
  amend certain material agreements governing our indebtedness, including the notes;

  •
  change the business conducted by Holdings and its subsidiaries;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  make capital expenditures; and

  •
  enter into hedging agreements.

        In addition, the senior secured credit facilities require us to maintain the following financial covenants:

  •
  a maximum total leverage ratio; and

  •
  a minimum interest coverage ratio.

        The senior secured credit facilities also contain certain customary affirmative covenants and events of default.

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term (1) "Company" refers only to PQ Corporation and not to any of its Subsidiaries, (2) the term "Outstanding Notes" means the Notes of the Company issued on February 11, 2005 and (3) "Notes" means the Exchange Notes and the Outstanding Notes, in each case, outstanding at any given time and issued under the Indenture.

        The Company issued the Outstanding Notes to the initial purchasers on February 11, 2005. The initial purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act. The Company issued the Outstanding Notes and the Company will issue the Exchange Notes under an indenture dated as of February 11, 2005 (the "Indenture"), among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except that, upon completion of the exchange offer, the Exchange Notes will be:

  •
  registered under the Securities Act; and

  •
  free of any covenants regarding exchange registration rights.

        In addition, the Exchange Notes are new issues of securities and will not be listed on any securities exchange or included in any automated quotation system. The Indenture contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Company and of each Guarantor under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in its entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders. We have filed a copy of the Indenture as an exhibit to the registration statement which includes this prospectus.

        The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Exchange Notes and the Guarantees

        The Notes:

  •
  are general unsecured obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Company; and

  •
  will rank pari passu in right of payment with any future Senior Subordinated Indebtedness of the Company.

        The Guarantees:

  •
  are general unsecured obligations of each Guarantor;

  •
  are subordinated in right of payment to all existing and future Guarantor Senior Debt of such Guarantor; and

  •
  will rank pari passu in right of payment with any future Senior Subordinated Indebtedness of such Guarantor.

        As of March 31, 2005, the Company and the Guarantors had outstanding total Senior Debt and Guarantor Senior Debt, as applicable, of $335.0 million, all of which is secured. Under the Credit Agreement, an additional $99.2 million will be available for revolving borrowings (we also have letters of credit of $0.8 million outstanding). All of these borrowings will be secured if borrowed. As discussed in detail below under the caption "—Subordination," payments on the Notes and the Guarantees will be subordinated to the payment of Senior Debt or Guarantor Senior Debt, as applicable. The Indenture will permit the Company and the Guarantors to incur additional Senior Debt and Guarantor Senior Debt.

        On the Issue Date, all of the Subsidiaries of the Company will be "Restricted Subsidiaries." Under the circumstances described under the caption "—Certain Covenants—Restricted Payments" and the definition of "Unrestricted Subsidiary," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

        In this offering, the Company will issue Exchange Notes in an aggregate principal amount of $275.0 million. The Indenture governing the Notes provides for the issuance of additional Notes having identical terms and conditions to the Notes offered in this offering (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes offered in this offering. Such Additional Notes will be identical in all material respects to the Notes, except that any Additional Notes offered in the future will have different issuance dates and may have different issuance prices. The Notes will mature on February 15, 2013.

        The Notes were initially issued in denominations of $1,000 and integral multiples of $1,000. Interest on the Notes we issued accrues at the rate of 7 1/2% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1.

        Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Company at least three Business Days prior to the applicable payment date, the Company, through the paying agent or otherwise, will pay all principal, interest and premium, if any, on that holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Company will maintain one or more paying agents (each, a "paying agent") for the Notes.

        The Company will also maintain one or more registrars (each, a "registrar") and will maintain a transfer agent. The initial registrar is Wells Fargo Bank, National Association and the initial transfer agent is Wells Fargo Bank, National Association and the registrar and the transfer agent maintains a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company.

        The Company may change the paying agents, the registrars or the transfer agents without prior notice to the holders. The Company or any of its Restricted Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Ranking

  Senior Debt versus Notes

        The payment of principal, interest and premium, if any, on, and other obligations with respect to the Notes and the payment of any Guarantee will be subordinated in right of payment to the prior payment in full of all Senior Debt, or the Guarantor Senior Debt of the relevant Guarantor, as the case may be, including the obligations of the Company and such Guarantor under the Credit Agreement and under any other Senior Debt or any Guarantor Senior Debt incurred after the Issue Date.

        As of March 31, 2005:

  (1)
  the Company's Senior Debt was $335.0 million, all of which consisted of secured indebtedness under the Credit Agreement, excluding potential additional borrowings of $99.2 million under the revolving credit facility, constituting part of the Credit Agreement, any of which borrowings would constitute Senior Debt if and when borrowed; and

  (2)
  Guarantor Senior Debt was $335.0 million, all of which represented the Guarantors' Guarantee of indebtedness under the Credit Agreement, excluding the Guarantees of the potential additional borrowings under the revolving credit facility constituting part of the Credit Agreement, any of which Guarantees would constitute Guarantor Senior Debt if and when loans are made under the revolving credit facility.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Debt or Guarantor Senior Debt, as applicable. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock".

  Liabilities of Subsidiaries versus Notes

        All of the operations of the Company are conducted through its Subsidiaries. Some of the Subsidiaries of the Company are not Guaranteeing the Notes, and, as described below under "—Guarantees", Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Company may not be required to Guarantee the Notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes, even if such claims do not constitute senior debt of such Subsidiaries. Accordingly, the Notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.

        The Subsidiaries of the Company that are not Guarantors accounted for approximately $268.5 million or 45%, of total revenues of the Company, for the year ended December 31, 2004 and approximately $250.6 million, or 49%, of total assets of the Company, as of December 31, 2004. See Note 23 to the consolidated financial statements contained elsewhere in this prospectus. Although the Indenture limits the incurrence of Indebtedness and preferred stock by the Company and certain of its Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock".

  Other Senior Subordinated Indebtedness versus Notes

        Only Indebtedness of the Company or any Guarantor that is Senior Debt or Guarantor Senior Debt, as applicable, will rank senior to the Notes and the relevant Guarantee, as the case may be, in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Guarantor, as the case may be.

        The Company and the Guarantors have agreed in the Indenture that it and they will not incur any Indebtedness that is subordinate or junior in right of payment to Senior Debt or Guarantor Senior Debt, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Guarantors, as applicable. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Debt or Guarantor Senior Debt as subordinated or junior to any other Senior Debt or Guarantor Senior Debt merely because it has a junior priority with respect to the same collateral.

  Payment of Notes

        The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest accruing after the commencement of any bankruptcy proceeding at the rate provided for in the documentation with respect to the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) (except that holders may receive and retain Permitted Junior Securities or payments pursuant to the provisions described under the sections entitled "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge", if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections) before the holders of Notes will be entitled to receive any payment with respect to the Notes, in the event of any distribution to creditors of the Company:

  (1)
  in a liquidation or dissolution of the Company;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of the Company's assets and liabilities.

        The Company also may not make any payment in respect of the Notes (except that holders may receive and retain Permitted Junior Securities or payments pursuant to the provisions described under the sections entitled "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge", if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections) if:

  (1)
  a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of that series of Designated Senior Debt.

        Payments on the Notes may and will be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived; and

  (2)
  in the case of a nonpayment default, upon the earliest of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received and (z) the date the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until:

  (1)
  360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

  (2)
  all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

        If the Trustee or any holder of the Notes receives a payment or distribution in respect of the Notes (except that holders may receive and retain Permitted Junior Securities or payments pursuant to the provisions described under the sections entitled "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge", if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections) when the payment or distribution is prohibited by the subordination provisions of the Indenture, then the Trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper Representative.

        The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

        A Guarantor's obligations under its Guarantee are senior subordinated obligations. As such, the rights of holders of the Notes to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Guarantor Senior Debt of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee of the Notes.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors—Risks Related to the Notes—Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the Guarantees of the Notes are junior to all of our Guarantors' existing senior indebtedness and possibly to all their future borrowings."

Optional Redemption

        At any time prior to February 15, 2008, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of additional Notes), with the net cash proceeds of one or more Equity Offerings, at a redemption price of 107.5% of the principal amount of the Notes, plus accrued and unpaid interest, to the redemption date (provided, however, that if the Equity Offering is an offering by any direct or indirect parent entity of the Company, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

  (1)
  at least 65% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        The Notes may be redeemed, in whole or in part, at any time prior to February 15, 2009, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after February 15, 2009, the Company may redeem all or a part of the Notes at its option, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, on the Notes to be redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2009	103.750%
2010	101.875%
2011 and thereafter	100.000%

        The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Guarantees

        Each domestic Subsidiary that guarantees Indebtedness under the Credit Agreement will jointly and severally guarantee the Company's obligations under the Indenture and the Notes on a senior subordinated basis. Each Guarantee will be subordinated to the applicable Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation or Sale of Assets." The Guarantee of a Guarantor will be released in the event that:

  (1)
  (a)(x) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor, if such sale, disposition or other transfer is made in compliance with the provisions of the Indenture described under "—Repurchase at the Option of Holders—Asset Sales" and (y) such Guarantor is released from its Indebtedness and guarantee, if any, of, and all pledges and security, if any, granted in connection with the Credit Agreement;

  (b)
  the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under "—Certain Covenants—Restricted Payments" and the definition of "Unrestricted Subsidiary,"

  (c)
  if the Company exercises its legal defeasance option or its covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

  (d)
  such Guarantor has been released from its Indebtedness and guarantee, if any, of, and all pledges and security, if any, granted in connection with the Credit Agreement.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales." The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Company at such time has given notice of redemption under the second or third paragraph under the caption "—Optional Redemption," with respect to all outstanding Notes, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under the second or third paragraph under the caption "—Optional Redemption," with respect to all outstanding Notes, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Credit Agreement will prohibit the Company from purchasing Notes, and will also provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. Prior to complying with any of the provisions of this "Change of Control" covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Company to comply with this covenant, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. If the Company does not repay such Senior Debt or obtain such consents, the Company will remain prohibited from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the Credit Agreement. In such circumstance, the subordination provisions of the Indenture would likely restrict payment to the holders of Notes.

        Future indebtedness that the Company or its Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company or its Subsidiaries and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Company or its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of the Company or its credit ratings. Restrictions on the ability of the Company and its Subsidiaries to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (2) above, the amount of (i) any liabilities (as shown on the Company's or the applicable Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii), not to exceed the greater of (x) $35 million and (y) 3 1/2% of Total Assets (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

  (1)
  to permanently reduce Obligations under Senior Debt (and to correspondingly reduce commitments with respect thereto) or Indebtedness that ranks pari passu with the Notes (provided, however, that if the Company shall so reduce Obligations under Indebtedness that ranks pari passu with the Notes, it will equally and ratably reduce Obligations under the Notes by causing the Company to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

  (2)
  to an investment in (A) any one or more businesses; provided, however, that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

  (3)
  to an investment in (A) any one or more businesses; provided, however, that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

        Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute "Excess Proceeds"; provided, however, that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

        When the aggregate amount of Excess Proceeds exceeds $15 million, the Company, or the applicable Restricted Subsidiary, will make an offer (an "Asset Sale Offer") to all holders of Notes and Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Company, or the applicable Restricted Subsidiary, may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company, or the applicable Restricted Subsidiary of the Company, may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such

Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the Excess Proceeds which served as the basis for such Asset Sale Offer will be reset at zero.

        The Company, or the applicable Restricted Subsidiary, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1)
  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  (2)
  if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable.

        No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock), (B) dividends or distributions by a Restricted Subsidiary payable solely to the Company or any other Restricted Subsidiary or (C) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), provided that the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (b)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

  (c)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness subordinated or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, acquisition or retirement); or

  (d)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

    (1)
    no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

    (2)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (3)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (10), (11), (12), (13), (14), (16), (17) and (18) of the next succeeding paragraph), is less than the sum, without duplication, of

    (a)
    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2005 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

    (b)
    100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company after the Issue Date from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below)) but excluding (i) cash proceeds received from the sale of Equity Interests of the Company and, to the extent actually contributed to the Company, Equity Interests of the Company's direct or indirect parent entities to members of management, directors or consultants of the Company, any direct or indirect parent entity of the Company and the Subsidiaries of the Company after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, (iii) Designated Preferred Stock, (iv) the Cash Contribution Amount and (v) Disqualified Stock) or (y) debt securities of the

        Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, and other than Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into Disqualified Stock or Designated Preferred Stock), plus

      (c)
      100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Refunding Capital Stock, (v) any Designated Preferred Stock, (vi) the Cash Contribution Amount and (vii) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), plus

      (d)
      without duplication of any amounts included in clause (4) of the paragraph below and to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (7) or (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

      (e)
      in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (7) or (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), plus

      (f)
      $15 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent entity of the Company ("Retired Capital Stock") or Indebtedness subordinated to the Notes in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of Equity

    Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock and the Cash Contribution Amount) ("Refunding Capital Stock") and (B) the declaration and payment of dividends on the Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

  (3)
  the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, the Company or a Guarantor which is incurred in compliance with the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired for value plus related fees and expenses and the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Indebtedness subordinated to such Notes so redeemed, repurchased, acquired or retired, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the Notes or the final scheduled maturity date of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Notes or the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent entities (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year); and provided further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Company or any of its Subsidiaries or any of its direct or indirect parent entities in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Company or any of its direct or indirect parent entities pursuant to a deferred compensation plan of such corporation plus (C) the cash proceeds of "key man" life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in accordance with this covenant to the extent such dividends are included in the definition of Fixed Charges for such entity;

  (6)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent entity of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent entity of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (7)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not to exceed $15 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (8)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (9)
  the payment of dividends on the Company's common stock following the first public offering of the Company's common stock or the common stock of any of its direct or indirect parent entities after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings with respect to the Company's common stock registered on Form S-4 or Form S-8;

  (10)
  Investments that are made with Excluded Contributions;

  (11)
  other Restricted Payments in an aggregate amount not to exceed $50 million;

  (12)
  cash dividends or other distributions on the Company's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions or this offering, in each case to the extent permitted (to the extent applicable) by the covenant described under "—Transactions with Affiliates;"

  (13)
  distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

  (14)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (15)
  Intentionally omitted;

  (16)
  the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent entity of the Company in amounts required for such Person to pay, without duplication:

  (A)
  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

  (B)
  income taxes pursuant to the tax allocation agreement described in this prospectus under the heading "Certain Relationships and Related Party Transactions;"

  (C)
  customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers and employees of such direct or indirect parent entity of the Company to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

  (D)
  general corporate overhead expenses for such direct or indirect parent entity of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

  (E)
  reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent entity of the Company;

  (17)
  any payments made in connection with the consummation of the Transactions or as contemplated by the related Purchase Agreement (other than payments to any Permitted Holder or any Affiliate thereof);

  (18)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company); or

  (19)
  the payment of dividends and other distributions to any direct or indirect parent entity of the Company in an amount equal to any reduction in taxes actually realized by the Company and its Restricted Subsidiaries in the form of refunds or from deductions when applied to offset income or gain as a direct result of (i) transaction fees, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the repurchase or rollover of stock options or transaction bonuses, in each case in connection with the Transactions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (9), (11), (14) and (19) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Company.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company, any Restricted Subsidiary that is a Guarantor or any Foreign Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary that is a Guarantor or any Foreign Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio of the Company for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, however, the principal amount of all such Indebtedness incurred and the liquidation value of all Preferred Stock issued by Foreign Subsidiaries under this provision shall not exceed $50 million outstanding at any time.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company, a Guarantor or a Foreign Subsidiary of Indebtedness under the Credit Agreement together with the incurrence by the Company, any Restricted Subsidiary or a Foreign Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, outstanding at any one time, not to exceed the sum of (x) $375 million and (y) the greater of (i) $100 million and (ii) the sum of (A) 50% of the book value of the inventory of the Company and the Restricted Subsidiaries and (B) 70% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries, less (z) the amount of all mandatory principal payments (with respect to revolving borrowings and letters of credit, only to the extent revolving commitments are correspondingly reduced) actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales; provided, however, such Indebtedness incurred by Foreign Subsidiaries under this clause (1) shall not exceed the aggregate amount of $50 million outstanding at any time;

  (2)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) issued on the Issue Date and the incurrence by the Company and the Guarantors of Indebtedness represented by the Exchange Notes issued in exchange for the Notes issued on the Issue Date (including any Guarantee thereof);

  (3)
  Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

  (4)
  Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $50 million and (y) 5.0% of Total Assets;

  (5)
  Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (6)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such disposed business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

  (7)
  Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Guarantor is the obligor on such Indebtedness and the obligee thereunder is not the Company, such Indebtedness is expressly subordinated in right of payment to all obligations of the Company or such Guarantor with respect to the Notes;

  (8)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

  (9)
  Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity price risk;

  (10)
  obligations in respect of performance, bid and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

  (11)
  Indebtedness or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed $75 million;

  (12)
  (x) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; provided, however, that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor incurred in accordance with the terms of the Indenture, and (z) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the terms of the Indenture;

  (13)
  the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund, refinance, defease or discharge any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (4) above, this clause (13) and clauses (14), (19) and (20) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantees at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Notes or the Indebtedness being refunded or refinanced; and provided further, however, that subclauses (A), (B) and (E) of this clause (13) will not apply to any refunding or refinancing of any Senior Debt;

  (14)
  Indebtedness or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided further, however, that after giving effect to such incurrence of Indebtedness either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) such Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

  (15)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of its incurrence;

  (16)
  Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

  (17)
  Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Company or any of its Restricted Subsidiaries, other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

  (18)
  Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent entities permitted by the covenant described under the caption "—Restricted Payments";

  (19)
  Contribution Indebtedness;

  (20)
  Indebtedness of the Company or a Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or such Guarantor of property used or useful in a Permitted Business (including a Product) (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, however, that the Fixed Charge Coverage Ratio of the Company for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, determined on a pro forma basis as if such Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period, (A) would have been at least 1.75 to 1 and (B) would have been greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition or merger; and

  (21)
  Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and the Company shall not be permitted to reclassify all or any portion of such Indebtedness.

        For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

  Limitation on Layering

        The Indenture governing the Notes will provide that the Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) or Guarantor Senior Debt (including Acquired Debt) of the Company or such other Guarantor, as the case may be, unless such Indebtedness is either:

  (1)
  Senior Subordinated Indebtedness; or

  (2)
  subordinate in right of payment to the Notes or the Guarantees, as the case may be.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or a related Guarantee on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Indebtedness subordinated to the Notes or the Guarantees, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the Notes and any related Guarantees are equally and ratably secured,

        except that the foregoing shall not apply to:

    (i)
    Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

    (ii)
    Liens securing the Notes and the related Guarantees and the Exchange Notes (including Exchange Notes issued in exchange for Additional Notes issued and secured by a Lien in each case in accordance with the terms of the Indenture) and the related Guarantees;

    (iii)
    Liens securing Senior Debt or Guarantor Senior Debt and the related guarantees of such Senior Debt or Guarantor Senior Debt; and

    (iv)
    Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect (x) pursuant to the Credit Agreement or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Existing Indebtedness and related documentation;

  (2)
  the Indenture, the Notes and the Guarantees (including any Exchange Notes with respect to the Notes and related Guarantees);

  (3)
  purchase money obligations or other obligations described in clause (4) of the second paragraph of "—Incurrence of Indebtedness and Issuance of Preferred Stock" (but not subject to the dollar limit in such clause (4)) for property acquired in the ordinary course of business that in each case impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (6)
  contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (7)
  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness or Preferred Stock of the Company, any Restricted Subsidiary that is a Guarantor or any Foreign Subsidiary, in each case that is incurred subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

  (12)
  any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary; and

  (13)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, however, that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements.

  Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is, in the case of the Company, a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Company");

  (2)
  the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

        The Indenture will also provide for similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of a Guarantor, excluding clause (4) above. See "—Guarantees."

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the

Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

        The predecessor company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        This "—Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (3) and (4) will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $5 million, unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  (2)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (2)
  Restricted Payments (other than pursuant to clause (7) of the second paragraph of "—Certain Covenants—Restricted Payments") and Permitted Investments (other than pursuant to clauses (3) and (10) of the definition thereof) permitted by the Indenture;

  (3)
  the payment to the Sponsors, any of their Affiliates, and officers of the Company or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination payments and related reasonable expenses pursuant to the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the Management Agreement);

  (4)
  the payment of reasonable and customary compensation and fees paid to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Company, any of its direct or indirect parent entities, or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or senior management thereof;

  (5)
  payments made by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

  (6)
  transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (7)
  payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent entities or any Restricted Subsidiary which are approved by the Board of Directors of the Company and which are otherwise permitted under the Indenture, but in any event not to exceed $5 million in the aggregate outstanding at any one time;

  (8)
  payments made or performance under any agreement as in effect on the Issue Date and described in the prospectus (other than the Management Agreement and Shareholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date);

  (9)
  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

  (10)
  the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses incurred in connection with the Transactions;

  (11)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

  (12)
  the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

  (13)
  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent company of the Company or a Restricted Subsidiary of the Company, as appropriate, in good faith;

  (14)
  the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (16)(B) of the second paragraph of the covenant described under "—Restricted Payments;"

  (15)
  any contribution to the capital of the Company;

  (16)
  transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

  (17)
  pledges of Equity Interests of Unrestricted Subsidiaries; and

  (18)
  any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

  Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Additional Guarantees

        After the Issue Date, the Company will cause each of its Domestic Subsidiaries (other than a Domestic Subsidiary that is at the time a Guarantor) that incurs any Indebtedness under the Credit Agreement or guarantees any Indebtedness outstanding under the Credit Agreement, at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Domestic Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture with respect to the original Guarantors.

        Each such Guarantee will be subject to being released in accordance with the provisions of the Indenture described under "—Guarantees."

Reports

        Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or Form 20-F if the Company is a "foreign private issuer" as such term is defined under the rules and regulations of the Commission), other than the Quarterly Report or Form 10-Q for the fiscal quarter ended December 31, 2004, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        Notwithstanding the foregoing, the Company shall not be required to furnish any information, certifications or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement.

        In addition, whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the Form 10-K for fiscal year ended December 31, 2004 prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing within 120 days of the Issue Date with the Commission of the Exchange Offer Registration Statement (as defined under in the Registration Rights Agreement) and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act with respect to fiscal year ended December 31, 2004.

        In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Notes, the indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Events of Default and Remedies

        Under the Indenture, an Event of Default is defined as any of the following:

  (1)
  the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture;

  (2)
  the Company defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

  (3)
  the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

  (4)
  a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25 million (or its foreign currency equivalent) or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting the Company or any Significant Subsidiary;

  (6)
  the failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (7)
  the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceasing to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture, and such Default continues for 10 days.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

        If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of each Trustee or any holder of the Notes.

        The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes issued and then outstanding under the Indenture may waive any existing Default or Event of Default under such Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Company delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent entities, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

        The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes issued under the Indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Company but including such events with respect to Significant Subsidiaries) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes issued under the Indenture and the Guarantors will be released from their Guarantees of the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (6)
  the Company must deliver to the Trustee an opinion of counsel to the effect that: (a) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt, including, without limitation, those arising under the Indenture; and (b) the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

  (7)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

  (8)
  the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the holders of a majority in principal amount of the then outstanding Notes issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders" except as set forth in item (10) below);

  (3)
  reduce the rate of or change the time for payment of interest on any Note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes issued thereunder or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

  (7)
  waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders" except as set forth in item (10) below);

  (8)
  make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes;

  (9)
  modify the Guarantees in any manner adverse to the holders of the Notes; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

  (1)
  to cure any ambiguity, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company's or such Guarantor's obligations under the Indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

  (5)
  to secure the Notes;

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

  (7)
  to add a Guarantee of the Notes; or

  (8)
  to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided, however, that such sale, designation or release is in accordance with the applicable provisions of the Indenture.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material debt instrument to which the Company is a party or by which the Company is bound;

  (3)
  the Company has paid or caused to be paid all sums payable by it under the Indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as trustee or resign.

        The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

  (1)
  1.0% of the then outstanding principal amount of the Note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the Note at February 15, 2009 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the Note, through February 15, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the Note.

        "Asset Sale" means (i) the sale, conveyance, transfer, lease or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary other than directors' qualifying shares or shares required to be held by Foreign Subsidiaries (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

  (2)
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant contained under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption "Certain Covenants—Restricted Payments" or the granting of a Lien permitted by the covenant contained under the caption "Certain Covenants—Liens;"

  (4)
  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $7.5 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries made pursuant to clause (10) of the definition of "Permitted Investments");

  (8)
  foreclosures on assets;

  (9)
  disposition of an account receivable in connection with the collection or compromise thereof;

  (10)
  sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

  (11)
  a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

  (12)
  the grant in the ordinary course of business of any licenses of patents, trademarks, know-how and any other intellectual property; and

  (13)
  the sale of any property in a sale/leaseback transaction within six months of the acquisition of such property.

        "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns", "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Stock" means:

  (1)
  in the case of a corporation, capital stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Company or any Guarantor described in the definition of "Contribution Indebtedness."

        "Cash Equivalents" means:

  (1)
  U.S. dollars or, in the case of the Company or any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

  (2)
  securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States, the United Kingdom or any member state of the European Union whose legal tender is the euro having maturities of not more than 12 months from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $250 million;

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-2 from Moody's or P-2 from S&P;

  (6)
  readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 12 months or less from the date of acquisition;

  (7)
  instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or pound sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

  (8)
  investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

  (2)
  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities; or

  (3)
  the first day on which the majority of the Board of Directors of the Company then in office shall cease to consist of individuals who (i) were members of the Board of Directors of the Company on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of the Company, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (i) or (ii), "Continuing Directors").

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments (other than imputed interest as a result of purchase accounting), commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the interest component of Capitalized Lease Obligations, net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees, (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income actually received in cash for such period; provided, however, that Securitization Fees shall not be deemed to constitute Consolidated Interest Expense.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

  (1)
  any net after-tax extraordinary, unusual or nonrecurring gains or losses (including, without limitation, severance, relocation, transition and other restructuring costs and litigation settlements or losses) shall be excluded;

  (2)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

  (3)
  any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

  (4)
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, however, that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends paid or distributions or other payments made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (5) below) and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss;

  (5)
  solely for the purpose of determining the amount available for Restricted Payments under clause (3) of the first paragraph of "Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, however, that the Consolidated Net Income of such Person shall be, subject to the exclusion contained in clause (4) above, increased by the amount of dividends or similar distributions that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (5)) in respect of such period, to the extent not already included therein;

  (6)
  non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

  (7)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness shall be excluded;

  (8)
  the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Transactions or any future acquisition, merger, consolidation or similar transaction (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;

  (9)
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

  (10)
  an amount equal to the distributions actually made to any parent company of such Person in respect of such period in accordance with clause (16)(B) of the second paragraph of the covenant described under "Certain Covenants—Restricted Payments" shall be included as though such amounts had been paid by such Person for such period for the expense or cost incurred by such parent company and for which such distribution was made;

  (11)
  any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 142 and 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded;

  (12)
  accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded; provided, however, that any noncash item that represents an accrual or reserve for a cash expenditure for a future period shall be treated as an expense in such future period when cash is paid (except to the extent such item would otherwise be excluded under this definition);

  (13)
  unrealized gains and losses relating to hedging transactions and mark-to-market Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded; and

  (14)
  fees, expenses and charges in connection with the Transactions shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant contained under the caption "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption "—Certain Covenants—Restricted Payments."

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Contribution Indebtedness" means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Guarantor after the Issue Date; provided, however, that:

  (1)
  if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Company or such Guarantor, as applicable, the amount of such excess shall be (A)(x) Subordinated Indebtedness (other than Secured

    Indebtedness) or (y) Senior Subordinated Indebtedness (other than Secured Indebtedness) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

  (2)
  (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the date of the incurrence thereof.

        "Credit Agreement" means (i) the credit agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Company, Niagara Acquisition, Inc., certain Subsidiaries of the Company, the financial institutions named therein, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any direct or indirect parent entity of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant described under "—Certain Covenants—Restricted Payments."

        "Designated Senior Debt" means:

  (1)
  any Bank Indebtedness that constitutes Senior Debt; and

  (2)
  any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in the instrument evidencing that Senior Debt as "Designated Senior Debt."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (i) if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, (ii) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (iii) any class of Capital Stock of the Company that by its terms authorizes the Company to satisfy its obligations thereunder by delivery of Capital Stock of the Company that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States, the District of Columbia or any territory of the United States including, without limitation, Puerto Rico.

        "Domestic Subsidiary" means any direct or indirect Subsidiary that was formed under the laws of the United States, any state of the United States, the District of Columbia or any territory of the United States including, without limitation, Puerto Rico.

        "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

  (2)
  Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

  (3)
  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

  (4)
  any reasonable expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or pursuant to the Transactions (including, without limitation, the fees payable to the Sponsors pursuant to the Management Agreement in connection with the Transactions), plus

  (5)
  the amount of any business optimization expenses and restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income, plus

  (6)
  any other noncash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

  (7)
  any net gain or loss resulting from Hedging Obligations, plus

  (8)
  the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, plus

  (9)
  Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, plus

  (10)
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, less noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period).

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent entities (excluding Disqualified Stock of the Company), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent entities registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption "—Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of such cash used to repay, repurchase, defease or otherwise discharge such Indebtedness.

        Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations or any operational changes that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date or if the Company or any Restricted Subsidiary had accounted for any of its business as a discontinued operation during any such period, then the Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations or operational changes (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period and that such discontinued operation was disposed of on the first day of such reference period.

        If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or any operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or any operational change had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, discontinued operation or any operational change (including, without limitation, the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months). Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the transaction being given pro forma effect (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of "Pro Forma Adjusted EBITDA" as set forth in footnote 6 to the "Offering Circular Summary—Summary Historical and Pro Forma Financial Information" in this Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

        Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all noncash interest expense and amortization/accretion of original issue discount, in each case, in connection with the Specified Financings (including any original issue discount created by fair value adjustments to the Company's Existing Indebtedness as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

        "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the date of the Indenture. For purposes of this description of the Notes, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, "guarantee" shall have a corresponding meaning.

        "Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means any Person that incurs a Guarantee of the Notes; provided, however, that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

        "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness and any Securitization Repurchase Obligation of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall be subordinate or pari passu in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

  (1)
  all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

  (1)
  any Indebtedness of such Guarantor to a Subsidiary of such Guarantor (other than any Securitization Repurchase Obligation);

  (2)
  Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), other than Indebtedness under the Credit Agreement;

  (3)
  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  Indebtedness represented by Capital Stock;

  (5)
  any liability for federal, foreign, state, local or other taxes owed or owing by such Guarantor;

  (6)
  that portion of any Indebtedness incurred in violation of any of the covenants contained under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Certain Covenants—Limitations on Layering"; provided, however, that if such Indebtedness has been Incurred under the Credit Agreement, such Indebtedness shall be deemed Senior Debt if the holders of such Indebtedness or their Representative received an Officers' Certificate at the time of such Incurrence to the effect that the Incurrence of such Incurrence does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant;

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holdings" means Niagara Holdings, Inc. and its successors.

        "Indebtedness" means, with respect to any Person,

  (a)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

  (i)
  in respect of borrowed money,

  (ii)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),

  (iii)
  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business or

  (iv)
  representing any Hedging Obligations,

    if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

  (b)
  Disqualified Stock of such Person,

  (c)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

  (d)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person) provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (b) prepaid revenues; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (d) Obligations under or in respect of Qualified Securitization Financing.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which it has been engaged.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described above under the caption "—Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company and (iii) in any single transaction or series of related transactions, any transfer of Capital Stock that results in an entity ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Company and the Restricted Subsidiaries immediately after such transfer.

        "Issue Date" means February 11, 2005.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Agreement" means the Management Agreement by and among J.P. Morgan Partners (BHCA), L.P. and certain affiliates thereof, Peak Investments, LLC and certain affiliates thereof, Holdings and the Company, as of on the Issue Date.

        "Moody's" means Moody's Investors Service, Inc. and by any successor to its rating business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, in each case net of legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses and other direct costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness (including premiums and accrued interest) that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indenture.

        "Permitted Asset Swap" means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Permitted Business; provided, however, that the aggregate fair market value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Company or such Restricted Subsidiary in such exchange; provided further, however, that such market value of the property or assets being transferred or received by the Company or such Restricted Subsidiary shall be made in good faith by the Board of Directors of the Company.

        "Permitted Business" means the business and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt" is defined under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holders" means (i) each of the Sponsors and their respective Affiliates, (ii) Officers; provided, however, that if such Officers beneficially own more shares of Voting Stock of the Company or any of its direct or indirect parent entities than the number of such shares beneficially owned (including granted but unvested shares) by all the Officers as of the Issue Date or acquired by Officers within 90 days immediately following the Issue Date, such excess shall be deemed not to be beneficially owned by Permitted Holders; and (iii) any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, however, that in the case of such "group" and without giving effect to the existence of such "group" or any other "group", such Sponsors, Affiliates and Officers (subject, in the case of Officers to the foregoing limitations), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such "group".

        "Permitted Investments" means

  (1)
  any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

  (2)
  any Investment in cash and Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided, however, that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

  (6)
  loans and advances to employees and any guarantees made in the ordinary course of business consistent with past practices, but in any event not in excess of $5 million in the aggregate outstanding at any one time;

  (7)
  any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (9) of the definition of "Permitted Debt;"

  (9)
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

  (10)
  any Investment by the Company or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $75 million and (y) 7.5% of Total Assets;

  (11)
  Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent entities (exclusive of Disqualified Stock);

  (12)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees in the ordinary course of business;

  (13)
  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

  (14)
  any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

  (15)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

  (16)
  Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with the covenant described under "—Certain Covenants—Asset Sales";

  (17)
  additional Investments in joint ventures of the Company or any of its Restricted Subsidiaries existing on the Issue Date not to exceed $15 million outstanding at any one time; and

  (18)
  Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

        "Permitted Junior Securities" means

  (1)
  Equity Interests in the Company, any Guarantor or any direct or indirect parent of the Company issued pursuant to a plan of reorganization or readjustment; or

  (2)
  unsecured debt securities of the Company issued pursuant to a plan of reorganization or readjustment that are subordinated to all Senior Debt or, as applicable, Guarantor Senior Debt of the Company (and any debt securities issued in exchange for Senior Debt or such Guarantor Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under the Indenture;

provided, however, that to the extent that any Senior Debt or Guarantor Senior Debt, as the case may be, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt or Guarantor Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (5)
  Liens securing Hedging Obligations; provided that in the case of Hedging Obligations relating to interest rate risks, the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (6)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (7)
  Liens in favor of the Company or any Restricted Subsidiary;

  (8)
  Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes, taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (9)
  Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

  (10)
  Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Company or one of its

    Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (11)
  judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (12)
  pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

  (13)
  Liens imposed by law, including carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not overdue by more than 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

  (14)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

  (15)
  leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

  (16)
  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

  (17)
  banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

  (18)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (19)
  (A) other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $10 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such

    Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

  (20)
  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

  (21)
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

  (22)
  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

  (23)
  Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

  (24)
  Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with the covenant contained under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;

  (25)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary of the Company permitted to be Incurred in accordance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

  (26)
  Liens on the Equity Interests of Unrestricted Subsidiaries.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

        "Product" means any product developed, acquired, produced, marketed or promoted by the Company or any of its Subsidiaries in connection with the conduct of a Permitted Business.

        "Purchase Agreement" means the Agreement and Plan of Merger dated as of December 15, 2004 among Niagara Holdings, Inc., Niagara Acquisition, Inc. and the Company.

        "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, issued by the Company or any Subsidiary of the Company to such Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided, however, that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any refinancing indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and UBS Securities LLC.

        "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securitization Assets" means any accounts receivable or other revenue streams from Products subject to a Qualified Securitization Financing.

        "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (e) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing after the commencement of any bankruptcy proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness and any Securitization Repurchase Obligation of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall be subordinate or pari passu in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing after the commencement of any bankruptcy proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

  (1)
  all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

  (1)
  any Indebtedness of the Company to a Subsidiary of the Company (other than any Securitization Repurchase Obligation);

  (2)
  Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than Indebtedness under the Credit Agreement;

  (3)
  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  Indebtedness represented by Capital Stock;

  (5)
  any liability for federal, foreign, state, local or other taxes owed or owing by the Company;

  (6)
  that portion of any Indebtedness incurred in violation of the covenant contained under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or "—Certain Covenants—Limitations on Layering"; provided, however, that if such Indebtedness has been Incurred under the Credit Agreement, such Indebtedness shall be deemed Senior Debt if the holders of such Indebtedness or their Representative received an Officers' Certificate at the time of such Incurrence to the effect that the Incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant;

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

        "Senior Subordinated Indebtedness" means the Notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of the Company or a Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor which is not Senior Debt (in the case of the Company) or Guarantor Senior Debt (in the case of a Guarantor).

        "Shareholders Agreement" means the Shareholders Agreement among the Company and certain members of management, as in effect on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Specified Financings" means the financings included in the Transactions and this offering of the Notes.

        "Sponsors" means J.P. Morgan Partners (BHCA), L.P. and its affiliates and Peak Investments, LLC and its affiliates.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" at any time means the total consolidated assets of the Company and its Restricted Subsidiaries, as determined in good faith by the chief financial officer of the Company based on the most recent balance sheet of the Company available to management adjusted to give effect to any substantial acquisitions or dispositions of assets.

        "Transactions" means the transactions contemplated by (i) the Purchase Agreement, (ii) the Credit Agreement and (iii) this offering of the Notes and any bridge facility entered in lieu of such offering prior to the Issue Date.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 15, 2009; provided, however, that if the period from such redemption date to February 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided, however, that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with the covenant contained under the caption "—Certain Covenants—Restricted Payments" and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under the first paragraph of "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or the Fixed Charge Coverage Ratio is greater than immediately preceding the designation. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

        Except as described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock", whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "U.S. Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

        The exchange notes will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with The Depository Trust Company, which we refer to as participants, or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by The Depository Trust Company or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the exchange notes, The Depository Trust Company or that nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global note for all purposes under the indentures and the notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the indentures and, if applicable, those of Euroclear and Clearstream, Luxembourg.

        Payments of the principal of, and interest on, a global note will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner thereof. None of PQ Corporation, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that The Depository Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of The Depository Trust Company or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The

Depository Trust Company. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

        Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of The Depository Trust Company. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interest in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following The Depository Trust Company's settlement date.

        We expect that The Depository Trust Company will take any action permitted be taken by a holder of notes (including the presentation of notes for as described below) only at the direction of one or more participants account The Depository Trust Company interests in a global note is and only in respect of such portion of the aggregate principal amount as to which such participant or participants has or have given such to exchange to whose credited of notes direction. However, if there is an event of default under the notes, The Depository Trust Company will exchange the applicable global note for certificated notes, which it will distribute to its participants.

        We understand that: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as indirect participants.

        Although The Depository Trust Company, Euroclear and Clearstream, Luxembourg are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of The Depository Trust Company, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither PQ Corporation or the Trustee will have any responsibility for the performance by The Depository Trust Company, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global notes or if at any time The Depository Trust Company ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by PW Corporation within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with The Depository Trust Company's rules and procedures in addition to those provided for under the indenture.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange of the outstanding notes pursuant to this exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the "Code," United States Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. The effect of any applicable state, local, foreign or other tax laws, including gift and estate tax laws, is not discussed. The discussion deals only with notes held as "capital assets" (generally, property for investment) within the meaning of Section 1221 of the Code.

        If a partnership or other entity taxable as a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

        We have not sought and will not seek any rulings from the Internal Revenue Service, or the "IRS," with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the outstanding notes for the exchange notes pursuant to this offer.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

        The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             ,    , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date the we will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered hereby is being passed upon for us by Latham & Watkins LLP, New York, New York and, with respect to certain matters of Pennsylvania law, by Babst, Calland, Clements and Zomnir, P.C., Pittsburgh, Pennsylvania. Certain partners of Babst, Calland, Clements and Zomnir, P.C., related persons and others have an indirect interest, through investments in a limited liability company, in less than 1% of the common stock of the Company.

EXPERTS

        The financial statements as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        PQ Corporation has filed a registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended, and will file annual, quarterly and special reports and other information with the U.S. Securities and Exchange Commission, or SEC. You can inspect and copy the information filed by us at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such material from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You can call the Securities and Exchange Commission at 1-800-732-0330 for information regarding the operations of its Public Reference Room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants (including us) that file periodically. None of the information filed with the Securities and Exchange Commission or on the Company's website is incorporated by reference into this prospectus and you should not rely on any such information in connection with this offering.

INDEX TO FINANCIAL STATEMENTS

Pages
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements:
Balance Sheets as of December 31, 2004 and 2003	F-3
Statements of Income for the years ended December 31, 2004, 2003 and 2002	F-4
Statements of Stockholders' Equity for the years ended December 31, 2004, 2003 and 2002	F-5
Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Interim Financial Statements:
Condensed Consolidated Financial Statements:
Balance Sheets as of March 31, 2005 and December 31, 2004	F-44
Statements of Operations for the three months ended March 31, 2005 and 2004	F-45
Statements of Cash Flows for the three months ended March 31, 2005 and 2004	F-46
Notes to Condensed Consolidated Financial Statements	F-47

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
PQ Corporation:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of PQ Corporation and subsidiaries at December 31, 2004 and 2003, and the results of its operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), these standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
March 11, 2005, except for the inclusion of segment information in Note 21 and the inclusion of the guarantor information in Note 23, as to which the date is June 10, 2005

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
(in thousands, except share amounts)

	2004	2003
ASSETS
Cash and cash equivalents	$12,809	$10,784
Receivables, net	89,331	83,213
Inventories	62,926	61,259
Prepaid and other current assets	15,918	16,264

Total current assets	180,984	171,520
Investments in affiliated companies	27,305	23,846
Property, plant and equipment, net	233,986	227,218
Goodwill	28,993	27,351
Pension asset	1,578	27,995
Other long-term assets	36,667	32,150

Total assets	$509,513	$510,080

LIABILITIES
Notes payable and current maturities of long-term debt	$17,673	$33,994
Cash overdraft	4,653	5,350
Accounts payable	42,993	32,482
Accrued liabilities	48,955	51,666

Total current liabilities	114,274	123,492
Long-term debt	53,391	71,780
Deferred income taxes	5,111	20,091
Deferred pension	16,911	13,498
Post retirement health	12,433	13,037
Other long-term liabilities	23,064	13,183

Total liabilities	225,184	255,081

Minority interest in equity of subsidiaries	4,038	4,151

Commitments and contingencies
SHARES SUBJECT TO MANDATORY REDEMPTION
Common stock, Series B, par value $0.50 200,000 shares authorized, 52,072 shares issued	6,361	2,747
STOCKHOLDERS' EQUITY
Capital stock
Preferred stock, stated value $137 54,224 shares authorized, 39,672 shares issued	5,435	5,435
Common stock, Series A, par value $0.50 8,800,000 shares authorized, 2,589,712 shares issued	1,294	1,294
Additional paid-in capital	21,842	21,045
Retained earnings	271,686	247,075
Accumulated other comprehensive loss	(11,183)	(10,990)
Treasury stock, at cost	(15,144)	(15,758)

Total stockholders' equity	273,930	248,101

Total liabilities and stockholders' equity	$509,513	$510,080

See accompanying notes to consolidated financial statements.

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
for the years ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Sales	$600,999	$529,591	$502,085
Cost of goods sold	448,768	399,070	371,829

Gross profit	152,231	130,521	130,256
Selling, general and administrative expenses	96,235	86,347	79,387
Other operating expense	6,375	5,093	3,034

Operating income	49,621	39,081	47,835
Equity in net income from affiliated companies	10,249	3,212	6,646
Interest expense, net	6,541	7,386	8,055
Other non-operating expense (income), net	1,684	2,015	(790)

Income before taxes and minority interest	51,645	32,892	47,216
Provision (benefit) for income taxes	12,926	(1,700)	15,484
Minority interest	546	587	876

Net income	$38,173	$34,005	$30,856

See accompanying notes to consolidated financial statements.

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
December 31, 2004, 2003 and 2002
(in thousands)

	Capital stock	Additional paid-in capital	Retained earnings	Accumulated Other comprehensive (loss) gain	Treasury stock, at cost	Total
Balance, December 31, 2001	$6,729	$19,385	$203,406	$(39,669)	$(11,676)	$178,175
Net income			30,856			30,856
Minimum pension liability adjustment, net of tax of $(476)				(1,059)		(1,059)
Changes in fair values of derivatives:
Unrealized hedging gains (losses), net of tax of $931				1,729		1,729
Reclassification adjustment for net realized (gains) losses included in net income, net of tax of $1,011				1,878		1,878
Foreign currency translation adjustments, net of tax of $2,418				7,860		7,860

Total comprehensive income						41,264
Treasury shares issued for exercise of stock options and awards		(45)			3,643	3,598
Purchases of treasury preferred and common shares					(6,522)	(6,522)
Stock compensation for stock options and awards		596				596
Shares subject to redemption, accretion			(231)			(231)
Dividends and distributions to stockholders			(10,163)			(10,163)

Balance, December 31, 2002	$6,729	$19,936	$223,868	$(29,261)	$(14,555)	$206,717
Net income			34,005			34,005
Minimum pension liability adjustment, net of tax of $(598)				(1,396)		(1,396)
Changes in fair values of derivatives:
Unrealized hedging gains (losses), net of tax of $(138)				(257)		(257)
Reclassification adjustment for net realized (gains) losses included in net income, net of tax of $(768)				(1,426)		(1,426)
Foreign currency translation adjustments, net of tax of $1,806				21,350		21,350

Total comprehensive income						52,276
Treasury shares issued for exercise of stock options and awards		255			1,995	2,250
Purchases of treasury preferred and common shares					(3,198)	(3,198)
Stock compensation for stock options and awards		854				854
Shares subject to redemption, accretion			(373)			(373)
Dividends and distributions to stockholders			(10,425)			(10,425)

Balance, December 31, 2003	$6,729	$21,045	$247,075	$(10,990)	$(15,758)	$248,101
Net income			38,173			38,173
Minimum pension liability adjustment, net of tax of $(10,248)				(16,703)		(16,703)
Changes in fair values of derivatives:
Unrealized hedging gains (losses), net of tax of $2,340				4,346		4,346
Reclassification adjustment for net realized (gains) losses included in net income, net of tax of $(134)				(249)		(249)
Foreign currency translation adjustments, net of tax of $1,030				12,413		12,413

Total comprehensive income						37,980
Treasury shares issued for exercise of stock options and awards		(859)			4,782	3,923
Purchases of treasury common shares					(4,168)	(4,168)
Stock compensation for stock options and awards		1,205				1,205
Tax benefit of stock option exercises		451				451
Dividends and distributions to stockholders			(13,562)			(13,562)

Balance, December 31, 2004	$6,729	$21,842	$271,686	$(11,183)	$(15,144)	$273,930

See accompanying notes to consolidated financial statements.

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 2004, 2003 and 2002
(in thousands)

	2004	2003	2002
Cash flows from operating activities:
Net income	$38,173	$34,005	$30,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,097	36,456	39,951
Postretirement benefits	(567)	72	936
Pension funding less (greater) than expense	4,630	(1,196)	(11,743)
Deferred income taxes	(5,918)	(5,224)	3,567
Asset impairment	—	3,772	1,140
Net (gain) loss on asset disposals	(373)	202	673
Stock compensation	1,205	854	596
Accretion of shares subject to mandatory redemption	4,069	373	231
Equity in net income from affiliated companies	(10,249)	(3,212)	(6,646)
Minority interest in earnings of subsidiaries	546	587	876
Dividends received from affiliates	7,189	44	1,000
Working capital changes that provided (used) cash:
Receivables	(4,081)	(10,014)	6,287
Inventories	(367)	(3,539)	(6,930)
Prepaids and other current assets	2,675	(14)	(2,564)
Accounts payable and accrued liabilities	14,309	14,112	5,068
Other, net	589	200	225

Net cash provided by operating activities	87,927	67,478	63,523

Cash flows from investing activities:
Proceeds from sale of capital assets	2,201	101	848
Acquisition of businesses, net of cash acquired	—	(14,550)	(5,011)
Purchases of property, plant and equipment	(35,509)	(30,518)	(28,670)
Payments from affiliates	—	—	4,000

Net cash used in investing activities	(33,308)	(44,967)	(28,833)

Cash flows from financing activities:
Notes payable and cash overdrafts, net	(7,252)	2,160	(38)
Issuance of long-term debt	—	11,766	1,304
Repayments of long-term debt	(29,007)	(18,313)	(26,167)
Proceeds from issuances of treasury stock	2,061	199	472
Purchases of stock	(4,924)	(3,436)	(6,875)
Distributions to minority shareholders	(561)	(599)	(596)
Cash dividends	(13,480)	(10,231)	(10,133)

Net cash used in financing activities	(53,163)	(18,454)	(42,033)
Effect of exchange rate changes on cash	569	445	654

Net change in cash and cash equivalents	2,025	4,502	(6,689)
Cash and cash equivalents at beginning of year	10,784	6,282	12,971

Cash and cash equivalents at end of year	$12,809	$10,784	$6,282

See accompanying notes to consolidated financial statements.

PQ CORPORATION & SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share amounts)

1.    Summary of Significant Accounting Policies:

  Nature of Operations:

        The Company conducts operations through two principal businesses: the Chemicals division, which develops, manufactures and distributes silicate-based specialty chemicals, and the Engineered Glass Materials division (which the Company refers to as the Potters division), which manufactures highly engineered solid and hollow glass spheres. The Company's products are used in a variety of predominately niche applications in a diverse range of industrial, consumer and governmental end-markets.

  Principles of Consolidation:

        The consolidated financial statements include the accounts of the Company and majority-owned subsidiaries. Investments in affiliated companies are recorded at cost plus the Company's equity in their undistributed earnings. All material intercompany transactions have been eliminated.

        All assets and liabilities of foreign subsidiaries and affiliated companies are translated to U.S. dollars using exchange rates in effect at the balance sheet date. Adjustments resulting from translation of the balance sheets and certain intercompany transactions are included in Stockholders' equity as part of accumulated other comprehensive income (loss). Income and expense items are translated at average exchange rates during the year. Net foreign exchange losses included in other non-operating expense (income), net were $949 in 2004, $1,493 in 2003 and $14 in 2002.

  Cash and Cash Equivalents:

        Cash and cash equivalents include investments with original terms to maturity of 90 days or less.

  Accounts Receivable and Allowance for Doubtful Accounts:

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. A specific reserve for bad debts is recorded for known or suspected doubtful accounts receivable. For all other accounts, the Company recognizes a general reserve for bad debts based on the length of time of specific receivables are past due and historical write-off experience. Account balances are charged off against the allowance when the Company feels it is probable the receivable will not be recovered. The Company does not have any off-balance-sheet credit exposure related to its customers.

  Inventories:

        All inventories are stated at the lower of cost or market. Substantially all domestic inventories are valued on the last-in, first-out ("LIFO") method, and all other inventories are valued on the average cost and first-in, first-out ("FIFO") methods. When necessary, the Company provides allowances to adjust the carrying value of its inventory to the lower of cost or net realizable value, including any costs to sell or dispose. Appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value.

  Property and Depreciation:

        Property, plant and equipment are carried at cost and include expenditures for new facilities and major renewals and betterments. Plant and equipment under capital leases are carried at the present value of minimum lease payments. Maintenance, repairs and minor renewals are charged to expense. The Company capitalizes internal costs associated with the implementation of purchased software. When property, plant and equipment is retired or otherwise disposed, the net carrying amount is eliminated with any gain or loss on disposition recognized in earnings at that time.

        Depreciation is generally provided on the straight-line method based on estimated useful lives of the assets, ranging up to 33 years for buildings, 10 years for machinery and equipment, and 3 to 7 years for computer hardware and software.

  Goodwill:

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." In accordance with this statement, as of January 1, 2002, the Company ceased amortization of goodwill. Under SFAS No. 142, goodwill is no longer amortized but instead is reviewed for impairment at least annually and when an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. A write-down only occurs in periods in which it is determined that its fair value is less than the book value. SFAS No. 142 requires the transitional impairment review for goodwill, as well as an annual impairment review, to be performed on a reporting unit basis.

        When evaluating goodwill for impairment, SFAS No. 142 requires the Company to first compare a reporting unit's book value of net assets, including goodwill, to its fair value. Fair value is estimated based upon discounted cash flow analyses. To the extent that the book value exceeds fair value, the Company would be required to perform a second step to measure the amount of the impairment loss. The Company's previous business combinations were accounted for using the purchase method of accounting and the excess of fair value over book value acquired is recorded in the goodwill line of the Consolidated Balance Sheets.

  Impairment of Long-Lived and Intangible Assets:

        During 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement establishes a single accounting approach for measuring impairment of long-lived assets. The adoption of this statement by the Company on January 1, 2002 had no financial impact. The Company's policy is to evaluate these assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This evaluation is based on a number of factors, including a business unit's expectations for operating income and undiscounted cash flows that will result from the use of such assets.

  Derivative Financial Instruments:

        The Company utilizes certain derivative financial instruments to enhance its ability to manage risk, including exposures to interest rates, foreign currencies and natural gas prices that exist as part of ongoing business operations. Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures.

        All derivatives are recognized on the balance sheet at fair value. On the date the derivative instrument is entered into, the Company designates the derivative as a hedge of a forecasted transaction (cash flow hedge) or of the variability of cash flows to be received or paid related to a recognized asset or liability. Changes in the fair value of a cash flow hedge, to the extent effective, are recorded in accumulated other comprehensive income (loss), until earnings are affected by the variability of cash flows. If a derivative is designated as a hedge of a net investment in a foreign operation, its changes in fair value, to the extent that the contract is effective as a hedge, are recorded in the foreign currency translation adjustment account within accumulated other comprehensive income (loss).

        Realized gains and losses on natural gas hedges are recognized in cost of goods sold in the consolidated statements of income. Any changes in the fair value of derivatives that are not designated as hedges would be recorded in other operating expenses immediately.

        The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes relating all derivatives that are designated cash flow hedges to specific forecasted transactions. The Company also formally assesses both at the inception of the hedge and on an ongoing basis, whether each derivative is highly effective in offsetting changes in fair values or cash flows of the hedged item. If it is determined that a derivative is not highly effective as a hedge, or if a derivative ceases to be a highly effective hedge, hedge accounting would be discontinued with respect to that derivative prospectively.

  Revenue Recognition:

        Revenue is recognized when products are shipped and delivery has occurred, both title and risk of loss have been transferred to the customer, the seller's price to the buyer is fixed or determinable, collectibility is reasonably assured, and persuasive evidence of an arrangement exists. Customers take title and assume all the risks of ownership upon shipment (if terms are "FOB shipping point") or upon delivery (if terms are "FOB destination"). Any deviation from the standard terms and arrangements are reviewed for proper approvals prior to shipment.

        The Company recognizes rebates given to customers as a reduction of revenue based on a rational allocation of the cost of honoring rebates earned and claimed to each of the underlying revenue transactions that result in progress by the customer toward earning the rebate. The Company measures the rebate obligation based on the estimated amount of purchases that will result in a rebate at the adjusted sales price per the respective sales agreement.

  Research and Development:

        Net research and development costs of $9,392, $8,817 and $9,272 in 2004, 2003 and 2002, respectively, were expensed as incurred and reported in selling, general and administrative expenses in the Consolidated Statements of Income.

  Income Taxes:

        The Company uses the liability method in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

        A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that those assets will be realized.

  Stock-Based Compensation:

        The Company applies the fair value based method to account for stock options and awards prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosures," which amends SFAS No. 123. The Company applies the fair value recognition provisions of SFAS No. 123 for all stock option and stock award plans. The Company records compensation expense for fixed and performance-based stock option awards, using the fair value of the options at the grant date. The fair value of each option and stock award under the 2002 Stock Option and Stock Award Plan is estimated based on the minimum value method. Expense for stock options and awards is recognized ratably over the vesting period.

  Pensions and Postretirement Benefits:

        The Company maintains qualified and non-qualified defined benefit pension plans that cover substantially all of the Company's domestic and Canadian employees and certain of its international employees. The Company follows the accounting guidance as specified in SFAS No. 87, "Employers' Accounting for Pensions," for the recognition of net periodic pension cost.

        In addition to pension benefits, the Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The Company follows the accounting guidance as specified in SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," for the recognition of postretirement benefits.

  Contingencies:

        Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed, including the approximate term, how the guarantee arose, and the events or circumstances that would require the guarantor to perform under the guarantee.

  Use of Estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications:

        Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year's presentation.

2.    Recently Issued Accounting Standards:

        In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the "Act") was signed into law. The Act introduced a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retirement health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The Company believes that certain drug benefits offered under postretirement health care plans will qualify for the subsidy under Medicare Part D. Therefore, the effects of the subsidy were factored into the 2004 annual valuation. The reduction in the benefit obligation attributable to past service cost was approximately $1,631 and the reduction in benefit costs for 2004 was approximately $200.

        In December 2004, SFAS No. 123(R), "Share-Based Payment" was issued. The amendment requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation to employees. It also provides guidance for determining whether an award is a liability-classified award or an equity classified award, and determining grant-date fair value. This statement is effective for most public companies' interim or annual periods beginning after June 15, 2005. Management is examining its shared-based-programs and will evaluate the impact of adopting this new accounting standard.

        In November 2004, SFAS No. 151 "Inventory Costs—an amendment of ARB No. 43, Chapter 4" was issued. SFAS No. 151 is the result of efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs and spoilage to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is in the process of evaluating the impact, if any, of SFAS No. 151.

        In December 2004, two FASB Staff Positions ("FSPs") were issued to address accounting issues resulting from the enactment of the American Jobs Creation Act of 2004 ("Jobs Creation Act"), which occurred on October 22, 2004. The first, FSP 109-1, "Application of FASB Statement No. 109, "Accounting for Income Taxes,' to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," was issued to address whether a deduction for qualified production activities income should be accounted for as a deduction under SFAS No. 109 or as a tax rate reduction. This FSP is not expected to have a material impact on the Company's financial position or results of operations. The second, FSP 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004," addresses whether an enterprise should be allowed additional time beyond the 2004 financial reporting period to evaluate the impact of the Jobs Creation Act and plans for unremitted foreign earnings repatriation. The FSP provides an entity with additional time to evaluate the effect of the Jobs Creation Act, which is an exception to the provisions of SFAS No. 109 that require an entity to adjust its deferred tax assets and liabilities for the effects of a change in tax laws or rates in the period that includes the enactment date. See Note 14 to these financial statements where the Company discusses the impact of the act to the Company.

3.    Customer Concentration:

        One North American customer represents 10% of consolidated sales and 9% of accounts receivable in 2004 and 10% of consolidated sales and 6% of accounts receivable in 2003. There were no other individually significant customers in either year.

4.    Investments in Affiliated Companies:

        The Company accounts for investments in affiliated companies under the equity method. Affiliated companies accounted for on the equity basis at December 31, 2004 are as follows:

Company	Country	Percent Ownership
PQ Silicates Ltd.	Taiwan	50%
Zeolyst International	USA	50%
Aekyung-PQ Advanced Materials, Co., Ltd.	South Korea	50%
Zeolyst C.V.	Netherlands	50%
Akzo-PQ Silica OHG	Germany	50%

        Following is summarized information of the combined investments:

	December 31,
	2004	2003
Current assets	$63,132	$55,619
Noncurrent assets	27,561	29,938
Current liabilities	19,394	19,779
Noncurrent liabilities	6,594	8,970

	Year Ended December 31,
	2004	2003	2002
Net sales	$112,743	$77,376	$98,319
Gross profit	39,800	24,230	31,518
Operating income	20,016	6,880	15,685
Net income	20,292	7,737	13,409

        The Company's trade receivables include amounts due from affiliates totaling $785 at December 31, 2004 and $2,754 at December 31, 2003. The Company had payables due to affiliates of $5,352 at December 31, 2004 and $3,843 at December 31, 2003. Sales to and purchases from affiliates are immaterial for the years ended December 31, 2004 and 2003.

5.    Business Combinations:

        The Company did not make any acquisitions in 2004. For each of the acquisitions in 2003, the Company purchased businesses in existing markets with the purpose of achieving improved economies of scale and growth in market share. The allocations of purchase price were based on management's best estimate of fair value and for certain assets, third party appraisals.

        In June 1, 2003, the Company acquired the Italian silicate business of Rhodia Italia, S.P.A. for $862. The full value of the acquisition was allocated to the customer list, which is being amortized over its expected life of five years.

        On September 8, 2003, the Company acquired the remaining 30% of Interminglass Sp. Z.o.o., giving the Company 100% ownership of this Polish glass bead manufacturer. The price paid for the 30% minority interest was $725. This resulted in the reversal of $1,391 of minority interest and deferred tax liability, which was included in other long-term liabilities, and a reduction of $196 in fixed assets and $470 in goodwill. This purchase price allocation was consistent with that of the initial acquisition of 70% of the business.

        On December 12, 2003, the Company acquired the U.S. glass bead business and working capital from Cataphote, Inc. for $12,963. An amount of $3,139 was allocated to accounts receivable, net of $318 for allowance for doubtful accounts, $2,859 was allocated to inventory, $500 was allocated to a five-year non-compete agreement, with the balance of $6,465 allocated to goodwill.

        On June 1, 2002, the Company acquired the silicate business and related assets (primarily fixed assets) of Clariant (France) S.A.S. for $3,311. This acquisition was accounted for using the purchase method of accounting. This purchase price approximated the estimated fair value of the tangible assets acquired.

        On June 18, 2002, the Company acquired the North American customer list from Kemira Chemicals, Inc. for $1,700. The entire value of the acquisition was attributed to this list and is being amortized over five years, the expected life of the asset.

6.    Accumulated Other Comprehensive Income (Loss):

        Following are cumulative changes in accumulated other comprehensive income (loss) as of December 31, 2004 and 2003:

	December 31,
	2004	2003
Minimum pension liability adjustments	$(19,158)	$(2,455)
Changes in fair values of derivatives	3,840	(257)
Foreign currency translation adjustments	4,135	(8,278)

	$(11,183)	$(10,990)

7.    Allowance for Doubtful Accounts:

        Following are changes in the allowance for doubtful accounts during the years ended December 31, 2004 and 2003:

Balance at January 1, 2003	$1,589
Additions	1,288
Write-offs, net of recoveries	(1,133)

Balance at December 31, 2003	1,744

Additions	649
Write-offs, net of recoveries	(390)

Balance at December 31, 2004	$2,003

8.    Inventories:

        Inventories were classified and valued as follows:

	December 31,
	2004	2003
Inventory
Finished products and work in process	$47,493	$47,594
Raw materials and containers	15,433	13,665

	$62,926	$61,259

Valued at lower of cost or market:
LIFO basis	$30,675	$32,162
FIFO basis	5,218	4,069
Average cost basis	27,033	25,028

	$62,926	$61,259

        If all inventories had been valued using the FIFO or average cost methods, inventories would have been $6,229 and $6,985 higher than reported at December 31, 2004 and 2003, respectively.

9.    Property, Plant and Equipment:

        A summary of property, plant and equipment, at cost, and related accumulated depreciation is as follows:

	December 31,
	2004	2003
Land	$26,406	$25,848
Buildings	122,216	112,911
Machinery and equipment	517,799	477,146
Construction in progress	10,911	9,918

	677,332	625,823
Less: accumulated depreciation	443,346	398,605

	$233,986	$227,218

        Depreciation expense was $35,148, $35,490 and $38,857 for the years ended December 31, 2004, 2003, and 2002, respectively.

        Property, plant, and equipment include gross assets acquired under capital leases of approximately $4,162 and $3,788 at December 31, 2004 and 2003, respectively. Related amortization included in accumulated depreciation was $2,648 and $1,722 at December 31, 2004 and 2003, respectively. Capital leases are included as a component of machinery and equipment. Amortization of assets under capital leases is included in depreciation expense.

10.    Impairment of Long-lived Assets:

        In 2003, during the course of the Company's strategic review of operations, the Company recorded impairment losses associated with the write down of idled or under performing assets. The 2003 asset impairment losses included the write-off of a glass bead manufacturing facility in the United Kingdom in the amount of $1,918. As part of the Cataphote, Inc. acquisition in December 2003, the Company entered into a supply agreement for large glass beads with the European parent company of Cataphote. These large glass beads were previously supplied to the U.S. by the West Auckland, U.K. facility, and the resulting reduction in demand for certain products led to the underutilization of assets. The Company performed a future cash flow analysis to determine the amount of impairment. The Company also recorded the write down of idle industrial chemical assets in Mexico in the amount of $730; the write down of idle industrial chemical assets in the U.S. in the amount of $796; and the write down of under performing glass bead assets in China amounting to $328. During the Company's review in 2002, it was determined that the carrying amount of an investment in Indonesia was not recoverable and recorded a $1,140 impairment loss. The impairment losses in both 2003 and 2002 are included in other operating expense.

11.    Goodwill and Other Intangible Assets:

        The Company completed its annual impairment assessment as of September 30, 2004 and 2003 and no impairment charge was warranted. The increase in goodwill and other intangible assets for the year ended December 31, 2004 was principally due to currency translation. The increase in goodwill and other intangible assets for the year ended December 31, 2003 was principally due to the acquisitions detailed in Note 5 and currency translation.

        Gross carrying amounts and accumulated amortization for intangible assets with estimable useful lives are as follows:

	Gross Amounts		Accumulated Amortization
	December 31,		December 31,
	2004	2003	2004	2003
Customer lists and rights to sell	$2,631	$2,564	$(1,074)	$(524)
Formulations and product technology	1,570	1,461	(722)	(450)
Non-compete agreements	1,150	1,150	(750)	(623)

Total	$5,351	$5,175	$(2,546)	$(1,597)

        Estimated aggregate amortization expense of intangible assets for each of the five succeeding years is as follows:

Year	Amount
2005	$842
2006	821
2007	637
2008	430
2009	75

12.    Long-term Debt:

        The summary of long-term debt is as follows:

	December 31,
	2004	2003
Senior notes, Series A and Series B	$32,727	$51,818
Senior notes, payable in annual installments through 2007, commencing in 2001 with interest at 7.84%	21,428	28,571
Revolving credit agreements	5,078	11,344
Adjustable Tender Industrial Refunding Revenue Bonds due 2015 with interest at adjustable rates, of 1.36% and 1.00% at December 31, 2004 and 2003, respectively	9,600	9,600
Other	2,231	2,201

	71,064	103,534
Less: current portion	(17,673)	(31,754)

	$53,391	$71,780

        The Company has a senior note agreement which consists of $15,000 Series A notes with interest fixed at 6.96% which were due and paid on December 1, 2004, and $45,000 Series B notes with interest fixed at 7.06%, which are payable in equal annual installments of $4,091 through 2011. The remaining balance of the Series B notes was $32,727 at December 31, 2004 and $36,818 at December 31, 2003.

        On December 30, 2003, the Company entered into a multi-bank Credit Agreement enabling it to borrow up to $150,000 in either United States Dollars or other approved currencies. Borrowings bear interest at either a) an overnight base rate equal to the higher of the prime rate or the federal funds rate plus 0.5 percentage points, b) a rate equal to the effective interbank rate plus a margin ranging from 0.55 to 1.225 percentage points based on the consolidated leverage ratio, as defined, or c) at a rate and term negotiated between the agent bank and the Company, as applicable. The interest rates were 2.66% and 1.68% as of December 31, 2004 and 2003, respectively. Borrowings under the agreement are payable at the option of the Company throughout the term of the agreement with the balance due December 30, 2006. The Company also has letters of credit of $917 outstanding as of December 31, 2004 which could be drawn under this agreement.

        The Company also has a revolving credit agreement denominated in Japanese Yen which enables the Company to borrow up to approximately $9,880. Borrowings bear interest at Tibor plus a margin and were 0.82% and 1.00% as of December 31, 2004 and 2003, respectively. Borrowings under the agreement are payable at the option of the Company throughout the term of the agreement with the balance due August 31, 2005. Borrowings outstanding under this agreement were $5,078 and $4,844 as of December 31, 2004 and 2003, respectively.

        At December 31, 2004 and 2003, the estimated fair values of debt exceeded book value by $3,946 and $4,954, respectively. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction. Fair values were estimated by discounting future principal and interest payments using interest rates currently available for debt and swap agreements of similar terms and remaining maturities.

        The Industrial Refunding Revenue Bonds are collateralized by a $9,600 letter of credit issued by the Company.

        The above loan agreements contain restrictions on the Company and/or subsidiaries, including certain investments, minimum working capital and maximum debt to capitalization ratios and payment of cash dividends. As of December 31, 2004, the Company was not in compliance with certain of these restrictive covenants due to a change in net assets resulting from the recognition of a minimum pension liability in the U.S. (see the related disclosure in Note 15 of these financial statements). On February 11, 2005, prior to the end of the allowed remedy period, substantially all existing debt was repaid in connection with the sale of the Company (see the related disclosure in Note 20 of these financial statements). Therefore, amendments to these covenants were not required and there was no impact on the Company's financial position or results of operations as of December 31, 2004. The Company was in compliance with all restrictive covenants as of December 31, 2003. Approximately $40,515 of retained earnings was free of cash dividend restrictions at December 31, 2004.

        The aggregate long-term debt maturities are:

Year	Amount
2005	$17,673
2006	12,104
2007	11,234
2008	4,091
2009	4,091
Thereafter	21,871

$71,064

        Cash payments for interest were $7,304, $8,287 and $9,802 in 2004, 2003 and 2002, respectively.

13.    Financial Instruments:

        The Company has a euro cross-currency interest rate swap agreement with a maturity date of December 2009. The agreement is designated as a hedge of net investments in foreign operations. The fair value of the liability as of December 31, 2004 of $9,918 was recorded in other liabilities with a related offset in foreign currency translation adjustment, net of tax. The fair value of the liability of $6,974 as of December 31, 2003 was recorded in accrued liabilities with a related offset in foreign currency translation adjustment, net of tax.

        The Company has entered into forward contracts with respect to the purchase of natural gas in its domestic operations. These contracts had a fair value of $6,017, recorded in prepaid and other current assets and other long-term assets, and a fair value of liabilities of $301 recorded in accrued liabilities at December 31, 2004 and December 31, 2003, respectively. The related offset is recorded in accumulated other comprehensive income (loss), net of tax. As of December 31, 2004, the maximum maturity of the natural gas hedges was approximately 36 months.

        The Company has also entered into an interest rate swap related to its Japanese yen revolving credit facility. This contract had a fair value of $(109), and $95, as of December 31, 2004 and December 31, 2003, respectively. The balances are recorded in accrued liabilities, and the related offset is recorded in accumulated other comprehensive income (loss), net of tax. The arrangement is designated as a cash flow hedge and as such, unrealized gains and losses are recorded, to the extent effective, in accumulated other comprehensive income (loss), net of tax, until the underlying transaction is recorded in earnings. The Japanese yen interest rate swap matures March 30, 2007.

14.    Income Taxes:

        The provision (benefit) for income taxes as shown in the accompanying consolidated statements of income consisted of the following:

	Year Ended December 31,
	2004	2003	2002
Current:
Federal	$8,775	$913	$4,312
Foreign	8,616	2,140	6,831
State	1,453	471	774

	18,844	3,524	11,917

Deferred:
Federal	(3,221)	(2,144)	1,249
Foreign	(2,217)	(2,790)	1,831
State	(480)	(290)	487

	(5,918)	(5,224)	3,567

	$12,926	$(1,700)	$15,484

        Deferred tax assets (liabilities) are comprised of the following:

	December 31,
	2004	2003
Net deferred tax assets:
Net operating loss carryforwards	$12,054	$13,885
Foreign tax credit carryforwards	4,238	3,430
Pension	6,442	—
Postretirement health	6,025	5,728
Other accruals	5,960	4,774
Valuation allowance	(8,272)	(11,614)

	$26,447	$16,203

Net deferred tax liabilities:
Depreciation	$(18,217)	$(19,547)
Undistributed earnings	(424)	(981)
Pension	—	(4,275)

	$(18,641)	$(24,803)

        Of the $26,447 and $16,203 in deferred tax assets at December 31, 2004 and 2003, $3,101 and $4,072, respectively, are current assets. There are no current deferred tax liabilities at December 31, 2004 or 2003.

        A reconciliation of income tax expense at the U.S. federal statutory income tax rate of 35% to actual income tax expense is as follows:

	Year Ended December 31,
	2004	2003	2002
Tax at statutory rate	$18,076	$11,512	$16,526
State income taxes, net of federal income tax benefit	634	117	819
Benefit of German tax loss carryforwards offsetting Potters' German income	—	(1,585)	—
Reversal of valuation allowance on German tax loss carryforwards	(4,063)	(2,926)	—
German trade tax reversal	—	(2,469)	—
Export sales resulting in an increase in foreign tax credit utilization, net	(782)	(1,960)	(380)
Other foreign income taxes at different rates	(3,298)	(4,594)	(2,132)
Non-deductible accretion of shares subject to mandatory redemption	1,424	—	—
Other, net	935	205	651

Provision (benefit) for income taxes	$12,926	$(1,700)	$15,484

        In August 2003, the Company was able to use German tax loss carryforwards from the merger of its German silicates company that had tax loss carryforwards, into its German glass beads business. This produced a tax benefit of $1,585. The Company also reduced the valuation allowance on the German tax loss carryforwards, recognizing a deferred tax asset of $2,926 with respect to such losses. The deferred tax asset relating to the German net operating losses was recognized due to the projected utilization of the losses against the Company's projected taxable income in Germany in future years. The Company's projection of future taxable income in Germany is based on various assumptions and estimates. These assumptions will be reviewed annually and adjustments to the valuation allowance will be made accordingly. In August 2004, the Company reversed the remaining valuation allowance on German tax loss carryforwards in the amount of $4,063 due to higher expectations of future profitability.

        In December 2003, the German tax authorities completed the audit of the Company's white fillers operations for the years 1997 through 2001. This tax audit included the review of the Company's liability on the sale of its white fillers business in 2001. At the conclusion of the audit the Company prevailed in its position that the white fillers sale was not subject to German trade tax. This resulted in the reversal of the accrual for German trade tax on the sale of $2,469.

        Foreign net operating losses of $48,164 may be carried forward indefinitely to reduce future foreign taxes payable. A valuation allowance has been applied to $13,427 of net operating loss carryforwards, leaving foreign net operating losses of $34,737 that have been recognized for financial accounting purposes. The Company has established a valuation allowance of $4,238 for foreign tax credit carryforwards expiring during fiscal years 2005 through 2014.

        The undistributed earnings of certain foreign subsidiaries and affiliates, which have been permanently reinvested to finance growth programs, were approximately $47,825 at December 31, 2004. Determination of the amount of any unrecognized deferred income tax liability on these undistributed earnings is not practicable.

        The American Jobs Creation Act of 2004 (the "Act") was signed into law in October 2004. A provision of the Act allows United States companies to repatriate foreign earnings at a substantially reduced tax rate until October 2005. The Company has not made a determination of whether it will avail itself of this provision of the Act. The Company intends to evaluate this provision further in 2005 and reach a determination of whether, and to what extent, it might use it with regard to the repatriation of foreign earnings in 2005.

        Cash payments for income taxes were $18,688, $2,432 and $15,080 in 2004, 2003 and 2002, respectively.

15.    Benefit Plans:

        The Company sponsors defined benefit pension plans covering substantially all employees in the U.S. and Canada and certain employees at its subsidiaries outside of North America ("Other"). Benefits are based on average final pay and years of service. The Company's funding policy, consistent with statutory requirements, is based on actuarial computations utilizing the projected unit credit method of calculation. The Company uses a December 31 measurement date for its defined benefit plans.

        The following tables reconcile the funded status of the pension plans with amounts recognized in the balance sheets as of December 31, 2004 and 2003:

	U.S. and Canada		Other
	2004	2003	2004	2003
Change in benefit obligation:
Benefit obligation at January 1	$113,142	$93,837	$22,567	$16,109
Service cost	2,971	2,775	3,082	2,803
Interest cost	7,025	6,677	1,136	809
Participant contributions	—	—	363	337
Actuarial (gain)/losses	9,975	13,251	2,254	2,379
Benefits paid	(5,264)	(4,600)	(743)	(1,823)
Plan amendment	(519)	—	—	—
Translation adjustment	702	1,202	2,448	1,953

Benefit obligation at December 31	$128,032	$113,142	$31,107	$22,567

Accumulated Benefit Obligation	118,095	105,566	28,926	20,958
Change in plan assets:
Fair value of plan assets at January 1	$104,124	$86,356	$6,947	$5,647
Actual return on plan assets	16,403	15,355	406	118
Employers contributions	756	6,461	4,159	1,749
Employee contributions	—	—	363	305
Benefits paid	(5,264)	(4,600)	(561)	(1,552)
Administrative expenses	(550)	(455)	(7)	—
Translation adjustment	598	1,007	883	680

Fair value of plan assets at December 31	$116,067	$104,124	$12,190	$6,947

Funded status of the plans (underfunded)	$(11,965)	$(9,018)	$(18,917)	$(15,620)
Unrecognized items in funded status:
Actuarial losses	36,228	35,843	7,726	4,552
Prior service costs	22	559	1,884	1,001
Transition obligation	611	611	—	—

Prepaid (accrued) benefit obligation	$24,896	$27,995	$(9,307)	$(10,067)

Amounts recognized in the balance sheets:
Prepaid benefit cost	$1,578	$27,995	$—	$404
Accrued benefit liability	(2,223)	—	(14,610)	(14,386)
Other comprehensive income	25,541	—	5,303	3,915

Net amount recognized	$24,896	$27,995	$(9,307)	$(10,067)

        In the U.S. and Canada, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets of plans with an accumulated benefit obligation in excess of plan assets were $118,670, $110,320 and $108,097, respectively, as of December 31, 2004.

        The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for Other pension plans with an accumulated benefit obligation in excess of plan assets were $31,107, $28,926 and $12,190, respectively, as of December 31, 2004 and $21,195, $19,453 and $5,549, respectively, as of December 31, 2003.

        An amount has been recorded in accumulated other comprehensive income (loss) representing the equity impact associated with the minimum pension liability required for the U.S. Pension plan in 2004, of $15,771, net of deferred taxes. Additional minimum pension liabilities recorded for the pension plans in Europe, net of deferred taxes was $932 in 2004 and $1,396 in 2003.

        Net periodic pension expense included the following components:

	U.S. and Canada			Other
	2004	2003	2002	2004	2003	2002
Service cost—benefits earned during the year	$(2,971)	$(2,775)	$(2,382)	$(3,082)	$(2,823)	$(1,263)
Interest cost on projected benefit obligation	(7,025)	(6,677)	(6,145)	(1,136)	(846)	(565)
Expected return on plan assets	8,722	7,153	7,190	471	332	201
Net amortization	(2,699)	(2,966)	(899)	(534)	(209)	(99)

Net periodic expense	$(3,973)	$(5,265)	$(2,236)	$(4,281)	$(3,546)	$(1,726)

        Significant assumptions used in determining the pension obligations, as of December 31, 2004 and 2003, include the following:

	U.S. and Canada		Other
	2004	2003	2004	2003
Discount rate	5.75%	6.25%	4.75%	4.72%
Rate of compensation increase	4.36%	4.36%	2.83%	2.65%

        Significant assumptions used in determining net periodic benefit cost, for the years ended December 31, 2004, 2003 and 2002, include the following:

	U.S. and Canada			Other
	2004	2003	2002	2004	2003	2002
Discount rate	6.25%	6.98%	7.00%	4.75%	4.72%	5.26%
Rate of compensation increase	4.36%	4.36%	5.40%	2.83%	2.65%	2.41%
Long-term rate of return	8.43%	8.43%	9.00%	3.73%	3.63%	4.39%

        The expected long-term rates of return are determined at each measurement date based on a review of plan assets and the historical returns of the capital markets adjusted for current interest rates as appropriate.

        The investment objective for the U.S. and Canadian plans is to generate returns sufficient to meet future obligations. The strategy to meet the objective includes generating attractive long- term returns using higher returning assets such as equity securities and balancing risk using less volatile assets such as fixed income securities. Of the remaining plans, some are unfunded and those that are funded have varying investment strategies.

        The target and investment allocations for the other plans are not included because the varying investment strategies and mix of funded and unfunded plans make the information not useful. The U.S. and Canadian pension plans' target allocation for 2005 and weighted average asset allocations for all plans at each year end, by asset category, are as follows:

	U.S. and Canada
	Target	2004	2003
Equity securities	60%	67%	54%
Debt securities	40%	32%	31%
Cash equivalents	0%	1%	15%
Other	0%	0%	0%

Total	100%	100%	100%

        The U.S. plan's equity securities include $15,727 (15% of plan assets) and $9,716 (10% of plan assets) of Company stock at December 31, 2004 and 2003, respectively.

        The Company expects to contribute $375 and $4,160 to the U.S. and Canadian pension plans and Other pension plans, respectively, in 2005.

        The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	U.S. and Canada	Other
2005	$5,410	$1,577
2006	5,621	1,198
2007	5,901	711
2008	6,212	1,201
2009	6,569	1,231
Years 2010-2014	40,058	8,037

        The Company also has plans at certain non-U.S. subsidiaries that are either fully insured or integrated with the local governments' plans, and are not subject to the provisions of SFAS No. 87. The total liability under these plans was $206 and $184 as of December 31, 2004 and 2003, respectively.

        In addition, the Company has a defined benefit supplementary retirement plan which includes benefits, for certain U.S. employees, in excess of qualified plan limitations. The plan is unfunded and obligations are paid out of the Company's general assets, including assets held in a trust. The projected benefit obligation was $9,403 and $8,632 as of December 31, 2004 and 2003, respectively. The fair value of the assets held in the trust were $6,784 and $6,457 as of December 31, 2004 and 2003, respectively, and were recorded in other assets in the Consolidated Balance Sheets. For the years ended December 31, 2004, 2003, and 2002, net periodic expense for this plan totaled $1,022, $954 and $809, respectively. The assumptions used in the valuation of the pension obligation and periodic cost were approximately the same as those for the U.S. and Canada plans.

  Other Postretirement Benefit Plans

        The Company sponsors unfunded plans to provide certain health care benefits to retired employees. These plans cover substantially all employees in the U.S. and Canada. Generally, the plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Effective January 1, 2004, the Company changed its retiree medical plan in the U.S. These changes were adopted at the beginning of 2003 and are fully reflected in the valuation for each year presented. These changes created a new indemnity plan for all participants retiring after 2003 and all bonus-eligible participants retiring during the period beginning 1995 and ending in 2003. All other retirees are grandfathered under their current plans. In addition, all employees hired on or after January 1, 2003 will not be eligible for medical benefits when they retire. This plan change created a prior service credit that eliminated the unrecognized prior service cost and part of the unrecognized transition obligation. The residual transition obligation will be amortized over the remaining ten-year period.

        The following tables reconcile the funded status of these plans with amounts recognized in the balance sheets as of December 31, 2004 and 2003:

	December 31,
	2004	2003
Change in benefit obligation:
Benefit obligation at January 1	$23,099	$25,871
Service cost	396	449
Interest cost	1,178	1,306
Actuarial (gain)/losses	(2,047)	3,016
Benefits paid	(1,931)	(2,233)
Plan amendment	—	(5,532)
Translation adjustment	127	222

Benefit obligation at December 31	$20,822	$23,099

Funded status of the plans	$(20,822)	$(23,099)
Unrecognized items in funded status:
Actuarial losses	4,822	6,863
Transition obligation	396	445

Prepaid (accrued) benefit obligation	$(15,604)	$(15,791)

        Retiree health cost included the following components:

	Year Ended December 31,
	2004	2003	2002
Service cost—benefits earned during the year	$(396)	$(449)	$(626)
Interest cost on projected benefit obligation	(1,178)	(1,306)	(1,681)
Net amortization	(171)	(139)	(625)

Retiree health cost	$(1,745)	$(1,894)	$(2,932)

        The weighted average discount rate used in determining the retiree health benefit obligation was 5.52%, 6.25% and 7.0% at December 31, 2004, 2003 and 2002, respectively. The weighted average assumed health care cost trend rate used in measuring the liability was 11.2% in 2004, gradually declining to 5.0% in 2013 and remaining at that level thereafter. Increasing the assumed health care cost trend rate by one percent would increase the benefit obligation by $677 and increase the periodic postretirement benefit cost by approximately $55. A one percent decrease would reduce the benefit obligation by $593 and reduce the cost by $46.

        The Company expects to incur benefit payments of $1,950 to retiree health plans in 2005.

        The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

2005	$1,950
2006	2,006
2007	2,047
2008	2,018
2009	1,850
Years 2010-2014	8,029

        The Company and certain subsidiaries have profit sharing plans covering all eligible employees. Profit sharing expense was $1,671, $1,412 and $1,461 in 2004, 2003 and 2002, respectively.

        The Company also has a 401(k) savings plan covering domestic employees of the Company and certain subsidiaries. The Company's contributions to this plan were $1,273, $1,262 and 1,255 for 2004, 2003 and 2002, respectively.

16.    Stock Options and Awards:

        The PQ Corporation 1995 Stock Option Plan provided for granting a maximum of 225,000 stock options to selected officers and key employees. The exercise price of these stock options is equal to the fair market value of the Company's stock at the grant date, and the maximum term may not exceed ten years. One-third of the options vest on the third anniversary of the date of grant. The other two-thirds vest upon attainment of specified performance measurements at specified anniversary dates if plan participants meet minimum share holding requirements.

        In 2002, the Company adopted the PQ Corporation 2002 Stock Option and Stock Award Plan. This plan replaces the 1995 Stock Option Plan, which continues in effect only with respect to stock options previously issued. The Stock Option and Stock Award Plan provides for granting a maximum of 180,000 stock options and stock award shares to officers and key employees, as selected by the Board of Directors. The exercise price of the stock options is equal to the fair market value of the Company's stock at the grant date and the term may not exceed ten years. Options vest ratably over four years.

        Stock awards also have a four-year vesting period subject to attainment of specific performance measurements at anniversary dates. Vesting for both stock options and awards is contingent on minimum share holding requirements by plan participants.

        During 2004, 2003 and 2002, 10,299, 10,655 and 10,134 shares, respectively, were awarded to plan participants in accordance with the provisions of the stock award plan. On January 1, 2004 and 2003, there were 5,096 and 2,534 shares that vested, respectively. The fair value of each stock award is equal to the Company's stock price at the date of grant. The fair value of stock awards granted in 2004, 2003 and 2002 was $139, $129 and $123, respectively. The Company recognized compensation expense for the stock award plan of $1,031, $649 and $306, respectively in 2004, 2003 and 2002. This compensation expense is based on the fair value of the shares at the grant date and is recognized ratably over the vesting period.

        The Company records compensation expense for fixed and performance-based stock option awards granted after January 1, 1996 using the fair value of the options at the grant date. The fair value of each option under the 2002 Stock Option and Stock Award Plan is estimated based on the minimum value method. The fair value of options granted in 2004, 2003 and 2002 was $8.25, $5.55 and $16.18, respectively. Expense for options and awards is recognized ratably over the option vesting period. Total compensation expense for stock options recorded by the Company was $174, $205 and $294, respectively in 2004, 2003 and 2002.

        The following table summarizes options for the 1995 Stock Option Plan and 2002 Stock Option and Stock Award Plan:

	Shares Under Option	Weighted Average Exercise Price
Balance, December 31, 2001	169,296	$119.20
Granted	23,964	120.00
Exercised	(4,576)	103.12
Forfeited	(19,341)	135.15

Balance, December 31, 2002	169,343	$116.08

Granted	29,775	129.00
Exercised	(2,043)	97.37
Forfeited	(25,410)	123.78

Balance, December 31, 2003	171,665	$117.45

Granted	34,059	139.00
Exercised	(17,091)	95.84
Forfeited	(5,691)	140.97

Balance, December 31, 2004	182,942	$122.71

        At December 31, 2004, there were 128,567 options outstanding with prices ranging from $88 - $130, a weighted average exercise price of $115.87 and a weighted average contractual life of 5.3 years. Of these options, 54,965 options with a weighted average exercise price of $108.05 were exercisable. There were also 54,375 options outstanding with prices ranging from $136 - $141, a weighted average exercise price of $138.88 and a weighted average contractual life of 7.7 years. Of these options, 15,059 options with a weighted average exercise price of $137.84 were exercisable. The fair values were determined using the following assumptions: risk-free interest of 3.77%, 3.83% and 4.93% in 2004, 2003 and 2002, respectively; dividend yield of 2.8% in 2004 and 2003 and 2.9% in 2002; and expected life of 8.5 years in 2004 and 8.0 years in 2003 and 2002.

17.    Shares Subject to Mandatory Redemption:

        During 1984, the Company authorized the issuance of up to 200,000 shares of Common stock, Series B with a par value of $.50. In prior years, the Company has made certain contributions to its defined contribution plan for U.S. employees, as directed by the Board of Directors, in PQ Corporation Common stock, Series B under the provisions of the PQ Corporation Profit Sharing Plan and Trust. Common stock, Series B carries no voting rights unless cash dividends are not declared for two consecutive fiscal years, in which case its holders are entitled to vote until cash dividends are restored. As of December 31, 2004 there were 28,272 Common stock, Series B shares held by the Trust.

        Subject to legal availability of funds, the shares of Common stock, Series B are redeemable by the Trustee for cash as provided for in the Trust Agreement between PQ Corporation and Wilmington Trust Company dated July 18, 1988. As such, Series B shares held by the Company's Profit Sharing Plan are sold to the Company by the Trustee from time to time as necessary to fund participant withdrawals from the profit sharing plan. Shares in an amount up to 20% of the number held by the Profit Sharing Plan, not to exceed 30% annually on a cumulative basis, may be tendered in any particular year by the Trustee. During the years ended December 31, 2004 and 2003, redemptions amounted to $457 and $238, respectively. The Company accounts for these purchases of shares as reductions to the balance of shares subject to mandatory redemption. Each period end, the balance of shares subject to mandatory redemption is accreted based upon the number of issued and outstanding shares multiplied by the value per share. As of December 31, 2004, the value per share was increased to reflect the expected merger consideration per share less a discount for illiquidity. For the year ended December 31, 2004, $4,069 was charged to selling, general and administrative expenses related to the accretion of shares subject to mandatory redemption. See Note 20 to these financial statements for disclosure relating to the sale of the Company, which was consummated on February 11, 2005.

        Cash dividends declared were $151 on Common stock, Series B or $5.18 per share for 2004. In 2003, dividends declared were $136 on Common stock, Series B or $3.93 per share. In 2002, dividends declared were $146 on Common stock, Series B or $3.78 per share.

18.    Capital Stock:

        Under the terms of agreements between the Company and its common stockholders, no shares may be assigned, sold, pledged or otherwise alienated without first giving the Company notice and the option to purchase such shares at the price most recently determined by the Board of Directors.

Further, the Company maintains the right to purchase any and all shares of common stock at its sole discretion.

        Preferred stock is nonvoting and has priority over Common stock as to dividends and distribution on liquidation. Dividends are cumulative at $16.44 per share annually. The Company may redeem any part of the Preferred stock at the stated value, plus accrued dividends.

        Common stock, Series A is entitled to voting rights.

        Capital stock activity in 2003 and 2004 was as follows:

			Treasury stock
	Preferred stock	Common stock Series A
			Preferred	Common
Balance, December 31, 2002	39,672	2,589,712	5,331	114,489
Issuances	—	—	—	(19,718)
Purchases	—	—	915	22,801

Balance, December 31, 2003	39,672	2,589,712	6,246	117,572

Issuances	—	—	—	(39,853)
Purchases	—	—	—	29,382

Balance, December 31, 2004	39,672	2,589,712	6,246	107,101

        Dividends declared aggregated to $550 preferred and $12,861 Common stock, Series A or $16.44 and $5.18 per share, respectively for 2004. In 2003, dividends declared aggregated to $550 preferred and $9,740 Common stock, Series A or $16.44 and $3.93 per share, respectively.

        In 2004 and 2003, the majority of purchases of treasury stock related to non-employee redemptions.

19.    Commitments and Contingent Liabilities:

        There is a risk of environmental impact in chemical manufacturing operations. The Company's environmental policies and practices are designed to ensure compliance with existing laws and regulations and to minimize the possibility of significant environmental impact. As a result of an incident at our Baltimore, Maryland facility in March 1999 involving the unauthorized discharge of process water to a storm sewer, the United States Attorney in Baltimore undertook an investigation into its environmental compliance at that plant and the Company was found to be negligent. The investigation later expanded to include two other plants in Chester, Pennsylvania and St. Louis, Missouri. On March 10, 2004, the Company resolved the investigation by pleading to three felony violations of the Clean Water Act. In addition to paying $607 in fines and restitution, the Company is on probation until 2007.

        The Company is subject to a cash deficiency agreement related to the $15,000 revolving credit agreement of one of its affiliates, in which it is a general partner. This agreement requires the Company to make certain contributions in order to ensure the affiliate's compliance with debt covenants. At December 31, 2004, the affiliate had $5,000 outstanding under their revolving credit agreement and was in compliance with all covenants.

        The Company and its subsidiaries have entered into various lease agreements for the rental of office and plant facilities and equipment, substantially all of which are classified as operating leases.

        Total rental expense under these agreements was $6,591, $6,504 and $6,578 in 2004, 2003 and 2002, respectively.

        Total rental due under noncancelable operating lease commitments are:

Year	Amount
2005	$5,601
2006	4,245
2007	3,411
2008	2,749
2009	2,396
Thereafter	9,113

$27,515

        The Company has entered into short and long-term purchase agreements for various key raw materials and energy requirements. The purchase obligations include agreements to purchase goods that are enforceable and legally binding and that specify all significant terms.

        Purchase obligations exclude agreements that are cancelable without penalty. The purchase commitments covered by these agreements are with various suppliers and total approximately $25,780 for the period 2005 to 2016. Purchases under these agreements are expected to be $18,096, $3,061, $462, $463, $462 and $3,236 for 2005, 2006, 2007, 2008, 2009 and thereafter, respectively.

        The Company rents its corporate office under a long-term operating lease agreement, which contains a provision for a mid-term rent increase. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent liability, which is reflected in the Consolidated Balance Sheet.

        The Company is subject to various laws and regulations regarding emissions from its plant locations. These laws and regulations may limit the amount and types of emissions that can be released into the atmosphere. In 2002, following an incident at its Kansas City, Kansas plant in which an emission control device failed, the Company was issued a draft consent agreement from the Kansas Department of Health and Environment ("KDHE") for operating the plant without such emission control device in place. The Company currently is in discussions with KDHE regarding the 2002 incident and historical emissions compliance at this facility. Although the final consent agreement has not yet been issued, the Company does not expect that it will result in a fine in excess of $500. The Company has recorded a reserve for contingent liabilities of $250 as of December 31, 2004 related to this matter.

        The Company and the committee that administers the Profit Sharing Plan have been advised that certain transactions under the plan involving the Common stock, Series B, held by the plan may have violated certain guidelines which govern sales of securities to the Company. As a result, the Company has recorded a reserve for contingent liabilities of $328 as of December 31, 2004 for the excise tax and applicable interest which may be payable in connection with any such transactions. The Company and the committee are investigating these matters and are considering possible corrective or remedial action, which may require additional cash contributions from the Company to the plan and/or plan participants, and payments by the Company of penalty taxes under ERISA and the Internal Revenue Code. Based on the Company's investigation to date, we are not able to determine whether any such additional liabilities that may be associated with any such corrective action exist. If corrective or remedial action is required, the range of such additional liabilities is estimated to be between zero and $9,500. As a result of the uncertainty regarding the outcome of the possible corrective or remedial action, no provision has been made in the financial statements with respect to this additional contingent liability. Because these estimates are based on the Company's ongoing investigation, there can be no assurance that actual costs will not materially differ from these estimates.

        The Company received a letter dated January 14, 2005 from King County, Washington and the King County International Airport (collectively, the "Airport") reporting that the Boeing Company ("Boeing") has alleged that paint and reflective glass beads used by the Airport in routine taxiway stripe repainting operations on December 2, 2004, on a particular taxiway at the airfield, did not bond or became loose and were ingested into the jet turbine engines of several of Boeing's new, ready-for-customer delivery, aircraft. The letter further states that Boeing claimed that as a result of the incident it had replaced engines on fourteen aircraft and there were many more pending. This matter is in a very preliminary stage. No litigation or discovery has commenced. However, there can be no assurance that we will not become obligated to contribute significant amounts toward the recovery of losses described in the Airport's letter, or similar ones, or that the circumstances described therein would not be material to the Company's financial position, results of operations or cash flows.

20.    Subsequent Events:

        On December 15, 2004, the Company and Niagara Acquisition, Inc. and its parent company, Niagara Holdings, Inc. ("Holdings"), entered into an Agreement and Plan of Merger (the "Transaction"). The Transaction was consummated on February 11, 2005. Niagara Acquisition, Inc. merged with and into PQ Corporation, with PQ Corporation remaining as the surviving entity and a wholly owned subsidiary of Holdings.

        In accordance with the provisions of the 2002 Stock Option and Award Plan, all stock options and awards became fully vested upon the change in control of the Company on February 11, 2005. All of the outstanding shares of preferred and common stock and options to purchase stock were redeemed at a price of $236.72 per share. The total amount paid to redeem the shares and options was $626,000. The Company has entered into Incentive Compensation Agreements with certain executive officers and other key employees that provide for a payment in conjunction with the successful closing of the Merger. The aggregate payment under all such Incentive Compensation Agreements is not expected to exceed $1,500.

        As of December 31, 2004, the Company has recorded approximately $3,700 of costs incurred related to the Transaction in other operating expense in the Consolidated Statements of Income.

        The following agreements were entered into on February 11, 2005 in conjunction with the Transaction:

        The Transaction was funded by the issuance of $275,000 senior subordinated notes, $335,000 of senior secured term loans, and $163,600 in equity contributions. In connection with the Transaction, substantially all existing debt as of February 11, 2005 was repaid in the amount of $120,849 including interest and make whole payments. Unamortized debt issue costs in the amount of $1,090 will be written off to interest expense in February 2005 in conjunction with this early debt repayment.

        The Company issued $275,000 of 7.5% senior subordinated notes due 2013 in a Rule 144A private placement and received cash proceeds of $267,781 after deduction for underwriting fees and expenses. The notes are senior subordinated obligations of the Company and will rank junior with all other senior indebtedness of the Company that does not contain similar subordination provisions. The indenture relating to the notes contains various limitations on the Company's ability to incur additional indebtedness, pay dividends, sell assets and create liens, among other things. Interest on the notes is payable on February 15 and August 15 of each year. No principal payments are required with respect to the notes prior to their final maturity date. The Company has agreed to file a registration statement with the Securities and Exchange Commission relating to an exchange offer to exchange the notes for registered notes having substantially identical terms.

        The Company entered into a senior secured credit facility ("Senior Credit Facility") having a term loan in the amount of $335,000 with a maturity date of February 11, 2012, and received cash proceeds of approximately $324,950 after deducting underwriting fees and expenses. Interest on the term loan is variable and is equal to LIBOR plus a margin of 2.0%. The Senior Credit Facility requires minimum quarterly principal payments of $838 on the term loan, as well as prepayments from all "net proceeds" received and "excess cash flow," if applicable. In accordance with the Senior Credit Facility, net proceeds generally relate to proceeds received from the issuance or incurrence of certain indebtedness or proceeds received on the disposition of assets, adjusted for certain costs and expenses, and are payable promptly upon receipt subject, in the case of net proceeds from asset dispositions, to meeting the thresholds described below. Net proceeds prepayments in respect of asset dispositions are not payable unless they are in excess of certain minimum amounts, both on an individual basis for any given disposition and in the aggregate for dispositions that, individually, would not meet the threshold. Excess cash flow is to be calculated annually and is defined as EBITDA adjusted for various expenditures and/or proceeds commencing with the 2005 fiscal year. Prepayments with respect to excess cash flow, if any, are to be made on an annual basis, with the first payment due March 31, 2006. The detailed calculations supporting those two prepayments are defined in the credit agreement. The remaining principal balance of the term loan is due upon maturity.

        The Senior Credit Facility also provides for up to $100,000 in revolving credit borrowings. Borrowings under the revolver bear interest at a rate equal to the base or LIBOR rate elected by the Company at the time plus a margin which can range from 0.75% to 2.25%, based on the rate elected and the consolidated leverage ratio of the Company. In addition, there is an annual maintenance fee equal to 0.5% of the unused revolving credit borrowings available under the Senior Credit Facility. Revolving credit borrowings are payable at the option of the Company throughout the term of the Senior Credit Facility with the balance due February 11, 2011.

21.    Business Segments:

        The Company's reportable segments are organized based on the operating divisions within the Company: Chemicals and Potters. Chemicals develops, manufactures and distributes silicate-based specialty chemicals to mainly large industrial and consumer product companies. Potters manufactures highly engineered solid and hollow glass spheres that are mainly sold to highway striping contractors, governmental agencies and manufacturing companies.

        The table below presents information about the reported segments:

	Year Ended December 31,
	2004	2003	2002
Net sales:
Chemicals	$393,577	$358,057	$332,685
Potters	207,422	171,534	169,400

Total	$600,999	$529,591	$502,085

Adjusted EBITDA(1):
Chemicals	$95,410	$80,034	$86,875
Potters	41,629	35,534	37,971

Segments Adjusted EBITDA	$137,039	$115,568	$124,846

(1)
Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") consists of EBITDA adjusted for items such as impairment charges, environmental and other expenses, purchase accounting impacts, severance and merger related costs. Management evaluates the performance of its segments and allocates resources based on several factors, of which the primary measure is Adjusted EBITDA. Adjusted EBITDA does not represent cash flow for periods presented and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a source of liquidity. Adjusted EBITDA as defined by the Company may not be comparable with EBITDA or Adjusted EBITDA as defined by other companies.

        A reconciliation from Segments Adjusted EBITDA to pre-tax income follows:

	Year Ended December 31,
	2004	2003	2002
Segments Adjusted EBITDA:	$137,039	$115,568	$124,846
Less:
Interest expense	6,541	7,386	8,055
Depreciation and amortization	36,097	36,456	39,951
Impairment/disposal of long-lived assets	1,089	3,974	1,140
Corporate expenses	33,371	32,968	27,015
Environmental and other	1,016	706	412
Accretion of shares subject to mandatory redemption	4,069	373	—
Severance	1,154	1,400	1,933
Merger related costs	3,663	—	—
Gain on sales of assets	(1,622)	—	—
Inventory step up	562	—	—
Minority interest	(546)	(587)	(876)

Income before taxes and minority interest	$51,645	$32,892	$47,216

        Included in the Chemicals segment Adjusted EBITDA for the years ended December 31, 2004, 2003 and 2002 is equity income from affiliated companies of $10,249, $3,212 and $6,646, respectively.

	Year Ended December 31,
	2004	2003	2002
Depreciation and amortization:
Chemicals	$25,101	$25,025	$28,309
Potters	7,806	8,052	8,090

Total	$32,907	$33,077	$36,399

        Information about the Company's operations by geographic area is as follows:

	Year Ended December 31,
	2004	2003	2002
Net sales:
United States	$322,492	$301,784	$302,359
Europe	131,715	104,472	82,528
Other	146,792	123,335	117,198

Total	$600,999	$529,591	$502,085

	Year Ended December 31,
	2004	2003
Long-lived assets:
United States	$161,662	$203,409
Europe	73,885	62,543
Other	66,576	60,478

Total	$302,123	$326,430

22.    Quarterly Results: (unaudited)

        Selected results of operations for each of the fiscal quarters during the years ended December 31, 2004 and 2003 are as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2004:
Net sales	$137,642	$162,701	$162,190	$138,466
Gross profit	34,520	41,230	44,872	31,609
Operating income (loss)	11,313	24,755	14,539	(986)
Net income	7,149	12,794	17,051	1,179
2003:
Net sales	$121,552	$144,523	$139,056	$124,460
Gross profit	30,603	36,592	33,288	30,038
Operating income	10,788	16,625	7,739	3,929
Net income	6,680	11,035	11,872	4,418

23.    Guarantor and Nonguarantor Statements:

        In connection with the Transaction and as a part of the related financings as described in Note 20, the Company issued $275,000 of 7.5% senior subordinated notes due 2013 in a private placement pursuant to Rule 144A and Regulation S. The notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's wholly-owned domestic subsidiaries.

        The following consolidating financial information presents:

  •
  Consolidating balance sheets as of December 31, 2004 and 2003 and the related statements of operations and cash flows for the years ended December 31, 2004, 2003 and 2002.

  •
  Elimination entries necessary to consolidate parent company, guarantor subsidiaries and nonguarantor subsidiaries. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2004
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
ASSETS
Cash and cash equivalents	$2,035	$348	$10,426	$—	$12,809
Receivables, net	28,519	11,012	49,800	—	89,331
Intercompany receivable	—	150,732	—	(150,732)	—
Inventories	15,140	15,535	32,251	—	62,926
Prepaid and other current assets	8,345	152	7,421	—	15,918

Total current assets	54,039	177,779	94,898	(150,732)	180,984
Investments in subsidiaries	332,871	129,240	—	(462,111)	—
Investments in affiliated companies	20,765	4,090	2,450	—	27,305
Property, plant and equipment, net	100,822	21,854	111,310	—	233,986
Goodwill	6,344	7,000	15,649	—	28,993
Other long-term assets	16,169	825	21,251	—	38,245

Total assets	$531,010	$340,788	$250,558	$(612,843)	$509,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and current maturities of long-term debt	$11,234	$—	$6,439	$—	$17,673
Cash overdraft	3,675	978	—	—	4,653
Accounts payable	12,694	3,188	27,111	—	42,993
Intercompany payable	105,662	—	45,070	(150,732)	—
Accrued liabilities	27,984	3,327	17,644	—	48,955

Total current liabilities	161,249	7,493	96,264	(150,732)	114,274
Long-term debt	52,522	—	869	—	53,391
Deferred income taxes	2,870	424	1,817	—	5,111
Other long-term liabilities	34,078	—	18,330	—	52,408
Minority interest in equity of subsidiaries	—	—	4,038	—	4,038
Commitments and contingencies
Shares subject to mandatory redemption	6,361	—	—	—	6,361
Stockholders' equity	273,930	332,871	129,240	(462,111)	273,930

Total liabilities and stockholders' equity	$531,010	$340,788	$250,558	$(612,843)	$509,513

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2003
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
ASSETS
Cash and cash equivalents	$1,377	$64	$9,343	$—	$10,784
Receivables, net	24,536	11,027	47,650	—	83,213
Intercompany receivable	—	118,726	—	(118,726)	—
Inventories	15,897	16,264	29,098	—	61,259
Prepaid and other current assets	4,989	349	10,926	—	16,264

Total current assets	46,799	146,430	97,017	(118,726)	171,520
Investments in subsidiaries	281,804	108,804	—	(390,608)	—
Investments in affiliated companies	18,410	3,645	1,791	—	23,846
Property, plant and equipment, net	105,344	22,804	99,070	—	227,218
Goodwill	6,344	6,465	14,542	—	27,351
Other long-term assets	40,532	1,076	18,537	—	60,145

Total assets	$499,233	$289,224	$230,957	$(509,334)	$510,080

LIABILITIES
Notes payable and current maturities of long-term debt	$26,234	$—	$7,760	$—	$33,994
Cash overdraft	4,702	648	—	—	5,350
Accounts payable	7,184	2,477	22,821	—	32,482
Intercompany payable	68,562	—	50,164	(118,726)	—
Accrued liabilities	32,475	3,354	15,837	—	51,666

Total current liabilities	139,157	6,479	96,582	(118,726)	123,492
Long-term debt	70,255	—	1,525	—	71,780
Deferred income taxes	16,482	941	2,668	—	20,091
Other long-term liabilities	22,491	—	17,227	—	39,718
Minority interest in equity of subsidiaries	—	—	4,151	—	4,151
Commitments and contingencies
Shares subject to mandatory redemption	2,747	—	—	—	2,747
Stockholders' equity	248,101	281,804	108,804	(390,608)	248,101

Total liabilities and stockholders' equity	$499,233	$289,224	$230,957	$(509,334)	$510,080

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2004
(in thousands)

	Parent Company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$231,417	$101,039	$268,543	$—	$600,999
Cost of goods sold	175,313	77,300	196,155	—	448,768

Gross profit	56,104	23,739	72,388	—	152,231
Selling, general and administative expenses	49,591	14,489	32,155	—	96,235
Other operating expense	4,900	233	1,242	—	6,375

Operating income	1,613	9,017	38,991		49,621
Equity in net income of affiliated companies	46,699	18,938	602	(55,990)	10,249
Interest expense, net	6,185	2	354	—	6,541
Other expense (income)	1,316	(14,186)	14,554	—	1,684

Income before taxes and minority interest	40,811	42,139	24,685	(55,990)	51,645
Provision for income taxes	2,638	4,795	5,493	—	12,926
Minority interest	—	—	546	—	546

Net income (loss)	$38,173	$37,344	$18,646	$(55,990)	$38,173

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2003
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$211,787	$76,524	$241,280	$—	$529,591
Cost of goods sold	160,526	59,079	179,465	—	399,070

Gross profit	51,261	17,445	61,815	—	130,521
Selling, general and administative expenses	45,951	12,208	28,188	—	86,347
Other operating expense	2,444	170	2,479	—	5,093

Operating income	2,866	5,067	31,148	—	39,081
Equity in net income of affiliated companies	34,454	9,062	528	(40,832)	3,212
Interest expense, net	6,914	25	447	—	7,386
Other (income) expense	(465)	(21,647)	24,127	—	2,015

Income before taxes and minority interest	30,871	35,751	7,102	(40,832)	32,892
Provision (benefit) for income taxes	(3,134)	3,431	(1,997)	—	(1,700)
Minority interest expense	—	—	587	—	587

Net income	$34,005	$32,320	$8,512	$(40,832)	$34,005

PQ CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2002
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$216,731	$79,050	$206,304	$—	$502,085
Cost of goods sold	164,017	58,426	149,386	—	371,829

Gross profit	52,714	20,624	56,918	—	130,256
Selling, general and administative expenses	43,013	12,155	24,219	—	79,387
Other operating expense	2,433	27	574	—	3,034

Operating income	7,268	8,442	32,125	—	47,835
Equity in net income of affiliated companies	31,109	16,570	475	(41,508)	6,646
Interest expense, net	7,632	2	421	—	8,055
Other (income) expense	(3,203)	(6,683)	9,096	—	(790)

Income before taxes and minority interest	33,948	31,693	23,083	(41,508)	47,216
Provision for income taxes	3,092	5,971	6,421	—	15,484
Minority interest expense	—	—	876	—	876

Net income	$30,856	$25,722	$15,786	$(41,508)	$30,856

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2004
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash provided by operating activities	$63,469	$2,803	$21,655	$—	$87,927

Cash flows from investing activities:
Proceeds from sale of capital assets	2,153	—	48	—	2,201
Purchases of property, plant and equipment	(14,779)	(2,527)	(18,203)	—	(35,509)

Net cash used for investing activities	(12,626)	(2,527)	(18,155)	—	(33,308)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	(7,527)	—	275	—	(7,252)
Repayments of long-term debt	(26,233)	—	(2,774)	—	(29,007)
Proceeds from issuance of treasury stock	2,061	—	—	—	2,061
Purchase of stock	(4,924)	—	—	—	(4,924)
Distributions to minority interest	—	—	(561)	—	(561)
Cash dividends	(13,562)	—	82	—	(13,480)

Net cash (used in) provided by financing activities	(50,185)	—	(2,978)	—	(53,163)
Effect of exchange rate changes on cash	—	8	561	—	569

Net change in cash and cash equivalents	658	284	1,083	—	2,025
Cash and cash equivalents at beginning of year	1,377	64	9,343	—	10,784

Cash and cash equivalents at end of year	$2,035	$348	$10,426	$—	$12,809

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2003
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash provided by operating activities	$28,308	$15,827	$23,343	$—	$67,478

Cash flows from investing activities:
Proceeds from sale of capital assets	30	—	71	—	101
Acquisition of businesses, net of cash acquired	(862)	(13,688)	—	—	(14,550)
Purchases of property, plant and equipment	(11,639)	(2,154)	(16,725)	—	(30,518)

Net cash used for investing activities	(12,471)	(15,842)	(16,654)	—	(44,967)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	2,257	—	(97)	—	2,160
Issuance of long-term debt	6,500	—	5,266	—	11,766
Repayments of long-term debt	(11,234)	—	(7,079)	—	(18,313)
Proceeds from issuance of treasury stock	199	—	—	—	199
Purchase of stock	(3,436)	—	—	—	(3,436)
Distributions to minority shareholders	—	—	(599)	—	(599)
Cash dividends	(10,231)	—	—	—	(10,231)

Net cash (used in) provided by financing activities	(15,945)	—	(2,509)	—	(18,454)
Effect of exchange rate changes on cash	—	—	445	—	445

Net change in cash and cash equivalents	(108)	(15)	4,625	—	4,502
Cash and cash equivalents at beginning of year	1,485	79	4,718	—	6,282

Cash and cash equivalents at end of year	$1,377	$64	$9,343	$—	$10,784

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2002
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash provided by (used in) operating activities	$49,426	$21,684	$(7,587)	$—	$63,523

Cash flows from investing activities:
Proceeds from sale of capital assets	179	—	669	—	848
Acquisition of businesses, net of cash acquired	(1,700)	—	(3,311)	—	(5,011)
Purchases of property, plant and equipment	(15,265)	(2,750)	(10,655)	—	(28,670)
Payments from affiliates	4,000	—	—	—	4,000

Net cash used for investing activities	(12,786)	(2,750)	(13,297)	—	(28,833)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	393	—	(431)	—	(38)
Issuance of long-term debt	—	—	1,304	—	1,304
Repayments of long-term debt	(24,706)	—	(1,461)	—	(26,167)
Proceeds from issuance of treasury stock	472	—	—	—	472
Purchase of stock	(6,875)	—	—	—	(6,875)
Distributions to minority shareholders	—	—	(596)	—	(596)
Cash dividends	(10,133)	(18,885)	18,885	—	(10,133)

Net cash (used in) provided by financing activities	(40,849)	(18,885)	17,701	—	(42,033)
Effect of exchange rate changes on cash	—	—	654	—	654

Net change in cash and cash equivalents	(4,209)	49	(2,529)	—	(6,689)
Cash and cash equivalents at beginning of year	5,694	29	7,248	—	12,971

Cash and cash equivalents at end of year	$1,485	$78	$4,719	$—	$6,282

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Successor	Predecessor
	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$21,312	$12,809
Receivables, net	93,326	89,331
Inventories	84,519	62,926
Prepaid and other current assets	25,011	15,918

Total current assets	224,168	180,984
Investments in affiliated companies	72,984	27,305
Property, plant and equipment, net	362,628	233,986
Goodwill	164,831	28,993
Tradenames	53,300	—
Other intangible assets	134,280	2,805
Other long-term assets	46,565	35,440

Total assets	$1,058,756	$509,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and current maturities of long-term debt	$4,119	$17,673
Cash overdraft	2,746	4,653
Accounts payable	36,596	42,993
Accrued liabilities	41,386	48,955

Total current liabilities	84,847	114,274
Long-term debt	607,108	53,391
Deferred income taxes	142,312	5,111
Other long-term liabilities	82,092	52,408
Minority interest in equity of subsidiaries	5,722	4,038
Commitments and contingencies
Shares subject to mandatory redemption	—	6,361
Stockholders' equity	136,675	273,930

Total liabilities and stockholders' equity	$1,058,756	$509,513

See accompanying notes to condensed consolidated financial statements.

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Sales	$74,198	$63,415	$137,642
Cost of goods sold	72,665	47,796	103,122

Gross profit	1,533	15,619	34,520
Selling, general and administrative expenses	16,672	11,221	22,508
Other operating expense	16,630	12,267	699

Operating (loss) income	(31,769)	(7,869)	11,313
Equity in net income (loss) of affiliated companies	4,287	(265)	2,153
Interest expense, net	6,441	771	1,634
Other expense	7,105	356	923

Income (loss) before taxes and minority interest	(41,028)	(9,261)	10,909
Provision (benefit) for income taxes	(9,642)	(2,522)	3,655
Minority interest	72	59	105

Net (loss) income	$(31,458)	$(6,798)	$7,149

See accompanying notes to condensed consolidated financial statements.

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Net cash (used) provided by operating activities	$(33,010)	$(6,965)	$5,882

Cash flows from investing activities:
Proceeds from sale of capital assets	—	—	2
Purchases of property, plant and equipment	(3,089)	(2,358)	(4,303)
Merger consideration	(626,000)	—	—
Merger costs, capitalized	(6,485)	—	—

Net cash used for investing activities	(635,574)	(2,358)	(4,301)

Cash flows from financing activities:
Notes payable and cash overdrafts, net	(1,890)	44,857	(6,814)
Issuance of long-term debt	335,000	—	6,800
Issuance of senior notes	275,000	—	—
Debt acquisition costs	(16,503)	—	—
Repayments of long-term debt	(114,524)	—	(246)
Proceeds from issuances of treasury stock	—	1,161	54
Purchases of stock	—	(47)	(966)
Equity contribution	163,600	—	—
Distributions to minority interest	—	—	(75)
Cash dividends	—	—	(2,718)

Net cash provided by (used in) financing activities	640,683	45,971	(3,965)
Effect of exchange rate changes on cash	456	(700)	(13)

Net change in cash and cash equivalents	(27,445)	35,948	(2,397)
Cash and cash equivalents at beginning of period	48,757	12,809	10,784

Cash and cash equivalents at end of period	$21,312	$48,757	$8,387

See accompanying notes to condensed consolidated financial statements.

PQ CORPORATION & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)
(unaudited)

1.    Statement of Information Furnished:

        On December 15, 2004, PQ Corporation ("Company") and Niagara Acquisition, Inc. and its parent company, Niagara Holdings, Inc. ("Holdings"), entered into an Agreement and Plan of Merger, pursuant to which Niagara Acquisition, Inc. merged with and into PQ Corporation, with PQ Corporation as the surviving entity and a wholly owned subsidiary of Holdings (the "Merger"). Holdings is a newly formed Delaware corporation, a substantial majority of the outstanding capital stock of which is owned by JPMorgan Partners LP and certain affiliated funds ("Sponsor"). The Merger was consummated on February 11, 2005. The total merger consideration paid, excluding fees and expenses, consists of the stated purchase price of $626,000 and capitalized acquisition costs of $6,485.

        In connection with the Merger, substantially all existing debt as of February 11, 2005 was repaid in the amount of $120,849, including interest and make-whole payments of $5,185 for the early retirement of debt. The Merger was financed through borrowings under a $335,000 term loan, the issuance of $275,000 of senior subordinated notes, a $163,600 equity contribution from the Sponsors and existing cash on hand.

        The Company refers to the Merger and the related financing described above, collectively, as the Transactions. For purposes of identification and description, the Company is referred to as the Predecessor for the period prior to the Transactions on February 11, 2005, and the Successor for the period subsequent to the Transactions.

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments of a normal and recurring nature necessary to present fairly the financial position and results of operations have been included. The results of operations are not necessarily indicative of the results to be expected for the full year. The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2004.

2.    Recently Issued Accounting Standards:

        In December 2004, Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", was issued. The amendment requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation to employees. It also provides guidance for determining whether an award is a liability-classified award or an equity-classified award, and determining grant-date fair value. This statement is effective for most public companies' interim or annual periods beginning after June 15, 2005. However, in April 2005, the Securities and Exchange Commission ("SEC") approved a rule that delayed the effective date of adoption for the Company until the first quarter of 2006. In March 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107 which expressed the views of the SEC regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations. SAB No. 107 provides guidance related to the valuation of share-based payment arrangements for public companies, including assumptions such as expected volatility and expected term. Management is examining its shared-based-programs and is still evaluating the impact of adopting SFAS No. 123 (R) and SAB No. 107, if any.

        In November 2004, SFAS No. 151, "Inventory Costs—an amendment of ARB No. 43, Chapter 4," was issued. SFAS No. 151 is the result of efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS No. 151 requires abnormal amounts of idle facility expense, freight, handling costs and spoilage to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is in the process of evaluating the impact, if any, of SFAS No. 151.

        In December 2004, two FASB Staff Positions ("FSPs") were issued to address accounting issues resulting from the enactment of the American Jobs Creation Act of 2004 ("Jobs Creation Act"), which occurred on October 22, 2004. The first, FSP 109-1, "Application of FASB Statement No. 109, "Accounting for Income Taxes,' to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," was issued to address whether a deduction for qualified production activities income should be accounted for as a deduction under SFAS No. 109 or as a tax rate reduction. This FSP is not expected to have a material impact on the Company's financial position or results of operations. The second, FSP 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004," addresses whether an enterprise should be allowed additional time beyond the 2004 financial reporting period to evaluate the impact of the Jobs Creation Act and plans for unremitted foreign earnings repatriation. The FSP provides an entity with additional time to evaluate the effect of the Jobs Creation Act, which is an exception to the provisions of SFAS No. 109 that require an entity to adjust its deferred tax assets and liabilities for the effects of a change in tax laws or rates in the period that includes the enactment date. A provision of the Act allows United States companies to repatriate foreign earnings at a substantially reduced tax rate until October 2005. The Company has decided to avail itself of this provision of the Act. However, it is still in the process of determining to what extent the Act will be utilized and the total amount of funds to be repatriated. Refer to the income taxes footnote for additional discussion.

        In March 2005, FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), was issued. This statement clarifies the term conditional asset retirement obligation as used in SFAS No. 143, "Accounting for Asset Retirement Obligations" which refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 will be effective for the fourth quarter of 2005. The Company is assessing the impact that FIN 47 will have on the financial condition, results of operations and statements of cash flows.

3.    Business Combination:

        SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," govern the accounting and reporting for business combinations. SFAS No. 141 requires all business combinations be accounted for using the purchase method of accounting. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on at least an annual basis. The Successor has accounted for the Transactions in accordance with these standards. The merger of PQ Corporation with Niagara Acquisition, Inc. is being treated as a purchase with Holdings (whose sole asset is its investment in the common stock of the Company) as the accounting acquirer in accordance with SFAS No. 141.

        Immediately prior to closing, pursuant to their original terms, all of the Predecessor's outstanding stock options and awards vested and the Predecessor exercised its purchase option to purchase, at fair value, all of the shares of common stock to be acquired by exercise of options and awards held by employees pursuant to the Stock Option and Award Plan. As a result, immediately before the Transactions, compensation expense of approximately $2,400 was recorded in selling, general and administrative expenses in the Consolidated Statement of Operations for the six weeks ended February 11, 2005 for the unvested portion of the options and awards.

        The closing of the Transactions represented a change in control under certain executives' employment agreements. As a result, the Company recorded a charge in other expense of approximately $5,600 for severance provided to certain executives terminated before the closing of the Transactions in the Predecessor's Statement of Operations. In addition, the Successor is required to pay $3,891 pursuant to these agreements to executives who resigned subsequent to the Transactions and recorded a charge for such amount in the Successor's Consolidated Statement of Operations.

        The Company incurred other costs relating to the Transactions, primarily for sponsor fees, broker fees, legal and consulting of approximately $26,900 that were recorded in other operating expense.

        The table below summarizes the preliminary allocation of the total cost of the Merger to the assets acquired and liabilities assumed. The purchase price was allocated first to tangible and identifiable intangible assets acquired and liabilities assumed based upon their estimated fair values. The remaining excess of the purchase price over the fair value of assets acquired and liabilities assumed was then recorded as goodwill. The allocation of purchase price is based on a preliminary study performed by a valuation specialist and is subject to further analysis and completion. Any revision to the estimated fair values of assets acquired and liabilities assumed will result in an adjustment to goodwill. The Company anticipates that the study performed by the valuation specialist will be completed in the second quarter of 2005.

        Fair value of the assets acquired and liabilities assumed:

Net cash paid to acquire stock	$626,000
Transaction costs	6,485

Total purchase price	$632,485

The purchase price was preliminarily allocated as follows:
Cash	$48,756
Receivables	91,813
Inventories	99,483
Prepaid and other current assets	16,385
Property, plant and equipment	366,707
Investments in affiliated companies	68,742
Goodwill	164,831
Other intangible assets	192,397
Other assets	31,977

Fair value of assets acquired	1,081,091
Current liabilities	(134,106)
Long-term debt	(80,665)
Deferred income taxes	(146,580)
Other liabilities	(87,255)

Purchase price	$632,485

        The total intangible assets amounted to $192,397, of which $53,300 was assigned to trade names that are not subject to amortization. In addition, total intangible assets included $3,338 of capitalized in-process research and development that was immediately written off to selling, general and administrative expenses in the Successor's Statement of Operations.

        In accordance with the requirements of the purchase method of accounting for acquisitions, inventories as of February 11, 2005 were recorded at net realizable value (which is defined as estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of the acquiring entity) which, in the case of finished products, was $25,084 higher than the Predecessor's historical manufacturing cost. The Successor's cost of products sold for the seven weeks ended March 31, 2005 includes a pre-tax charge of $13,082 for the portion of finished product sold during the period.

        In addition, certain raw material inventory purchased under favorable supply agreements were revalued to fair market value, which was $2,473 higher than historical cost. The Successor's cost of products sold for the seven weeks ended March 31, 2005 included a pre-tax charge of $2,117 for the portion of raw materials used in finished products that were sold during the period.

        The management team of the Successor will finalize plans to involuntarily terminate certain employees and rationalize certain plant locations during the second quarter of 2005. Although the intent to restructure has been announced, the details including employees to be affected and locations which may be closed are still being finalized. The cost and expected future savings of the restructuring program are currently in the process of being estimated and are not available at this time. The result of this planned restructuring program will be an increase in accrued liabilities acquired and an increase in goodwill. Subsequent cash expenditures toward this program will be charged to accrued liabilities when they are incurred.

4.    Pro forma Information:

        The following schedule includes statements of operations data for the unaudited results for the three months ended March 31, 2005 and March 31, 2004 as if the Transactions had occurred as of January 1 of each respective year. The pro forma information includes the actual results with adjustments for the pro forma effect of the change in interest expense related to the changes in capital structure resulting from the financings discussed in Note 9, purchase accounting adjustments resulting in changes to depreciation and amortization expenses, the revaluation of inventory to fair market value, and the reduction in pension and postretirement benefit expense resulting from the elimination of the unamortized actuarial losses and prior service costs and the unamortized transition obligation.

        The unaudited pro forma information is provided for illustrative purposes only. It does not purport to represent what the results of operations would have been had the Transactions occurred on the dates indicated above, nor does it purport to project the results of operations for any future period.

	Pro forma three months ended March 31,
	2005	2004
Net sales	$137,613	$137,642
Net loss	(17,471)	(16,563)

        The pro forma adjustments are primarily based on a preliminary assessment of the fair market value of assets acquired and liabilities assumed that was performed by an independent appraisal firm.

When the appraisals are finalized, the allocation of the excess of the consideration paid over the net book value of assets acquired and liabilities assumed will be revised as required. The table in Note 3 summarizes the total acquisition consideration and the estimated allocations paid to the assets acquired and liabilities assumed.

5.    Comprehensive (Loss) Income:

        The following table summarizes comprehensive (loss) income:

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Net (loss) income	$(31,458)	$(6,798)	$7,149
Gains in fair values of derivatives qualifying as hedges	6,497	785	2,266
Foreign currency translation losses, net of tax	(1,963)	(4,676)	(1,029)

Comprehensive (loss) income	$(26,924)	$(10,689)	$8,386

6.    Inventories:

        Inventories were classified and valued as follows:

	Successor	Predecessor
	March 31, 2005	December 31, 2004
By type:
Finished products and work in process	$67,615	$47,493
Raw materials and containers	16,904	15,433

	$84,519	$62,926

Valued at lower of cost or market:
LIFO basis	$46,420	$30,675
FIFO basis	4,990	5,218
Average cost basis	33,109	27,033

	$84,519	$62,926

7.    Property, Plant and Equipment:

        A summary of property, plant and equipment, at cost, related accumulated depreciation and depreciation expense is as follows:

	Successor	Predecessor
	March 31, 2005	December 31, 2004
Land	$55,227	$26,406
Buildings	79,817	122,216
Machinery and equipment	222,797	517,799
Construction in progress	11,771	10,911

	369,612	677,332
Less: accumulated depreciation	6,984	443,346

	$362,628	$233,986

        Depreciation expense was $6,984 for the seven weeks ended March 31, 2005, $4,290 for the six weeks ended February 11, 2005, and $8,812 for the three months ended March 31, 2004.

8.    Other Intangible Assets:

        Gross carrying amounts and accumulated amortization for intangible assets with estimable useful lives are as follows:

	Gross Amounts		Accumulated Amortization
	Successor	Predecessor	Successor	Predecessor
	March 31, 2005	December 31, 2004	March 31, 2005	December 31, 2004
Customer lists and rights to sell	$1,462	$2,631	$(74)	$(1,074)
Formulations and product technology	79,758	1,570	(907)	(722)
Non compete agreements	10,388	1,150	(457)	(750)
Raw material contracts	43,648	—	—	—
Railcar leases	509	—	(47)	—

Total	$135,765	$5,351	$(1,485)	$(2,546)

9.    Long-term Debt:

        The summary of long-term debt is as follows:

	Successor	Predecessor
	March 31, 2005	December 31, 2004
Senior notes, Series A and Series B	$—	$32,727
Senior notes, payable in annual installments through 2007 with interest at 7.84%	—	21,428
Revolving credit agreements	—	5,078
Adjustable Tender Industrial Refunding Revenue Bonds due 2015	—	9,600
7.5% Senior subordinated notes due 2013	275,000	—
Senior secured term loans with interest at 5.25% as of March 31, 2005	335,000	—
Other	1,227	2,231

	611,227	71,064
Less: current portion	(4,119)	(17,673)

	$607,108	$53,391

        In connection with the Transactions, substantially all existing debt as of February 11, 2005 was repaid in the amount of $120,849 including interest and make whole payments. Unamortized deferred financing costs of $1,090 were written off in the Successor's Statement of Operations in conjunction with the early debt repayment.

        On February 11, 2005, the Company issued $275,000 of 7.5% senior subordinated notes due 2013 in a Rule 144A private placement and received cash proceeds of $267,781 after deduction for underwriting fees and expenses. The notes are senior subordinated obligations of the Company and rank junior to all other senior indebtedness of the Company that does not contain similar subordination provisions. The indenture relating to the notes contains various limitations on the Company's ability to incur additional indebtedness, pay dividends, sell assets and create liens, among other things. Interest on the notes is payable on February 15 and August 15 of each year. No principal payments are required with respect to the notes prior to their final maturity date. The Company has agreed to file a registration statement with the Securities and Exchange Commission relating to an exchange offer to exchange the notes for registered notes having substantially identical terms.

        On February 11, 2005, the Company entered into a senior secured credit facility ("Senior Credit Facility") having a term loan in the amount of $335,000 with a maturity date of February 11, 2012, and received cash proceeds of approximately $324,950 after deducting underwriting fees and expenses. Interest on the term loan is variable and is equal to LIBOR plus a margin of 2.0%. The Senior Credit Facility requires minimum quarterly principal payments of $838 on the term loan, as well as prepayments from all "net proceeds" received and "excess cash flow," if applicable. In accordance with the Senior Credit Facility, net proceeds generally relate to proceeds received from the issuance or incurrence of certain indebtedness or proceeds received on the disposition of assets, adjusted for certain costs and expenses, and are payable promptly upon receipt subject, in the case of net proceeds from asset dispositions, to meeting the thresholds described below. Net proceeds prepayments in respect of asset dispositions are not payable unless they are in excess of certain minimum amounts, both on an individual basis for any given disposition and in the aggregate for dispositions that, individually, would not meet the threshold. Excess cash flow is to be calculated annually and is defined as EBITDA adjusted for various expenditures and/or proceeds commencing with the 2005 fiscal year. Prepayments with respect to excess cash flow, if any, are to be made on an annual basis, with the first payment due March 31, 2006. The detailed calculations supporting those two prepayments are defined in the credit agreement. The remaining principal balance of the term loan is due upon maturity.

        The Senior Credit Facility also provides for up to $100,000 in revolving credit borrowings. Borrowings under the revolver bear interest at a rate equal to the base or LIBOR rate elected by the Company at the time plus a margin which can range from 0.75% to 2.25%, based on the rate elected and the consolidated leverage ratio of the Company. In addition, there is an annual maintenance fee equal to 0.5% of the unused revolving credit borrowings available under the Senior Credit Facility. Revolving credit borrowings are payable at the option of the Company throughout the term of the Senior Credit Facility with the balance due February 11, 2011. There were no outstanding revolving credit borrowings under the Senior Credit Facility as of March 31, 2005.

10.    Income Taxes:

        The effective tax rate of 24.2% on the Company's consolidated pre-tax loss for the three months ended March 31, 2005 differs from the statutory tax rate of 35.0% principally due to non-deductible and partially deductible costs incurred related to the purchase of the Company and the limitation on the use of foreign tax credits to offset the U.S. tax on expected dividends from foreign affiliates.

        The Company has incurred significant expenses relating to the Transactions and increased interest expense from acquisition indebtedness in 2005. These expenses are projected to substantially reduce its domestic taxable income for the year. These expenses will also significantly limit the Company's ability to use foreign tax credits to offset U.S. tax on dividends from foreign affiliates, and may result in the Company's electing to deduct foreign income and withholding taxes rather than claim them as credits for U.S. tax purposes in 2005.

        The American Jobs Creation Act of 2004 (the "Act") was signed into law in October 2004. A provision of the Act allows U.S. companies to repatriate foreign earnings at a substantially reduced tax rate in 2005. The Company is currently evaluating to what extent it will use this provision with regard to the repatriation of foreign earnings in 2005, and has not yet completed its evaluation. A final determination on the extent of use of the repatriation provision is likely in the third quarter of 2005. At that time, the amount of funds to be repatriated and the financial statement impact should be finalized. The possible range of unremitted earnings that is being considered under the provision is $10,000 to $20,000. In addition to funds that may be repatriated in 2005 as part of the Act, management will consider other undistributed earnings in non-U.S. subsidiaries for repatriation that had previously been considered permanently reinvested by management of the Predecessor. The resulting taxes will be accounted for as deferred tax liabilities in purchase accounting. As the estimates are refined during the next two quarters, any adjustments will result in an increase or decrease to deferred tax liabilities with the offset to goodwill.

11.    Pension and Post Retirement Benefits:

        Net periodic pension expense is as follows:

	U.S. and Canada			Other
	Successor	Predecessor		Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Service cost—benefits earned during the year	$(494)	$(403)	$(743)	$(471)	$(408)	$(771)
Interest cost on projected benefit obligation	(1,034)	(890)	(1,756)	(172)	(154)	(284)
Expected return on plan assets	1,174	1,016	2,180	72	64	118
Net amortization	—	(333)	(675)	—	(64)	(134)

Net periodic expense	$(354)	$(610)	$(994)	$(571)	$(562)	$(1,071)

        Net periodic retiree health cost is as follows:

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Service cost—benefits earned during the year	$(93)	$(51)	$(104)
Interest cost on projected benefit obligation	(144)	(127)	(302)
Net amortization	—	(28)	(44)

Net periodic expense	$(237)	$(206)	$(450)

        The Company made contributions of $164 and $334 to the U.S. and Canadian pension plans and Other pension plans, respectively, for the three months ended March 31, 2005. For the retiree health plan, the Company contributed $14. In addition, the Company made contributions of approximately $350 to the 401(k) savings plan.

12.    Commitments and Contingencies:

        There is a risk of environmental impact in chemical manufacturing operations. Our environmental policies and practices are designed to ensure compliance with existing laws and regulations and to minimize the possibility of significant environmental impact.

        The Company is subject to various laws and regulations regarding emissions from its plant locations. These laws and regulations may limit the amount and types of emissions that can be released into the atmosphere. In 2003, following an incident at our Kansas City, Kansas plant in which an emission control device failed, we were issued a draft Consent Agreement from the Kansas Department of Health and Environment ("KDHE") for operating the plant without such emission control device in place. We currently are in discussions with KDHE regarding historical emissions compliance at this facility are awaiting a new draft of the proposed Consent Agreement for further discussion. Although the final Consent Agreement may impose a fine in excess of $100, the Company does not anticipate that the Consent Agreement will otherwise have a material impact on its business. The Company has a reserve in the amount of $250 to cover any fines or capital expenditures imposed or required under the Consent Agreement.

        The Company is subject to a cash deficiency agreement related to the $15,000 revolving credit agreement of one of its affiliates, in which it is a general partner. This agreement requires the Company to make certain contributions in order to ensure the affiliate's compliance with debt covenants. At March 31, 2005, the affiliate had no outstanding balance under their revolving credit agreement and was in compliance with all covenants.

        The Company and its subsidiaries have entered into various lease agreements for the rental of office and plant facilities and equipment, substantially all of which are classified as operating leases.

        The Company and the committee that administers the Profit Sharing Plan have been advised that certain transactions under the plan involving the Common stock, Series B, held by the plan may have violated certain guidelines which govern sales of securities to the Company. As a result, the Company has recorded a reserve for contingent liabilities of $319 as of March 31, 2005 for the excise tax and applicable interest which may be payable in connection with any such transactions. The Company and the committee are investigating these matters and are considering possible corrective or remedial action, which may require additional cash contributions to the plan and/or plan participants, and payments of penalty taxes under ERISA and the Internal Revenue Code. Based on the investigation to date, the Company is not able to determine whether any such additional liabilities that may be associated with any such corrective action exist. If a corrective or remedial action is required, the range of such additional liabilities is estimated to be between zero and $9,500. As a result of the uncertainty regarding the outcome of the possible corrective or remedial action no provision has been made in our financial statements with respect to this additional contingent liability. Because these estimates are based on the Company's ongoing investigation, there can be no assurance that actual costs will not materially differ from these estimates.

        The Company received a letter dated January 14, 2005 from King County, Washington and the King County International Airport (collectively, the "Airport") reporting that the Boeing Company ("Boeing") has alleged that paint and reflective glass beads used by the Airport in routine taxiway stripe repainting operations on December 2, 2004, on a particular taxiway at the airfield, did not bond or became loose and were ingested into the jet turbine engines of several of Boeing's new, ready-for-customer delivery, aircraft. The letter further states that Boeing claimed that as a result of the incident it had replaced engines on fourteen aircraft and there were many more pending. This matter is in a very preliminary stage. No litigation or discovery has commenced. However, there can be no assurance that we will not become obligated to contribute significant amounts toward the recovery of losses described in the airport's letter, or similar ones, or that the circumstances described therein would not be material to our financial position, results of operations or cash flows.

13.    Related Party Transactions:

        In connection with the Transactions, JP Morgan Partners, LLC ("JPMP") and the Company entered into a management agreement relating to the provision of certain financial and strategic advisory services and consulting services. The Company paid a one-time fee in the amount of $10,000 on February 11, 2005 for structuring the Transactions. In addition, the Company agreed to pay to the Sponsors an annual monitoring fee equal to $2,000 commencing in 2006. The management agreement will also provide for reimbursement of fees payable by Holdings for the maintenance of its corporate existence, corporate overhead expenses and for salaries and other compensation of certain employees who perform services for both Holdings and the Company.

14.    Business Segments:

        The Company's reportable segments are organized based on the operating divisions within the Company: Chemicals and Potters. Chemicals develops, manufactures and distributes silicate-based specialty chemicals to mainly large industrial and consumer product companies. Potters manufactures highly engineered solid and hollow glass spheres that are mainly sold to contractors, governmental agencies and manufacturing companies.

        The table below presents information about the reported segments:

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Net Sales:
Chemicals	$51,735	$47,519	$99,362
Potters	22,463	15,896	38,280

Total	$74,198	$63,415	$137,642

Adjusted EBITDA(1):
Chemical Groups	$14,602	10,440	$23,583
Potters	3,883	2,992	6,759

Segments Adjusted EBITDA	$18,485	$13,432	$30,342

(1)
Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") consists of EBITDA adjusted for items such as impairment charges, environmental and other expenses, purchase accounting impacts, severance and merger related costs. Management evaluates the performance of its segments and allocates resources based on several factors, of which the primary measure is Adjusted EBITDA. Adjusted EBITDA does not represent cash flow for periods presented and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a source of liquidity. Adjusted EBITDA as defined by the Company may not be comparable with EBITDA or Adjusted EBITDA as defined by other companies.

        A reconciliation from Segments Adjusted EBITDA to pre-tax income follows:

	Successor	Predecessor
	Seven weeks ended March 31, 2005	Six weeks ended February 11, 2005	Three months ended March 31, 2004
Segments Adjusted EBITDA	$18,485	$13,432	$30,342
Less:
Interest expense	6,441	771	1,634
Depreciation and amortization	8,390	4,436	9,057
Impairment/disposal of long-lived assets	(176)	—	700
Corporate expenses	3,337	3,228	7,292
Environmental and other	468	—	(104)
Write off of in-process R&D	3,338	—	—
Inventory step-up	15,199	—	259
Severance	3,887	5,604	700
Merger related costs	18,701	8,713	—
Minority interest	(72)	(59)	(105)

Income before taxes and minority interest	$(41,028)	$(9,261)	$10,909

15.    Subsequent Event:

        In May 2005, the management team of the Successor finalized plans regarding the planned reduction in force. The employees affected have been notified of their termination and the severance benefits for which they are entitled. The cost of this program is currently estimated at $3,950, most of which represents severance pay. See Note 3 to these financial statements for additional information.

16.    Guarantor and Nonguarantor Statements:

        In connection with the Transactions described in Note 1 and as a part of the related financings, the Company issued $275,000 of 7.5% senior subordinated notes due 2013 in a private placement pursuant to Rule 144A and Regulation S. The notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed on a full, unconditional, joint and several basis by the Company's wholly-owned domestic subsidiaries.

        The following consolidating financial information presents:

  •
  Consolidating balance sheets as of March 31, 2005 for the Successor and December 31, 2004 for the Predecessor and the related statements of operations and cash flows for the seven weeks ended March 31, 2005 for the Successor and the six weeks ended February 11, 2005 and the three months ended March 31, 2004 for the Predecessor.

  •
  Elimination entries necessary to consolidate the Predecessor and Successor, with their respective guarantor subsidiaries and nonguarantor subsidiaries. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

16.    Guarantor and Nonguarantor Statements:

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET—SUCCESSOR
March 31, 2005
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
ASSETS
Cash and cash equivalents	$9,142	$519	$11,651	$—	$21,312
Receivables, net	31,062	10,392	51,872	—	93,326
Intercompany receivable	—	152,132	—	(152,132)	—
Inventories	21,493	24,925	38,101	—	84,519
Prepaid and other current assets	15,915	78	9,018	—	25,011

Total current assets	77,612	188,046	110,642	(152,132)	224,168
Investments in subsidiaries	540,349	202,307	—	(742,656)	—
Investments in affiliated companies	70,011	2,973	—	—	72,984
Property, plant and equipment, net	134,967	38,553	189,108	—	362,628
Goodwill	36,985	84,463	43,383	—	164,831
Tradenames	20,700	32,600	—	—	53,300
Other intangible assets	93,555	30,500	10,225	—	134,280
Other long-term assets	33,233	421	12,911	—	46,565

Total assets	$1,007,412	$579,863	$366,269	$(894,788)	$1,058,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and current maturities of long-term debt	$3,350	$—	$769	$—	$4,119
Cash overdraft	2,271	475	—	—	2,746
Accounts payable	9,033	3,612	23,951	—	36,596
Intercompany payable	93,917	—	58,215	(152,132)	—
Accrued liabilities	23,803	3,024	14,559	—	41,386

Total current liabilities	132,374	7,111	97,494	(152,132)	84,847
Long-term debt	606,650	—	458	—	607,108
Deferrred income taxes	73,749	32,403	36,160	—	142,312
Other long-term liabilities	57,964	—	24,128	—	82,092
Minority interest in equity of subsidiaries	—	—	5,722	—	5,722
Commitments and contingencies
Stockholders' equity	136,675	540,349	202,307	(742,656)	136,675

Total liabilities and stockholders' equity	$1,007,412	$579,863	$366,269	$(894,788)	$1,058,756

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET—PREDECESSOR
December 31, 2004
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
ASSETS
Cash and cash equivalents	$2,035	$348	$10,426	$—	$12,809
Receivables, net	28,519	11,012	49,800	—	89,331
Intercompany receivable	—	150,732	—	(150,732)	—
Inventories	15,140	15,535	32,251	—	62,926
Prepaid and other current assets	8,345	152	7,421	—	15,918

Total current assets	54,039	177,779	99,898	(150,732)	180,984
Investments in subsidiaries	332,871	129,240	—	(462,111)	—
Investments in affiliated companies	20,765	4,090	2,450	—	27,305
Property, plant and equipment, net	100,822	21,854	111,310	—	233,986
Goodwill	6,344	7,000	15,649	—	28,993
Other intangible assets	857	400	1,548	—	2,805
Other long-term assets	15,312	425	19,703	—	35,440

Total assets	$531,010	$340,788	$250,558	$(612,843)	$509,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and current maturities of long-term debt	$11,234	$—	$6,439	$—	$17,673
Cash overdraft	3,675	978	—	—	4,653
Accounts payable	12,694	3,188	27,111	—	42,993
Intercompany payable	105,662	—	45,070	(150,732)	—
Accrued liabilities	27,984	3,327	17,644	—	48,955

Total current liabilities	161,249	7,493	96,264	(150,732)	114,274
Long-term debt	52,522	—	869	—	53,391
Deferred income taxes	2,870	424	1,817	—	5,111
Other long-term liabilities	34,077	—	18,331	—	52,408
Minority interest in equity of subsidiaries	—	—	4,038	—	4,038
Commitments and contingencies
Shares subject to mandatory redemption	6,361	—	—	—	6,361
Stockholders' equity	273,930	332,871	129,240	(462,111)	273,930

Total liabilities and stockholders' equity	$531,010	$340,788	$250,558	$(612,843)	$509,513

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS—SUCCESSOR
For the seven weeks ended March 31, 2005
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$28,805	$8,645	$36,748	$—	$74,198
Cost of goods sold	26,405	9,604	36,656	—	72,665

Gross profit	2,400	(959)	92	—	1,533
Selling, general and administative expenses	10,119	1,983	4,570	—	16,672
Other operating expense	16,148	350	132	—	16,630

Operating income	(23,867)	(3,292)	(4,610)	—	(31,769)
Equity in net (loss) income of affiliated companies	1,322	(3,289)	87	6,167	4,287
Interest expense, net	6,259	—	182	—	6,441
Other expense (income)	8,948	(2,576)	733	—	7,105

Income (loss) before taxes and minority interest	(37,752)	(4,005)	(5,438)	6,167	(41,028)
Provision (benefit) for income taxes	(6,294)	(1,120)	(2,228)	—	(9,642)
Minority interest	—	—	72	—	72

Net (loss) income	$(31,458)	$(2,885)	$(3,282)	$6,167	$(31,458)

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS—PREDECESSOR
For the six weeks ended February 11, 2005
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$24,506	$7,410	$31,499	$—	$63,415
Cost of goods sold	18,490	5,491	23,815	—	47,796

Gross profit	6,016	1,919	7,684	—	15,619
Selling, general and administative expenses	5,740	1,689	3,792	—	11,221
Other operating expense	12,142	12	113	—	12,267

Operating (loss) income	(11,866)	218	3,779	—	(7,869)
Equity in net income (loss) of affiliated companies	5,047	2,602	75	(7,989)	(265)
Interest expense, net	615	—	156	—	771
Other expense	3,051	(2,766)	71	—	356

Income (loss) before taxes and minority interest	(10,485)	5,586	3,627	(7,989)	(9,261)
Provision (benefit) for income taxes	(3,687)	204	961	—	(2,522)
Minority interest	—	—	59	—	59

Net (loss) income	$(6,798)	$5,382	$2,607	$(7,989)	$(6,798)

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS—PREDECESSOR
For the three months ended March 31, 2004
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Sales	$57,399	$16,713	$63,530	$—	$137,642
Cost of goods sold	43,410	12,694	47,018	—	103,122

Gross profit	13,989	4,019	16,512	—	34,520
Selling, general and administative expenses	10,900	3,501	8,107	—	22,508
Other operating expense	555	25	119	—	699

Operating income	2,534	493	8,286	—	11,313
Equity in net income of affiliated companies	7,832	5,402	125	(11,206)	2,153
Interest expense, net	1,554	7	73	—	1,634
Other expense (income)	397	(842)	1,368	—	923

Income before income taxes and minority interest	8,415	6,730	6,970	(11,206)	10,909
Provision for income taxes	1,266	833	1,556	—	3,655
Minority interest	—	—	105	—	105

Net income (loss)	$7,149	$5,897	$5,309	$(11,206)	$7,149

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS—SUCCESSOR
For the seven weeks ended March 31, 2005
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash (used) provided by operating activities	$(37,258)	$(3,442)	$7,690	$—	$(33,010)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,359)	(423)	(1,307)	—	(3,089)
Merger consideration	(626,000)	—	—	—	(626,000)
Merger costs	(6,485)	—	—	—	(6,485)

Net cash used for investing activities	(633,844)	(423)	(1,307)	—	(635,574)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	4,457	—	(6,347)	—	(1,890)
Issuance of long-term debt	335,000	—	—	—	335,000
Issuance of senior notes	275,000	—	—	—	275,000
Debt acquisition costs	(16,503)	—	—	—	(16,503)
Repayments of long-term debt	(114,524)	—	—	—	(114,524)
Equity contribution	163,600	—	—	—	163,600
Cash dividends	—	4,038	(4,038)	—	—

Net cash provided by (used in) financing activities	647,030	4,038	(10,385)	—	640,683
Effect of exchange rate changes on cash	—	—	456	—	456

Net change in cash and cash equivalents	(24,072)	173	(3,546)	—	(27,445)
Cash and cash equivalents at beginning of period	33,214	346	15,197	—	48,757

Cash and cash equivalents at end of period	$9,142	$519	$11,651	$—	$21,312

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS—PREDECESSOR
For the six weeks ended February 11, 2005
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash (used) provided by operating activities	$(13,627)	$71	$6,591	$—	$(6,965)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,165)	(73)	(1,120)	—	(2,358)

Net cash used for investing activities	(1,165)	(73)	(1,120)	—	(2,358)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	44,857	—	—	—	44,857
Proceeds from issuance of treasury stock	1,161	—	—	—	1,161
Purchase of stock	(47)	—	—	—	(47)

Net cash provided by (used in) financing activities	45,971	—	—	—	45,971
Effect of exchange rate changes on cash		—	(700)	—	(700)

Net change in cash and cash equivalents	31,179	(2)	4,771	—	35,948
Cash and cash equivalents at beginning of period	2,035	348	10,426	—	12,809

Cash and cash equivalents at end of period	$33,214	$346	$15,197	$—	$48,757

PQ CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS—PREDECESSOR
For the three months ended March 31, 2004
(in thousands)

	Parent company	Guarantor subsidiaries	Nonguarantor subsidiaries	Eliminations	Consolidated total
Net cash (used) provided by operating activities	$(2,379)	$(7,497)	$15,758	$—	$5,882

Cash flows from investing activities:
Proceeds from sale of capital assets	—	—	2	—	2
Purchases of property, plant and equipment	(1,494)	(752)	(2,057)	—	(4,303)

Net cash used for investing activities	(1,494)	(752)	(2,055)	—	(4,301)
Cash flows from financing activities:
Notes payable and cash overdrafts, net	(4,700)	—	(2,114)	—	(6,814)
Issuance of long-term debt	11,500	—	(4,700)	—	6,800
Repayments of long-term debt	—	—	(246)	—	(246)
Proceeds from issuance of treasury stock	54	—	—	—	54
Purchase of stock	(966)	—	—	—	(966)
Distributions to minority interest	—	—	(75)	—	(75)
Cash dividends	(2,718)	8,300	(8,300)	—	(2,718)

Net cash provided by (used in) financing activities	3,170	8,300	(15,435)	—	(3,965)
Effect of exchange rate changes on cash	—	—	(13)	—	(13)

Net change in cash and cash equivalents	(703)	51	(1,745)	—	(2,397)
Cash and cash equivalents at beginning of year	1,377	64	9,343	—	10,784

Cash and cash equivalents at end of year	$674	$115	$7,598	$—	$8,387

Until                             ,        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Alternative cover for market making prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2005

PRELIMINARY PROSPECTUS

$275,000,000

PQ Corporation

7 1/2% Senior Subordinated Notes due 2013

        We will pay interest on the notes on February 15 and August 15 of each year, commencing on August 15, 2005. The notes will mature on February 15, 2013.

        We may redeem some or all of the notes at any time on or after February 15, 2009 at the redemption prices set forth in this prospectus. We may redeem up to 35% of the aggregate principal amount of the notes on or prior to February 15, 2008 with the net proceeds from certain equity offerings. We may also redeem some or all of the notes at any time prior to February 15, 2009 at a redemption price equal to the make-whole amount set forth in this prospectus. In addition, if we undergo a change of control, we may be required to offer to repurchase the notes at the repurchase price set forth in this prospectus.

        The notes are our senior subordinated obligations and rank junior to all of our existing and future senior indebtedness. The notes are be guaranteed on a senior subordinated unsecured basis by our existing domestic subsidiaries.

        We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.

        Investing in the notes involves risks. See "Risk Factors" beginning on page 16.

        Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                .

Alternative cover for market making prospectus

  An active trading market may not develop for the notes.

        The notes will constitute new issues of securities for which there is no established trading market. We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that as of the date of this prospectus J.P. Morgan Securities Inc. intends to make a market in the notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market making activities with respect to the notes may be discontinued at any time without notice. In addition, such market making activity will be subject to limits imposed by the Securities Act and the Exchange Act. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, depend on our ability to maintain a current market making prospectus.

        In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the exchange notes.

Alternative cover for market making prospectus

USE OF PROCEEDS

        This prospectus is delivered in connection with the sale of the notes by J.P. Morgan Securities Inc. in market making transactions. We will not receive any of the proceeds from these transactions.

Alternative cover for market making prospectus

PLAN OF DISTRIBUTION

        This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the notes in market making transactions effected from time to time. J.P. Morgan Securities Inc. may act as a principal or agent in these transactions. These sales will be made at prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales. We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, and to contribute payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.

        J.P. Morgan Securities Inc. is an affiliate of JPMP, which owns approximately 95% of Holdings. Certain of the Company's directors are employed by JPMP. See "Management" and "Certain Relationships and Related Transactions" for a summary of certain relationships between PQ Corporation and J.P. Morgan Securities Inc. and its affiliates.

        We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to make a market in the notes following completion of the exchange offer. However, J.P. Morgan Securities Inc. is not obligated to do so and J.P. Morgan Securities Inc. may discontinue its market making activities at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk factors—An active trading market may not develop for the notes."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law ("PBCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any such officer or director is a party or is threatened to be made a party by reason of such person being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his/her conduct was unlawful.

        Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

        Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

        Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation's bylaws, advancement of expenses must be authorized by the board of directors.

        Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

        Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

        Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

        Article VIII of the PQ Corporation bylaws provides that no director of PQ Corporation will be personally liable for monetary damages, as such, for any action taken or any failure to take any action as a director except to the extent required by law.

        Article VIII of the PQ Corporation bylaws provides that each officer and director of PQ Corporation who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she serves as an officer or director is indemnified by PQ Corporation against expense (including attorney's fees), judgments, fines, penalties and amounts paid or to be paid in settlement reasonably incurred by such officer or director in connection with any such action, suit or proceeding.

        The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the PQ Corporation charter and bylaws.

Item 21.    Exhibits and Financial Data Schedules.

(A)
Exhibits

Number	Description
2.1	Agreement of and Plan of Merger among PQ Corporation, Niagara Acquisition, Inc. and Niagara Holdings, Inc., dated December 15, 2004.
3.1*	Amended and Restated Articles of Incorporation of PQ Corporation.
3.2	Certificate of Merger of PQ Corporation and Niagara Acquisition, Inc., filed February 11, 2005.
3.3	Articles of Merger of PQ Corporation and Niagara Acquisition, Inc., filed February 11, 2005.
3.4	By-laws of PQ Corporation.
4.1
Indenture with respect to the 7 1/2% Senior Subordinated Notes due 2013, among Niagara Acquisition, Inc. and Wells Fargo Bank, National Association, as trustee, and countersigned by PQ Corporation and the guarantors named therein, dated February 11, 2005.
4.2	Form of 7 1/2% Senior Subordinated Notes due 2013 (included in exhibit 4.1).

4.3
Registration Rights Agreement among Niagara Acquisition, Inc. and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, and countersigned by PQ Corporation and the guarantors named therein, dated February 11, 2005.
5.1*	Opinion of Latham & Watkins LLP regarding the validity of the 7 1/2% exchange notes due 2013.
5.2*	Opinion of Babst, Calland, Clements and Zomnir, P.C. regarding the validity of the 7 1/2% exchange notes due 2013.
10.1
Credit Agreement, dated as of February 11, 2005, among Niagara Holdings, Inc., Niagara Acquisition, Inc., the lenders party thereto, UBS AG, Stamford Branch, as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent, J.P. Morgan Securities Inc. and UBS Securities LLC, joint lead arrangers and as joint bookrunners, and Credit Suisse First Boston, acting through its Cayman Islands Branch and General Electric Capital Corporation, as co-documentation agents.
10.2
Guarantee and Collateral Agreement, dated and effective as of February 11, 2005, by and between Niagara Holdings Inc., Niagara Acquisition Inc., each Subsidiary of Holdings identified therein and UBS AG, Stamford Branch, as administrative agent.
10.3	Stockholders Agreement, dated as of February 11, 2005, by and between Niagara Holdings, Inc. and the investors defined therein.
10.4	Employment Agreement, dated as of August 15, 2000, by and between PQ Corporation, Potters Industries, Inc. and Michael R. Imbriani.
10.5	Amendment to Employment Agreement by and between PQ Corporation, Potters Industries, Inc. and Michael R. Imbriani, dated as of January 27, 2003.
10.6	Employment Agreement, dated as of November 18, 2004, by and between PQ Corporation and Erwin Goede.
10.7	Tax Sharing Agreement, dated as of February 11, 2005, by and between Niagara Holdings, Inc. and PQ Corporation.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2*	Consent of Babst, Calland, Clements and Zomnir, P.C. (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included in the signature pages to this Registration Statement).
25.1	Statement of Eligibility of Trustee with respect to the Indenture with respect to the 7 1/2% Senior Subordinated Notes due 2013.
99.1	Form of Letter of Transmittal with respect to the outstanding 7 1/2% notes and 7 1/2% exchange notes.
99.2	Form of Notice of Guaranteed Delivery with respect to the outstanding 7 1/2% notes and 7 1/2% exchange notes.
99.3	Form of Letter to Registered Holders and DTC Participants.

99.4	Form of Letter to Beneficial Holders regarding the offer to exchange the outstanding 7 1/2 notes.

*
To be filed by amendment.

(B)
Financial Statement Schedules

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22.    Undertakings

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        The undersigned registrants hereby undertake that every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ Corporation
By:	/s/ MICHAEL R. BOYCE Michael R. Boyce Chief Executive Officer

        The undersigned directors and officers of PQ Corporation hereby constitute and appoint Michael R. Boyce and James P. Cox and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ MICHAEL R. BOYCE Michael R. Boyce	Chief Executive Officer, Chairman of the Board and Director (principal executive officer)
/s/ JAMES P. COX James P. Cox	Chief Financial Officer (principal financial and accounting officer)
/s/ RICHARD A. AUBE Richard A. Aube	Director
/s/ ARNOLD L. CHAVKIN Arnold L. Chavkin	Director
/s/ STEPHEN V. MCKENNA Stephen V. McKenna	Director
/s/ TIMOTHY J. WALSH Timothy J. Walsh	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Commercial Research Associates, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

Commercial Research Associates, Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of Commercial Research Associates, Inc. hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Delpen Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

Delpen Corporation
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of Delpen Corporation hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Philadelphia Quartz Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

Philadelphia Quartz Company
By:	/s/ MICHAEL R. BOYCE Michael R. Boyce President

        The undersigned directors and officers of Philadelphia Quartz Company hereby constitute and appoint Michael R. Boyce and James P. Cox and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ MICHAEL R. BOYCE Michael R. Boyce	President (principal executive officer)
/s/ JAMES P. COX James P. Cox	Treasurer and Director (principal financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Potters Industries Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

Potters Industries Inc.
By:	/s/ SCOTT RANDOLPH Scott Randolph President and Director

        The undersigned directors and officers of Potters Industries Inc. hereby constitute and appoint Scott Randolph and Michael R. Boyce and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ MICHAEL R. BOYCE Michael R. Boyce	Chairman of the Board and Director
/s/ SCOTT RANDOLPH Scott Randolph	President and Director (principal executive officer)
/s/ JAMES P. COX James P. Cox	Treasurer, Chief Financial Officer and Director (principal financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Asia Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ Asia Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of PQ Asia Inc. hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Export Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ Export Company
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of PQ Export Company hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Holding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ Holding, Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of PQ Holding, Inc. hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ International, Inc.
By:	/s/ MICHAEL R. IMBRIANI Michael R. Imbriani President

        The undersigned directors and officers of PQ International, Inc. hereby constitute and appoint Michael R. Imbriani and James P. Cox and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ MICHAEL R. IMBRIANI Michael R. Imbriani	President (principal executive officer)
/s/ JAMES P. COX James P. Cox	Treasurer and Director (principal financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Systems Incorporated has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on June 10, 2005.

PQ Systems Incorporated
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        The undersigned directors and officers of PQ Systems Incorporated hereby constitute and appoint James P. Cox and William J. Sichko, Jr. and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2005.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	Vice President, Secretary and Director

EXHIBIT INDEX

Number	Description
2.1	Agreement of and Plan of Merger among PQ Corporation, Niagara Acquisition, Inc. and Niagara Holdings, Inc., dated December 15, 2004.
3.1*	Amended and Restated Articles of Incorporation of PQ Corporation.
3.2	Certificate of Merger of PQ Corporation and Niagara Acquisition, Inc., filed February 11, 2005.
3.3	Articles of Merger of PQ Corporation and Niagara Acquisition, Inc., filed February 11, 2005.
3.4	By-laws of PQ Corporation.
4.1
Indenture with respect to the 7 1/2% Senior Subordinated Notes due 2013, among Niagara Acquisition, Inc. and Wells Fargo Bank, National Association, as trustee, and countersigned by PQ Corporation and the guarantors named therein, dated February 11, 2005.
4.2	Form of 7 1/2% Senior Subordinated Notes due 2013 (included in exhibit 4.1).
4.3
Registration Rights Agreement among Niagara Acquisition, Inc. and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, and countersigned by PQ Corporation and the guarantors named therein, dated February 11, 2005.
5.1*	Opinion of Latham & Watkins LLP regarding the validity of the 7 1/2% exchange notes due 2013.
5.2*	Opinion of Babst, Calland, Clements and Zomnir, P.C. regarding the validity of the 7 1/2% exchange notes due 2013.
10.1
Credit Agreement, dated as of February 11, 2005, among Niagara Holdings, Inc., Niagara Acquisition, Inc., the lenders party thereto, UBS AG, Stamford Branch, as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent, J.P. Morgan Securities Inc. and UBS Securities LLC, joint lead arrangers and as joint bookrunners, and Credit Suisse First Boston, acting through its Cayman Islands Branch and General Electric Capital Corporation, as co-documentation agents.
10.2
Guarantee and Collateral Agreement, dated and effective as of February 11, 2005, by and between Niagara Holdings Inc., Niagara Acquisition Inc., each Subsidiary of Holdings identified therein and UBS AG, Stamford Branch, as administrative agent.
10.3	Stockholders Agreement, dated as of February 11, 2005, by and between Niagara Holdings, Inc. and the investors defined therein.
10.4	Employment Agreement, dated as of August 15, 2000, by and between PQ Corporation, Potters Industries, Inc. and Michael R. Imbriani.
10.5	Amendment to Employment Agreement by and between PQ Corporation, Potters Industries, Inc. and Michael R. Imbriani, dated as of January 27, 2003.
10.6	Employment Agreement, dated as of November 18, 2004, by and between PQ Corporation and Erwin Goede.
10.7	Tax Sharing Agreement, dated as of February 11, 2005, by and between Niagara Holdings, Inc. and PQ Corporation.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Babst, Calland, Clements and Zomnir, P.C. (included in Exhibit 5.2).
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included in the signature pages to this Registration Statement).
25.1	Statement of Eligibility of Trustee with respect to the Indenture with respect to the 7 1/2% Senior Subordinated Notes due 2013.
99.1	Form of Letter of Transmittal with respect to the outstanding 7 1/2% notes and 7 1/2% exchange notes.
99.2	Form of Notice of Guaranteed Delivery with respect to the outstanding 7 1/2% notes and 7 1/2% exchange notes.
99.3	Form of Letter to Registered Holders and DTC Participants.
99.4	Form of Letter to Beneficial Holders regarding the offer to exchange the outstanding 7 1/2% notes.

* To be filed by amendment.

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EXPLANATORY NOTE

PROSPECTUS SUMMARY
Our Company
Our Business Strengths
Our Business Strategy
Recent Developments
Our Sponsor
Additional Information
The Exchange Offer
The Offering
Terms of the Exchange Notes
Risk Factors
Summary Historical and Pro Forma Financial Information
RISK FACTORS
FORWARD-LOOKING STATEMENTS
MARKET SHARE AND INDUSTRY DATA
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
PQ Corporation and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004 (in thousands)
PQ Corporation and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2005 (in thousands)
PQ Corporation and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations (in thousands)
SELECTED HISTORICAL FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
Summary Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE EXCHANGE NOTES
BOOK-ENTRY; DELIVERY AND FORM
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS TABLE OF CONTENTS
Report of Independent Registered Public Accounting Firm
PQ CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS December 31, 2004 and 2003 (in thousands, except share amounts)
PQ CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME for the years ended December 31, 2004, 2003 and 2002 (in thousands)
PQ CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY December 31, 2004, 2003 and 2002 (in thousands)
PQ CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS for the years ended December 31, 2004, 2003 and 2002 (in thousands)
PQ CORPORATION & SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (in thousands, except share amounts)
PQ CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
PQ CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands) (unaudited)
PQ CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
PQ CORPORATION & SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (in thousands) (unaudited)
USE OF PROCEEDS
PLAN OF DISTRIBUTION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX